      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 2000



                                                      REGISTRATION NO. 333-34842

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.
                             (ISSUER OF THE NOTES)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            532420                           42-1502818
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------
                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.
                         625 FIRST STREET SE, SUITE 701
                             CEDAR RAPIDS, IA 52401
                                 (319) 365-8449
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                   COPIES TO:

                WALTER BEGLEY, ESQ.                                  PAUL MURPHY, ESQ.
                CHAPMAN AND CUTLER                                MOORE & VAN ALLEN, PLLC
                  111 WEST MONROE                                 100 NORTH TRYON STREET
           CHICAGO, ILLINOIS 60603-4080                       CHARLOTTE, NORTH CAROLINA 28202
                  (312) 845-3904                                      (704) 331-3510

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED TRANSFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE           AMOUNT TO BE        AGGREGATE PRICE      AGGREGATE OFFERING        AMOUNT OF
            REGISTERED                  REGISTERED(1)          PER UNIT(2)             PRICE(2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Class A-1 Receivable-Backed
  Notes............................      $ 72,516,252              100%              $ 72,516,252            $19,144
Class A-2 Receivable-Backed
  Notes............................      $ 62,104,904              100%              $ 62,104,904            $16,396
Class A-3 Receivable-Backed
  Notes............................      $ 23,243,941              100%              $ 23,243,941            $ 6,136
Class A-4 Receivable-Backed
  Notes............................      $ 44,187,700              100%              $ 44,187,700            $11,666
Class B Receivable-Backed Notes....      $ 13,316,841              100%              $ 13,316,841            $ 3,516
                                     --------------------                        --------------------  --------------------
          TOTAL....................      $215,369,638              100%              $215,369,638            $56,858
                                     ====================                        ====================  ====================
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) The amount of Notes being registered represents the maximum aggregate principal amount of Notes currently expected to be offered for sale.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a). $1,320 of the registration fee was paid upon the initial filing.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 2, 2000


PRELIMINARY PROSPECTUS

                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.
                                   AS ISSUER
                     RECEIVABLE-BACKED NOTES, SERIES 2000-1

                       GREATAMERICA LEASING CORPORATION,
                           AS ORIGINATOR AND SERVICER


                                  $213,731,230


                                 (APPROXIMATE)

     We are offering the following five classes of Receivable-Backed Notes, Series 2000-1:


           INITIAL AGGREGATE             FIRST     STATED    PRICE TO   UNDERWRITING   UNDERWRITING   NET PROCEEDS
CLASS OF   PRINCIPAL AMOUNT    COUPON   PAYMENT   MATURITY    PUBLIC      DISCOUNT      COMMISSION    TO THE ISSUER
 NOTES       (APPROXIMATE)      RATE     DATE       DATE     PER NOTE     PER NOTE       PER NOTE       PER NOTE
--------   -----------------   ------   -------   --------   --------   ------------   ------------   -------------
  A-1         $71,964,591          %    6/20/00   06/20/01        %            %              %
  A-2         $61,632,446          %    6/20/00   12/20/02        %            %              %
  A-3         $23,067,114          %    6/20/00   06/20/03        %            %              %
  A-4         $43,851,545          %    6/20/00   03/20/05        %            %              %
   B          $13,215,534          %    6/20/00   11/20/05        %            %              %


     The total price to the public is $          . The total underwriting
discount is $          . The total proceeds to the issuer is $          .


     The issuer intends to issue approximately $13,816,240 of   % Class C
Receivable-Backed Notes and approximately $6,727,908 of   % Class D
Receivable-Backed Notes from time to time in privately negotiated transactions. This prospectus does not cover such Class C and Class D Notes and such notes are not being offered hereby.


           YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER
                 "RISK FACTORS" ON PAGE 12 OF THIS PROSPECTUS.


     The notes are not obligations of and will not represent interests in, and are not guaranteed or insured by, the indenture trustee, GreatAmerica Leasing Corporation or any of their respective affiliates, or any governmental agency.

     This offering is being underwritten by First Union Securities, Inc. on a firm commitment basis, which means that it must purchase all of the notes if any are purchased. The underwriter's purchase of the notes is subject to a number of conditions. The notes will not be listed on any securities exchange, and there can be no assurance that the notes will be sold or that there will be a secondary market for the notes.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          FIRST UNION SECURITIES, INC.


                 The date of this prospectus is June   , 2000.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS................................................     iv
SUMMARY.....................................................      1
RISK FACTORS................................................     12
  The Absence of Existing Markets for the Notes May Limit
     Your Ability to Resell the Notes.......................     12
  Prepayments in Full on the Contracts May Cause an Earlier
     Repayment of the Notes than You Expect and You May Not
     Be Able To Find Investments with the Same Yield as the
     Notes at the Time of the Repayment.....................     12
  The Price at Which You Can Resell Your Notes May Decrease
     If the Ratings of Your Notes Change....................     12
  The Subordination of the Class A-2 Notes, Class A-3 Notes,
     Class A-4 Notes, Class B Notes, Class C Notes and Class
     D Notes is a Limited Form of Credit Enhancement........     12
  Limited Assets Secure the Notes; Noteholders Will Have No
     Recourse to the Originator, Servicer, the Indenture
     Trustee or their Affiliates in the Event Delinquencies
     and Losses Deplete the Pledged Assets..................     13
  Because Disproportionate Amounts of Contracts Relate to
     Five States, Adverse Conditions in Those States and
     Surrounding Regions May Cause Increased Defaults and
     Delinquencies..........................................     13
  Because Disproportionate Amounts of Contracts Relate to
     Equipment Used in Particular Industries, Adverse
     Economic Conditions in Those Industries May Cause
     Increased Defaults and Delinquencies...................     13
  Nonappropriation Risk Associated with Governmental
     Obligors May Cause Increased Defaults..................     14
  Technological Obsolescence of Copiers May Reduce Value of
     Contracts..............................................     14
  Even If We Repossess and Sell the Equipment Relating to a
     Contract After an Obligor Defaults, Shortfalls in
     Amounts Available To Pay the Notes May Occur if the
     Market Value of the Equipment Has Declined.............     14
  Security Interests in Most Equipment Are Not Perfected and
     Other Creditors May Have Rights to the Equipment.......     14
  Servicer's Retention of Contract Files May Hinder Our
     Ability to Realize the Value of Equipment Securing the
     Contracts..............................................     15
  Repurchase Obligation of Issuer and Originator Provides
     You Only Limited Protection Against Liens on the
     Contracts..............................................     15
  If a Bankruptcy Court Rules That the Transfer of Contracts
     from the Originator to the Issuer Was Not a True Sale
     then Payments on the Contracts Could Be Reduced or
     Delayed................................................     15
  Substantive Consolidation of GreatAmerica Leasing
     Corporation and the Issuer May Result in Losses on Your
     Investment.............................................     16
  Limited Commingling of Pledged Assets by GreatAmerica
     Leasing Corporation May Result in Reduced or Delayed
     Payments to You........................................     16
  Insolvency of the Issuer Could Delay or Reduce Payments to
     You....................................................     17
  Proceeds From Required Sale of the Contracts Following
     Issuer Bankruptcy May Not Be Sufficient to Repay the
     Notes in Full..........................................     17
  Risk Relating to Insolvency of a Vendor...................     17
  Obligor Bankruptcy May Reduce or Delay Collections on the
     Contracts..............................................     17
  Transfer of Servicing May Delay Payments to Noteholders
     Due to Contract Processing Delays......................     18
  Risks Relating to Substitute Contracts....................     18
  Risks Relating to Reliance on Residual Receipts...........     18
  Article 2A of the Uniform Commercial Code May Diminish
     Recoveries.............................................     19
  Liquidity and Capital Resourses...........................     19
  Book-Entry Registration Will Result in Your Inability to
     Exercise Directly Your Rights as a Noteholder..........     19
USE OF PROCEEDS.............................................     20
CALCULATION OF DISCOUNTED CONTRACT BALANCE..................     20
COMPOSITION OF THE CONTRACTS................................     20
  Distribution of the Contracts by Payment Frequency as of
     May 1, 2000............................................     22
  Distribution of the Contracts by Jurisdictions in Which
     Obligors Are Located as of May 1, 2000.................     22

                                                                PAGE
                                                                ----
  Distribution of the Contracts by Obligor Industry as of
     May 1, 2000............................................     24
  Distribution of the Contracts by Obligor Industry as of
     May 1, 2000 based upon 71.37% of the Contracts for
     which SIC Numbers are Available........................     24
  Distribution of the Contracts by Equipment Type as of May
     1, 2000................................................     25
  Distribution of the Contracts by Current Discounted
     Contract Balance as of May 1, 2000.....................     25
  Distribution of the Contracts by Original Contract Term as
     of May 1, 2000.........................................     26
  Distribution of the Contracts by Remaining Contract Term
     as of May 1, 2000......................................     26
  Distribution of the Contracts by Purchase Option as of May
     1, 2000................................................     26
DELINQUENCY AND LOSS INFORMATION............................     26
  Management's Discussion and Analysis of Financial
     Condition..............................................     28
DEFINITION OF DELINQUENCY FOR THE CONTRACTS TRANSFERRED TO
  THE ISSUER................................................     29
THE CONTRACTS...............................................     29
  Leases....................................................     29
  Secured Promissory Notes, Software Only Agreements and
     Purchase Orders........................................     30
  Equipment.................................................     31
  Contract Files............................................     31
  How Collections on the Contracts are Treated..............     31
PREPAYMENT AND YIELD CONSIDERATIONS.........................     31
  Statistical Modeling Assumptions..........................     32
WEIGHTED AVERAGE LIFE.......................................     38
GREATAMERICA LEASING CORPORATION............................     41
  History of GreatAmerica Leasing Corporation...............     41
  Management................................................     41
  Business Strategy.........................................     42
  Sales and Marketing Strategy..............................     42
  Geographic Markets........................................     43
  Efficient Delivery System.................................     43
  Credit Underwriting Policies and Procedures...............     43
     Bulk Purchases.........................................     46
  Collection Procedures.....................................     46
  Residual Values...........................................     46
  Legal Proceedings.........................................     46
THE ISSUER..................................................     47
  Other Information.........................................     47
DESCRIPTION OF THE NOTES AND INDENTURE......................     48
  General...................................................     48
  Interest and Principal....................................     48
  Amounts Available for Payments on the Notes...............     49
  Allocations...............................................     50
     Prior to an Event of Default...........................     50
     Following an Event of Default..........................     52
  Reserve Fund..............................................     57
  Residual Account..........................................     57
  Collection Account, Payahead Account and Collection
     Period.................................................     59
  Eligible Depository Institution or Trust Company..........     59
  Eligible Investments......................................     59
  Events of Default.........................................     60
  Remedies After Events of Default..........................     62
  The Indenture Trustee.....................................     62
  Governing Law.............................................     63
  Amendments................................................     63

                                                                PAGE
                                                                ----
  Servicing Compensation and Payment of Expenses............     63
  Optional Redemption.......................................     64
  Mandatory Redemption......................................     64
  Reports...................................................     65
  List of Noteholders.......................................     66
  Book-Entry Registration...................................     66
  Issuance of Certificated Notes at a Later Date............     69
THE TRANSFER AND SERVICING AGREEMENT........................     70
  Conveyance of the Contracts...............................     70
  Representations and Warranties; Definition of Eligible
     Contracts..............................................     70
  Remedies for Breaches of Representations and Warranties...     75
  Concentration Amounts; Definition of Excess Contract......     75
  Material Modifications to Contracts.......................     76
  Substitute Contracts......................................     77
  Definition of Defaulted Contracts.........................     77
  Indemnification...........................................     77
  Servicing Standard and Servicer Advances..................     78
  Servicer Resignation......................................     78
  Servicer Default..........................................     79
  Evidence as to Compliance.................................     80
  Amendments................................................     80
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS..................     82
  General...................................................     82
  Classification of the Notes and the Issuer................     82
  General Tax Treatment of Noteholders......................     83
     United States Holders..................................     83
     Payments of Interest...................................     83
     Discount and Premium...................................     83
     Sale and Retirement of the Notes.......................     84
     Backup Withholding and Information Reporting...........     84
     United States Alien Holders............................     84
     Backup Withholding and Information Reporting...........     85
STATE AND LOCAL TAX CONSIDERATIONS..........................     86
  Iowa Tax Considerations...................................     86
  Other States..............................................     86
LEGAL INVESTMENT............................................     86
ERISA CONSIDERATIONS........................................     86
  Prohibited Transactions...................................     86
PLAN OF DISTRIBUTION........................................     88
  General...................................................     88
RATING OF THE NOTES.........................................     89
LEGAL MATTERS...............................................     90
EXPERTS.....................................................     90
INDEX OF TERMS..............................................     91
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................    F-1
BALANCE SHEET...............................................    F-2

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     Within the period during which there is an obligation to deliver a prospectus, the underwriter will, at your request, promptly deliver to you, or cause to be delivered to you, without charge, a paper copy of this prospectus.

     No dealer, salesman or other person is authorized to give any information or to make any representation not contained in this prospectus. If anyone makes such a representation to you, you should not rely on it.

     This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the notes offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the notes to any person in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation to such person.

                                    SUMMARY

     The following is only a summary of the terms of the notes. It does not contain all the information that may be important to you. You should read this entire prospectus. In addition, you may wish to read the documents governing the transfer of the contracts and the originator's interest in the equipment, the formation of the issuer and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.


     There are material risks associated with an investment in the notes. See "Risk Factors" on page 12 for a discussion of factors you should consider before making an investment in the notes.


OBJECTIVE.....................    The issuer will issue notes to investors. The
                                  notes will be secured by commercial finance contracts acquired by the issuer from the originator.


THE ORIGINATOR................    The contracts were originated by GreatAmerica
                                  Leasing Corporation either directly from end-users of financed equipment or indirectly from vendors, that is manufacturers or dealers in the financed equipment who assign their contracts with end-users to GreatAmerica
                                  Leasing Corporation. GreatAmerica Leasing
                                  Corporation's principal executive offices are located at 625 First Street SE, Suite 800,
                                  Cedar Rapids, IA 52401, telephone (319)
                                  365-8000.


THE ISSUER....................    GreatAmerica Leasing Receivables 2000-1,
                                  L.L.C., a limited liability company organized under the laws of the State of Delaware. The activities of the issuer will be limited by the terms of its limited liability company agreement to acquiring, holding and managing the contracts and the equipment, issuing and making payments on the notes and other activities related thereto. The issuer's principal executive offices are located at 625
                                  First Street SE, Suite 701, Cedar Rapids, IA
                                  52401, telephone (319) 365-8449.

THE SERVICER..................    GreatAmerica Leasing Corporation


THE INDENTURE TRUSTEE.........    The Chase Manhattan Bank, a New York state
                                  banking corporation.


THE PLEDGED ASSETS
  A. THE CONTRACTS............    The pledged assets will primarily consist of
                                  the contracts and the issuer's interest in the equipment. The contracts consist of primarily true leases and finance leases. The contracts financed equipment purchased for commercial purposes. The equipment is typically business equipment. It is used in industries and businesses such as the services industry, manufacturing business, finance business and the retail trade industry, among others.

                                  In the case of true leases, the obligor
                                  acquires the use of the equipment for a
                                  portion of the useful life of the equipment and the lessor retains the residual interest in the equipment. The term of a true lease is generally shorter than the expected useful life of the equipment; therefore, the scheduled payments are not structured to cover the equipment cost for the lessor.

                                  In the case of finance leases, the contracts provide for a series of scheduled payment installments calculated to amortize fully the total amount the originator paid to acquire the equipment. The remaining contract balance of a contract is the sum of the total scheduled remaining amounts payable to the originator by an obligor under a contract.


                                  As of May 1, 2000, approximately 1.61% by aggregate discounted contract balance of the contracts had skip payment schedules or balloon payments. Skip payment contracts are obligations of obligors who have seasonal downtimes typically arising from weather conditions or industry characteristics. During such downtimes, the contract payment schedules may omit required payments for generally up to three months per year. The scheduled payments are at higher amounts to assure that the contract does not extend beyond a term appropriate for the creditworthiness of the obligor and to meet the originator's yield requirements. Balloon contracts provide for a series of scheduled payments over the term of the contract and a larger amount, generally up to 10% of the original equipment cost, at the end of the contract. The monthly payment includes the amount necessary to amortize the non-balloon payment portion of the contracts over the term of the contract plus interest on the balloon portion of the contract.


                                  On the closing date, GreatAmerica Leasing
                                  Corporation will transfer the contracts and the related equipment (to the extent it has rights in the equipment), including security interests in the related equipment, to the issuer. The issuer will then pledge the contracts and the related equipment (to the extent it has rights in the equipment) to the indenture trustee on the same date. A portion of the contracts securing your notes were originated by GreatAmerica Leasing Corporation and were previously transferred by GreatAmerica Leasing Corporation to GreatAmerica Leasing Receivables 1997-A Corporation for inclusion in a securitization established in May, 1997. A portion of such contracts were then transferred in May, 1998 to GreatAmerica Leasing Receivables 1998-A Corporation for inclusion in a securitization established in May, 1998. Additional contracts originated by GreatAmerica Leasing Corporation were transferred to GreatAmerica Leasing Receivables 1998-A Corporation from June, 1998 through and including May, 2000. All of the contracts transferred to the issuer that were held by GreatAmerica Leasing Receivables 1998-A Corporation have been transferred to GreatAmerica Leasing Corporation pursuant to the terms of a transfer agreement prior to that transfer to the issuer. The remaining portion of the contracts securing your notes were originated by GreatAmerica Leasing Corporation and selected on a random basis from GreatAmerica's current portfolio of contracts. All of the contracts transferred to the issuer meet the eligibility criteria specified in the transfer and servicing agreement. No adverse selection procedure was used in selecting the contracts for transfer to the issuer.


                                  Frequently, information about the contracts is expressed in terms of the discounted contract balance. The discounted contract balance of a contract is the present value of scheduled payments to be paid on the contract calculated
                                  at a discount rate of      %. For
                                  more specific description of how the
                                  discounted contract balance is calculated see "Calculation of Discounted Contract Balance". Where noted in this prospectus, we used a statistical discount rate of 8.464% to calculate the discounted contract balances of the contracts. The statistical discount rate is based on an average of estimated interest rates of the notes weighted by the estimated initial average life and initial principal amounts of the notes.



                                  As of May 1, 2000, approximately 0.06% of the discounted balance of the contracts have obligors on the contracts that are located outside of the United States and its territories of Puerto Rico and the U.S. Virgin Islands. As of May 1, 2000, contracts of any single obligor or commonly controlled group of obligors do not constitute more than approximately 0.24% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts, and no more than approximately 9.58% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts relates to obligors located in the same state.



                                  As of May 1, 2000, no contract has any
                                  scheduled payments that are more than 60 days delinquent. A contract is considered delinquent if anything less than 90% of each full payment is received by its contractual due date.


                                  See "The Transfer and Servicing
                                  Agreement -- Representations and Warranties;
                                  Definition of Eligible Contracts," "The
                                  Contracts," and "Composition of the
                                  Contracts".


                                  As of May 1, 2000, the contracts had the following characteristics:



                                             Number of contracts.....................           31,859
                                             Aggregate discounted contract balance...  $240,282,440.61
                                             Average discounted contract balance.....        $7,542.06
                                             Weighted average original term..........     49.84 months
                                             Range...................................      6-87 months
                                             Weighted average remaining term.........     37.66 months
                                             Range...................................      2-80 months



                                  Changes in characteristics of the contracts between May 1, 2000 and the closing date will not have an aggregate effect that will change the aggregate discounted contract balance of the contracts by greater than 5.00%.


                                  For further information regarding the
                                  contracts, see "Composition of the Contracts" and "The Contracts", as well as "The Transfer and Servicing Agreement -- Representations and Warranties; Definition of Eligible Contracts" and "-- Concentration Amounts; Definition of Excess Contract".

                                  The issuer may replace a contract, subject to certain limitations described in "The Transfer and Servicing Agreement -- Substitute Contracts," that is part of the pledged assets with a substitute contract or contracts:

                                  - if the issuer subsequently determines that a
                                    contract was not eligible at the time of its pledge to the indenture trustee;

                                  - if the terms of such contract are to be
                                    subsequently amended in a manner not
                                    permitted by the transfer and servicing
                                    agreement;

                                  - if such contract is subject to a casualty
                                    loss;

                                  - if the issuer did not remove and replace
                                    that contract, the obligor or equipment
                                    concentrations of contracts would exceed the limits described in "The Transfer and Servicing Agreement -- Concentration Amounts; Definition of Excess Contract";

                                  - if such contract is prepaid; or

                                  - if such contract becomes a defaulted
                                    contract.

                                  See "The Transfer and Servicing
                                  Agreement -- Substitute Contracts". The
                                  substitute contracts will have been originated under the same credit criteria and policies as the contracts they replace.

  B. COLLECTION ACCOUNT.......    On the closing date, the issuer will establish
                                  a collection account with a bank in the name of the indenture trustee. Collections of payments due on the contracts pledged to the indenture trustee will be deposited into the collection account for payment of the principal and interest due on the notes. On the closing date, the issuer will also establish a sub-account of the collection account, referred to as the "payahead account." All early payments, other than prepayments in full, by or on behalf of obligors that do not constitute scheduled payments due in the current collection period will be deposited in the payahead account.
                                  Such amounts will be released from the
                                  payahead account for the payment of the
                                  principal and interest due on the notes at the time such payaheads fall due.


  C. RESERVE FUND.............    On the closing date, the issuer will establish
                                  a reserve fund with a bank in the name of the indenture trustee. This fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payment on the notes. The initial balance of the reserve fund will be approximately
                                  $2,402,824.41, which will equal 1.00% of the initial aggregate discounted contract balance.
                                  Additional deposits may be required to be made in subsequent months out of available collections on the contracts to this fund to maintain the reserve fund at an amount equal to 1.00% of the initial aggregate discounted contract balance. If, on any payment date, the amounts available for distribution exceed the amounts needed to pay amounts owed to the servicer and to the indenture trustee and to pay interest and principal on the notes, the excess will be deposited into this fund.
                                  However, the amount deposited in the reserve fund shall not exceed the amount required above. Investment earnings on amounts held in the reserve fund will be available for distribution to you as available collections.


                                  If on any payment date, collections on the contracts and amounts, if any, on deposit in the residual account are less than the amount needed to pay interest on or principal of the notes then due, the indenture trustee will withdraw funds from the reserve fund to pay the interest and principal due.

                                  The conditions under which the indenture trustee will withdraw amounts from the reserve fund are more specifically described in the "Description of the Notes and
                                  Indenture -- Allocations" and "-- Reserve
                                  Fund".

  D. RESIDUAL RECEIPTS AND
     RESIDUAL ACCOUNT.........    Proceeds may be realized from the sale of the
                                  issuer's interest in the equipment following the termination of a contract or from periodic payments made for the continued use of the equipment after the termination date of a contract. These proceeds, known as residual receipts, will be deposited into the collection account and included as available amounts.

                                  If a residual event occurs and is continuing, the residual receipts not paid to the servicer or the indenture trustee or distributed to you or used to fund the reserve fund will be deposited into the residual account.

                                  On the closing day, the issuer will establish the residual account with a bank in the name of the indenture trustee. Deposits to the residual account will not be made unless a residual event has occurred and is continuing. If a residual event occurs and is continuing, deposits to the residual account will be made only after payments with a higher priority in the flow of funds are made.

                                  During the continuation of a residual event, amounts that otherwise would be released to the issuer will be retained in the residual account for application on future payment dates.

                                  Once the residual event ends, amounts on deposit in the residual account will be deposited into the collection account. If those amounts are not used on that payment date, they will be released to the issuer.

                                  The conditions under which a residual event may occur are more specifically described in "Description of the Notes and
                                  Indenture -- Residual Account".


  E. NOTE DISTRIBUTION
     ACCOUNT..................    On the closing date, the issuer will establish
                                  a note distribution account with a bank in the name of the indenture trustee. On or before each payment date, all amounts required to be disbursed by the indenture trustee with respect to the preceding collection period will be transferred to the note distribution account. Such amounts will be disbursed by the indenture trustee to pay the amounts due to the noteholders.


TERMS OF THE NOTES............    The basic terms of the notes will be as
                                  described below. See "Description of the Notes and Indenture". In addition to the Class A
                                  Notes and the Class B Notes offered by the prospectus, the issuer is issuing Class C
                                  Notes and Class D Notes that are not being offered by this prospectus. Information regarding the Class C Notes and Class D Notes is included in this document to help you better understand the terms of the Class A
                                  Notes and the

                                  Class B Notes. We will pay principal and interest due on the notes using:

                                  - collections of payments due under the
                                    contracts pledged to the indenture trustee;

                                  - residual receipts;

                                  - earnings on amounts held in the collection
                                    account;

                                  - earnings (if any) on amounts held in the
                                    reserve fund, the residual account and the payahead account;

                                  - amounts received upon the prepayment in full
                                    or purchase of contracts or liquidation of the contracts;

                                  - amounts received upon the disposition of the
                                    related equipment upon defaults under
                                    contracts, less liquidation expenses needed to reimburse the servicer;

                                  - amounts received from vendor recourse, if
                                    any;

                                  - amounts in the reserve fund more
                                    specifically described in "Description of the Notes and Indenture -- Reserve Fund";

                                  - amounts in the residual account more
                                    specifically described in "Description of the Notes and Indenture -- Residual Account"; and

                                  - amounts in the payahead account more
                                    specifically described in "Description of the Notes and Indenture -- Collection Account, Payahead Account and Collection Period".

                                  See "Description of the Notes and
                                  Indenture -- Amounts Available for Payments on the Notes".

                                  You may purchase the notes in minimum
                                  denominations of $1,000 and in integral
                                  multiples of $1,000 in excess of the minimum denominations; provided, however, that one note of each class will be available for purchase in an incremental denomination of less than $1,000. We will offer the notes only in book-entry form.

  A. EVENTS OF DEFAULT........    Events of default with respect to the notes
                                  include:

                                  - failure to pay accrued interest on any
                                    payment date;

                                  - failure to pay outstanding principal on the
                                    maturity date;

                                  - breach of representations and warranties
                                    with respect to the contracts that is
                                    materially incorrect and that has a material adverse effect on the noteholders and continues unremedied for a period of sixty days; and

                                  - the occurrence of insolvency events with
                                    respect to the issuer.

                                  See "Description of the Notes and
                                  Indenture -- Events of Default".

  B. INTEREST.................    On a payment date occurring before an event of
                                  default, we will first repay any outstanding servicer advances. Second, we will pay the servicer's monthly servicing fee (which includes therein fees due to the indenture trustee). Third, we will pay expenses, indem-nity payments and other amounts payable to the indenture trustee. Fourth, we will pay interest on the notes at the rates specified on the cover of this prospectus in the following order:

                                                                        NOTES RECEIVING INTEREST PAYMENT
                                                  CLASS OF NOTES            PRIOR TO SPECIFIED CLASS
                                                  --------------       ----------------------------------
                                             A-1, A-2, A-3, A-4......  None
                                             B.......................  Class A-1 Notes, Class A-2 Notes,
                                                                       Class A-3 Notes, Class A-4 Notes
                                             C.......................  Class A-1 Notes, Class A-2 Notes,
                                                                       Class A-3 Notes, Class A-4 Notes,
                                                                       Class B Notes
                                             D.......................  Class A-1 Notes, Class A-2 Notes,
                                                                       Class A-3 Notes, Class A-4 Notes,
                                                                       Class B Notes, Class C Notes

                                  See "Description of the Notes and
                                  Indenture -- Allocations".

                                  We will calculate interest on the Class A-1
                                  Notes on the basis of actual days elapsed over a year of 360 days. We will calculate interest on all other notes on the basis of a year of 360 days consisting of twelve 30-day months.

  C. PRINCIPAL................    On a payment date, after we pay interest on
                                  the notes, we will pay principal on the notes in the following order:

                                                                       NOTES RECEIVING PRINCIPAL PAYMENT PRIOR TO
                                                  CLASS OF NOTES                    SPECIFIED CLASS
                                                  --------------       ------------------------------------------
                                             A-1.....................  None
                                             A-2.....................  Class A-l Notes
                                                                       Class B Notes, Class C Notes and Class D
                                                                       Notes will receive principal payments
                                                                       prior to Class A-2 Notes on any payment
                                                                       date on which the outstanding principal
                                                                       amount of the Class A-1 Notes is greater
                                                                       than $0.
                                             A-3.....................  Class A-1 Notes, Class A-2 Notes
                                                                       Class B Notes, Class C Notes and Class D
                                                                       Notes will receive principal payments
                                                                       prior to Class A-3 Notes on any payment
                                                                       date on which the outstanding principal
                                                                       amount of the Class A-2 Notes is greater
                                                                       than $0.
                                             A-4.....................  Class A-1 Notes, Class A-2 Notes, Class
                                                                       A-3 Notes
                                                                       Class B Notes, Class C Notes and Class D
                                                                       Notes will receive principal payments
                                                                       prior to Class A-4 Notes on any payment
                                                                       date on which the outstanding principal
                                                                       amount of the Class A-3 Notes is greater
                                                                       than $0.
                                             B.......................  Class A-1 Notes

                                                                       NOTES RECEIVING PRINCIPAL PAYMENT PRIOR TO
                                                  CLASS OF NOTES                    SPECIFIED CLASS
                                                  --------------       ------------------------------------------
                                                                       Class A-2 Notes will receive principal
                                                                       payments prior to Class B Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes is reduced to $0.
                                                                       Class A-3 Notes will receive principal
                                                                       payments prior to Class B Notes after the
                                                                       outstanding principal amount of the Class
                                                                       A-1 Notes and Class A-2 Notes is reduced
                                                                       to $0.
                                                                       Class A-4 Notes will receive principal
                                                                       payments prior to Class B Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes, Class A-2 Notes and Class
                                                                       A-3 Notes is reduced to $0.
                                             C.......................  Class A-l Notes, Class B Notes
                                                                       Class A-2 Notes will receive principal
                                                                       payments prior to Class C Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes is reduced to $0.
                                                                       Class A-3 Notes will receive principal
                                                                       payments prior to Class C Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes and Class A-2 Notes is
                                                                       reduced to $0.
                                                                       Class A-4 Notes will receive principal
                                                                       payments prior to Class C Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes, Class A-2 Notes and Class
                                                                       A-3 Notes is reduced to $0.
                                             D.......................  Class A-l Notes, Class B Notes, Class C
                                                                       Notes
                                                                       Class A-2 Notes will receive principal
                                                                       payments prior to Class D Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes is reduced to $0.
                                                                       Class A-3 Notes will receive principal
                                                                       payments prior to Class D Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes and Class A-2 Notes is
                                                                       reduced to $0.
                                                                       Class A-4 Notes will receive principal
                                                                       payments prior to Class D Notes only after
                                                                       the outstanding principal amount of the
                                                                       Class A-1 Notes, Class A-2 Notes and Class
                                                                       A-3 Notes is reduced to $0.

                                  See "Description of the Notes and
                                  Indenture -- Allocations".

                                  Following an event of default, we will not make principal payments in the order described above. Instead, we will pay principal on the notes in the following order:


                                  - outstanding principal of Class A-1 Notes



                                  - pro rata, to the outstanding principal of
                                    Class A-2 Notes, Class A-3 Notes and Class
                                    A-4 Notes


                                  - outstanding principal of Class B Notes

                                  - outstanding principal of Class C Notes

                                  - outstanding principal of Class D Notes

                                  See "Description of the Notes and
                                  Indenture -- Allocations" and "-- Events of
                                  Default".


  D. PAYMENT DATES............    You will receive distributions of interest and
                                  principal on the 20th day of each month, or if that day is not a business day, the next business day. A business day means any day which is neither a Saturday or a Sunday, nor another day on which banking institutions in the city of Cedar Rapids, Iowa or New York,
                                  New York are authorized or obligated by law, executive order, or governmental decree to be closed.



  E. DETERMINATION DATE.......    The "determination date" with respect to each
                                  payment date will be the third business day preceding the payment date or, if such date is not a business day, the business day preceding such day. The indenture trustee will calculate the amounts to be paid on the notes on this date.


  F. STATED MATURITY DATE.....    The notes will mature on the date shown on the
                                  cover of this prospectus, except that if the day is not a business day, then the maturity date will be the next business day.


  G. OPTIONAL REDEMPTION......    If the aggregate discounted contract balance
                                  of the contracts at any time is less than or equal to 15% of the initial aggregate discounted contract balance of the contracts as of May 1, 2000, the issuer may redeem all, but not less than all, of the outstanding notes at the issuer's option. If the issuer does redeem all of the outstanding notes, the redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest through the date of redemption and the amount of any servicing advances made and not reimbursed.



  H. MANDATORY REDEMPTION.....    If on any payment date, the aggregate amounts
                                  on deposit in the collection account, the reserve fund, the payahead account and the residual account are greater than or equal to the sum of (i) the entire outstanding note principal balance, (ii) the interest accrued thereon, (iii) any accrued and unpaid servicing fee (including therein fees and expenses owed to the indenture trustee) and other amounts owed the indenture trustee and
                                  (iv) unreimbursed servicer advances, the amounts on deposit in the payahead account, the reserve fund and the residual account will be deposited in the collection account and used to redeem the notes in full. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest through the date of redemption.

SERVICING; SERVICING FEE......    The servicer will be responsible for
                                  servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts. See
                                  "The Transfer and Servicing
                                  Agreement -- Servicing Standard and Servicer
                                  Advances".

                                  The servicer will be entitled to receive a monthly fee equal to the product of:

                                  (1) one-twelfth of 0.75% and

                                  (2) the aggregate discounted contract balance
                                      of the contracts pledged to the indenture trustee as of the beginning of the related collection period.

                                  The fee is payable out of amounts we receive on the contracts. Fees payable to the indenture trustee are included in such fee.

                                  See "Description of the Notes and
                                  Indenture -- Servicing Compensation and
                                  Payment of Expenses" and "The Transfer and
                                  Servicing Agreement".

MATERIAL FEDERAL INCOME   TAX
  CONSIDERATIONS..............    In the opinion of Chapman and Cutler, federal
                                  tax counsel to the issuer, for federal income tax purposes, the notes will be characterized as debt, and the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation.
                                  You, by accepting a note, agree to treat the note as indebtedness. See "Material Federal
                                  Income Tax Considerations".

LEGAL INVESTMENT..............    The Class A-1 notes will be eligible
                                  securities for purchase by money market funds under rule 2a-7 of the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS..........    Subject to the considerations discussed under
                                  "ERISA Considerations", the notes will be eligible for purchase by some employee benefit plans. Any benefit plan fiduciary considering purchase of the notes should, however, consult with its counsel regarding the consequences of its purchase under ERISA and the Internal
                                  Revenue Code. See "ERISA Considerations".

RATING........................    We will not issue the notes unless they
                                  receive ratings from the following rating agencies as set forth below:

                                                                      STANDARD &
                                                                        POOR'S                  FITCH
                                             CLASS OF NOTE           RATINGS GROUP           IBCA, INC.
                                             -------------           -------------           ----------
                                             A-1                         A-1+                  F1+/AAA
                                             A-2                          AAA                    AAA
                                             A-3                          AAA                    AAA
                                             A-4                          AAA                    AAA
                                             B                            AA                     AA

                                  In addition, Standard & Poor's Ratings Group and Fitch IBCA, Inc. will rate the Class C Notes and the Class D Notes that are not offered by this prospectus. The Class C Notes will be rated "A" by

                                 Standard & Poor's Ratings Group and "A" by
                                 Fitch IBCA, Inc. The Class D Notes will be rated "BBB" by both Standard & Poor's Ratings Group and Fitch IBCA, Inc.

                                 A rating is not a recommendation to purchase, hold or sell notes because a rating does not address market price or suitability for a particular investor. A rating may be subject to revision or withdrawal at any time by the assigning rating agency. See "Rating of the Notes".

                                  RISK FACTORS

     You should carefully consider the following risk factors before you invest in the notes.

THE ABSENCE OF EXISTING MARKETS FOR THE NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES

     There is currently no public market for the notes and we cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriter may assist in resales of the notes but it is not obligated to do so. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue.

PREPAYMENTS IN FULL ON THE CONTRACTS MAY CAUSE AN EARLIER REPAYMENT OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT

     Under certain conditions, GreatAmerica Leasing Corporation, as servicer, may consent to the prepayment in full of a contract. Prepayments in full may cause us to pay principal on the notes sooner than you expected. Similarly, upon the occurrence of an event of default, you may also receive principal on the notes sooner than you expected. See "Description of the Notes and Indenture -- Events of Default" and "Prepayment and Yield Considerations". You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes. The rate of early terminations of contracts due to prepayments, including defaults, is influenced by various factors including:

     - changes in customer requirements;

     - the level of interest rates;

     - the level of casualty losses; and

     - the overall economic environment.

     We cannot assure you that prepayments on the contracts securing your notes will conform to any historical experience. We cannot predict the actual rate of prepayments that will be experienced on the contracts.

THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES CHANGE

     Standard & Poor's Ratings Group and Fitch IBCA, Inc. are the rating agencies rating the notes. At any time, a rating may be lowered or withdrawn entirely by a rating agency rating the notes. In the event that the rating initially assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see "Rating of the Notes."

THE SUBORDINATION OF THE CLASS A-2 NOTES, CLASS A-3 NOTES, CLASS A-4 NOTES, CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES IS A LIMITED FORM OF CREDIT ENHANCEMENT


     We will pay interest and principal on some classes of notes prior to paying interest and principal, respectively, on other classes of notes. See "Description of the Notes and Indenture -- Allocations". The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the notes which receive payments prior to those subordinated classes.


     The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes, the overcollateralization and the reserve fund and the funds in the residual account, if any, if delinquencies and defaults on the contracts increase and if the collections on the contracts and amounts in the reserve fund and the funds in the residual account, if any, are insufficient to pay even the more senior classes of notes.

LIMITED ASSETS SECURE THE NOTES; NOTEHOLDERS WILL HAVE NO RECOURSE TO THE ORIGINATOR, SERVICER, THE INDENTURE TRUSTEE OR THEIR AFFILIATES IN THE EVENT DELINQUENCIES AND LOSSES DEPLETE THE PLEDGED ASSETS

     The issuer is a limited purpose company with limited assets. Moreover, you have no recourse to the general credit of the servicer, originator, the issuer, the indenture trustee or their affiliates. Therefore, you must rely solely upon the contracts, the issuer's rights in the equipment and amounts held in the reserve fund for payment of principal and interest on the notes. If payments on the contracts are delinquent or are insufficient to make payments on the notes, no assets other than the reserve fund and funds, if any, on deposit in the residual account and payahead account will be available to make payments on the notes. Similarly, in the event that contracts become defaulted contracts, the proceeds from the sale of the equipment securing the contracts may be insufficient to make payments on the notes. There can be no assurance that the delinquency and loss experience of the contracts will be comparable to the information set forth in "Delinquency and Loss Information".

BECAUSE DISPROPORTIONATE AMOUNTS OF CONTRACTS RELATE TO FIVE STATES, ADVERSE CONDITIONS IN THOSE STATES AND SURROUNDING REGIONS MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES


     If adverse economic conditions were particularly severe in the geographic regions in which there are substantial concentrations of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts securing your notes may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of May 1, 2000, approximately 9.58% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts securing your notes related to obligors located in Florida, 9.27% to obligors in California, 7.79% to obligors in New York, 6.78% to obligors in Texas and 6.77% to obligors in Illinois. No other state accounts for more than 4.00% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts.



     The contracts in these five states represent in the aggregate approximately 40.19% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts securing your notes.


BECAUSE DISPROPORTIONATE AMOUNTS OF CONTRACTS RELATE TO EQUIPMENT USED IN PARTICULAR INDUSTRIES, ADVERSE ECONOMIC CONDITIONS IN THOSE INDUSTRIES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES


     The percentages below are only known for 71.37% of the aggregate discounted contract balance of the contracts, because the classification by standard industrial classification code is incomplete in the lease file. The originator has no reason to believe that the concentrations for the remainder of the contracts materially varies, and will represent to the issuer and the indenture trustee that the concentrations overall by industries do not materially vary from the figures listed below. If, however, the concentrations are greater than listed below, a downturn in one of those industries could increase delinquencies and defaults on the related contracts at a higher rate than you anticipated. In such an event, distributions to you could be delayed or reduced.



     If the industries in which there are a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the contracts securing your notes may differ from what you may have expected. This could result in delays or reduced payments to you. As of May 1, 2000, contracts constituting approximately 43.96% (calculated using the statistical discount rate) of the aggregate discounted contract balance of 71.37% of the contracts securing your notes relate to equipment used in the services industry, 14.20% relate to the manufacturing business, 10.80% relate to the retail trade industry, 10.35% relate to the finance business and 8.19% relate to the trade industry. A decline in demand for goods and services in the services industry, the manufacturing business, the finance business or the retail trade industry may consequently increase delinquencies and defaults in the related contracts. No other industry accounts for more than 5.00% (calculated using the statistical discount rate) of the aggregate discounted contract balance of 71.37% of the contracts securing your notes. Please see "Composition of the Contracts -- Distribution of the Contracts by Obligor Industry as of May 1, 2000."

NONAPPROPRIATION RISK ASSOCIATED WITH GOVERNMENTAL OBLIGORS MAY CAUSE INCREASED DEFAULTS


     Contracts with governmental obligors represent 3.18% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts securing your notes as of May 1, 2000. In general, governmental obligors rely on appropriated funds being available each year to make scheduled payments on lease agreements and similar contracts. If the governmental obligors on the contracts securing your notes do not have sufficient funds appropriated to them for any fiscal year for such governmental obligors to make the required payments under such contracts, the overall amount of collections on the contracts securing your notes may differ from what you may have expected, and you may experience reductions in payments you expected to receive.


TECHNOLOGICAL OBSOLESCENCE OF COPIERS MAY REDUCE VALUE OF CONTRACTS


     If technological advances relating to copiers causes the leased copiers to become obsolete, the value of these copiers will decrease. This will reduce the amount recoverable should the servicer sell the copiers following a default on the related contracts. Contracts relating to copiers represent 45.10% (calculated using the statistical discount rate) of the aggregate discounted contract balance of the contracts securing your notes as of May 1, 2000. As such, you may not recoup the full amount due to you if payments on the notes become dependent upon the proceeds from the sale of copiers should they become obsolete.


EVEN IF WE REPOSSESS AND SELL THE EQUIPMENT RELATING TO A CONTRACT AFTER AN OBLIGOR DEFAULTS, SHORTFALLS IN AMOUNTS AVAILABLE TO PAY THE NOTES MAY OCCUR IF THE MARKET VALUE OF THE EQUIPMENT HAS DECLINED

     If a pledged contract becomes a defaulted contract, the only sources of payment for amounts expected to be paid on that contract will be the income and proceeds from the sale of any related repossessed equipment and a deficiency judgment, if any, against the obligor under the defaulted contract as well as, to the extent available, vendor recourse. See "The Transfer and Servicing Agreement -- Definition of Defaulted Contracts". Because the market value of the equipment may decline faster than the discounted contract balance, the servicer may not recover the entire amount due on the contract, might not receive any recoveries on the equipment, and the obligor may be unable to pay any deficiency judgment. In addition, state laws may limit or delay recoveries on the contracts. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments. If we must rely on repossession and disposition of equipment to cover losses, we may not be able to realize the full amount due. The reserve fund and the residual account are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than we currently anticipate.

SECURITY INTERESTS IN MOST EQUIPMENT ARE NOT PERFECTED AND OTHER CREDITORS MAY HAVE RIGHTS TO THE EQUIPMENT


     The obligors' obligations to make payment on the contracts are secured by a security interest in the related equipment. The security interests are not perfected unless a Uniform Commercial Code financing statement has been filed in the appropriate filing office. The originator has not filed and does not expect to file Uniform Commercial Code financing statements to perfect its security interest in equipment that originally cost $25,000 or less or where the related obligor was rated (1) Baa or better by Moody's Investors Service, (2) BBB or better by Standard & Poor's Ratings Group or (3) 3A2 or better by Dun & Bradstreet. Financing statements have been filed for equipment that originally cost more than $25,000 and where the related obligor was or is rated lower than
(1) Baa or better by Moody's Investors Service, (2) BBB or better by Standard & Poor's Ratings Group or (3) 3A2 or better by Dun & Bradstreet. Equipment that originally cost more than $25,000 represents approximately 41.29% (calculated using the statistical discount rate) of the aggregate discounted contact balance. As a result, the security interest in equipment that represents more than 58.71% (calculated using the statistical discount rate) of the discounted contact balance has not and will not be perfected in favor of the originator, the issuer or the indenture trustee.


     Another party (such as a creditor of an obligor) may acquire rights in some of the equipment superior to those of the originator, the issuer and the indenture trustee. The lack of a perfected security interest in the equipment may result in claims against the obligors being unsecured and may adversely affect the ability of the servicer to realize on the equipment, which may cause you to experience delays in payments and losses on your investment.

SERVICER'S RETENTION OF CONTRACT FILES MAY HINDER OUR ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS


     To facilitate servicing and reduce administrative costs, the servicer will retain possession of the documents evidencing the pledged contracts. Because the documents evidencing the contracts will remain in the servicer's possession, if a subsequent purchaser of the contracts were able to take physical possession of the related documents without knowledge of their prior assignment to the indenture trustee, that purchaser could have a security interest in the contracts senior to the indenture trustee's security interest. The physical possession of the documents by such a subsequent purchaser could limit the indenture trustee's ability to enforce and receive payments on the contracts. In the event that we must rely upon repossession and sale of the related equipment securing defaulted contracts to recover payments due on the defaulted contracts, our ability to realize upon the equipment may be limited due to the existence of a third party's senior security interest in those contracts. In any such event, distributions to you could be delayed or reduced. The contracts will be stamped or otherwise marked to indicate the transfer to the issuer and the subsequent pledge to the indenture trustee, which could limit the ability of a subsequent purchaser of the contracts to assert that it had taken possession of the documents without knowledge of their prior assignment, in which case the indenture trustee's security interest should be prior to any security interest of a subsequent purchaser.


REPURCHASE OBLIGATION OF ISSUER AND ORIGINATOR PROVIDES YOU ONLY LIMITED PROTECTION AGAINST LIENS ON THE CONTRACTS

     Federal or state law may grant liens on a contract and/or the related equipment that have priority over the indenture trustee's interest. An example of a lien arising under federal or state law is a tax or other government lien on property of the originator or the issuer arising prior to the time a contract is pledged to the indenture trustee. The tax lien may have priority over the interest of the indenture trustee in the contract. To the extent a lien having priority over the indenture trustee's lien exists with respect to a contract and/or the related equipment, the indenture trustee's interest in the asset will be subordinate to such lien. In the event the creditor associated with such lien exercises its remedies on its security interest it is unlikely that, after the senior creditor is repaid, sufficient cash proceeds from the contract and related equipment will be available to pay the discounted contract balance to the indenture trustee.

     Under the transfer and servicing agreement, the originator will warrant to the indenture trustee that the contracts and the originator's interest in the equipment transferred thereunder will be transferred free and clear of the lien of any third party. The originator and the issuer also will jointly and severally warrant to the indenture trustee that they will not sell, pledge, assign, transfer or grant any lien on the contracts or the originator's interest in the equipment. In the event that such warranties are not true with respect to any contract or the originator's interest in the equipment, the issuer and the originator are required under the transfer and servicing agreement to repurchase the contract. There can be no assurance that the issuer or originator will be able to repurchase a contract at the time that the indenture trustee requests it.

IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM THE ORIGINATOR TO THE ISSUER WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED

     If the originator became a debtor in a bankruptcy case and creditors of the originator, or the originator acting as a debtor-in-possession, or a bankruptcy trustee, were to assert that the transfer of the contracts and the originator's interest in the equipment from the originator to the issuer was ineffective to remove such contracts from the originator's estate, the distribution of proceeds of the contracts and the originator's interest in the equipment to the issuer might be subject to the automatic stay provisions of the federal bankruptcy code. This would delay the distribution of those proceeds for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditor or originator, reductions in payments under the contracts to the indenture trustee could occur. In either case, distributions to you then could be delayed or reduced. In addition, if the transfer of the contracts and the originator's interest in the equipment were not deemed a sale, a bankruptcy trustee would have the power to sell the contracts and the originator's interest in the equipment if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator to the issuer. In such a case, the bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator were to file for reorganization under Chapter 11 of the federal bankruptcy code. In the transfer and servicing agreement, the originator will warrant to the issuer, for the benefit of the indenture trustee, that the conveyance of the contracts and the originator's interests in the equipment to the issuer is a valid sale and transfer of the contracts and the originator's interests in the equipment to the issuer. In addition, the originator and the issuer have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts and the originator's interest in the equipment to the issuer. The originator will take all actions that are required under applicable law to perfect the issuer's ownership interest in the contracts and the interest in the equipment sold by the originator.


     If the transfer of the contracts and the originator's interest in the equipment from the originator to the issuer were not found to be an absolute assignment, any contracts considered to be "true" leases under the applicable insolvency laws and any other contracts considered to be executory under such insolvency laws, could be rejected by the trustee in bankruptcy or by the originator as debtor-in-possession, which would result in the termination of scheduled payments under any such contracts and reductions in distributions to you, and you could incur a loss on your investment as a result. To reduce the likelihood of such rejection, the issuer will file Uniform Commercial Code financing statements perfecting a security interest for the benefit of the issuer in the originator's interests in the equipment, and assignments of such perfected security interest to the indenture trustee, against the originator in those states where equipment subject to contracts constituting at least 70% (calculated using the statistical discount rate) of the initial aggregate discounted contract balance and at least 70% (calculated using the statistical discount rate) of the aggregate book value of the equipment, as of the date of origination of the related contract, is located. Even if such contracts were not so rejected in the event of an insolvency of the originator, the indenture trustee could experience a delay in or reduction of collections on all the contracts, and you could incur a loss on your investment as a result.


     A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code. Although the contracts constitute chattel paper or general intangibles rather than accounts under the Uniform Commercial Code, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the Uniform Commercial Code. If the originator were to become a debtor in bankruptcy and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the indenture trustee could experience a delay in or reduction of collections on the contracts, and you could incur a loss on your investment as a result.

SUBSTANTIVE CONSOLIDATION OF GREATAMERICA LEASING CORPORATION AND THE ISSUER MAY RESULT IN LOSSES ON YOUR INVESTMENT

     The issuer has taken and will take steps to ensure that a voluntary or involuntary petition for relief by or against GreatAmerica Leasing Corporation under the federal bankruptcy code will not result in the substantive consolidation of the assets and liabilities of the issuer with those of GreatAmerica Leasing Corporation. Nevertheless, it is possible that, in the event of a bankruptcy of GreatAmerica Leasing Corporation, a court would order the issuer's assets and liabilities to be substantively consolidated with those of GreatAmerica Leasing Corporation. An order to substantively consolidate could adversely affect the issuer's ability to receive payments on the contracts, and you could therefore incur a loss on your investment.

LIMITED COMMINGLING OF PLEDGED ASSETS BY GREATAMERICA LEASING CORPORATION MAY RESULT IN REDUCED OR DELAYED PAYMENTS TO YOU

     While GreatAmerica Leasing Corporation is the servicer, a limited portion of the collections will be held by GreatAmerica Leasing Corporation and will be commingled and used for its benefit until those collections are required to be deposited into the collection account. GreatAmerica Leasing Corporation will receive cash if (i) an obligor does not return an invoice with its payment, (ii) a buy-out of the contract is made, (iii) an obligor has more than one invoice and only a portion of the equipment that it leases has been transferred to the issuer or (iv) a check is sent directly to the offices of GreatAmerica Leasing Corporation. If the servicer were unable to remit such collections, or if the servicer became insolvent, the indenture trustee may not have a perfected ownership or security interest in these types of collections. As a result, you could incur a loss on your investment.

INSOLVENCY OF THE ISSUER COULD DELAY OR REDUCE PAYMENTS TO YOU

     The issuer will warrant that the security interest in the contracts and the equipment granted by the issuer to the indenture trustee is a valid and duly perfected security interest. The issuer will also agree to take all actions that are required under applicable law to perfect the indenture trustee's interests in the contracts and the equipment to the extent specified in "The Transfer and Servicing Agreement -- Conveyance of the Contracts." The originator believes that the issuer will be considered bankruptcy remote from the originator. If the issuer were to become insolvent under any insolvency law, delays in the amount of distributions to you would likely occur, amounts distributed to you may be reduced and you could incur a loss on your investment as a result.

PROCEEDS FROM REQUIRED SALE OF THE CONTRACTS FOLLOWING ISSUER BANKRUPTCY MAY NOT BE SUFFICIENT TO REPAY THE NOTES IN FULL

     If the issuer is bankrupt or insolvent, then an event of default would occur with respect to the notes. Under the indenture and the transfer and servicing agreement, and assuming the issuer was not then a debtor in a bankruptcy case, the indenture trustee would be required to sell the interests in the contracts and the equipment. If the sum of the proceeds of the sale of the contracts and the equipment and the proceeds of any collections on the contracts and the equipment is insufficient to pay you in full, then you may suffer losses on your investment in the notes.

RISK RELATING TO INSOLVENCY OF A VENDOR

     A portion of the contracts the originator has acquired and will transfer to the issuer were acquired by the originator from certain vendors pursuant to separate vendor agreements. Each such vendor agreement provides for the purchase by the originator of contracts that were originated by the applicable vendor and a very limited number of such vendor agreements also provide that the originator has recourse to the related vendor for a portion of the losses the originator may incur as a result of a default under the contracts that are the subject of the related vendor agreements. The originator's rights under the vendor agreements as they relate to the contracts will be assigned to the issuer. In the event of a vendor's bankruptcy, a bankruptcy trustee, a creditor of the vendor or the vendor as debtor-in-possession might attempt to characterize the sale to the originator and the subsequent assignment to the issuer as a fraudulent transfer or as a secured loan to the vendor from the originator and the issuer secured by the contracts sold thereunder. If such an attempt is successful, then delay in payments under such contracts to the issuer could occur or, should the court rule in favor of the bankruptcy trustee, creditor or vendor, reductions in the amount of payments could result.

OBLIGOR BANKRUPTCY MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS

     Bankruptcy and insolvency laws could affect your interests in contracts with bankrupt obligors if those laws result in any of the contracts being written off as uncollectible or result in delay in payments due on any contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts and the reserve fund and funds held in the residual account, if any, are insufficient to cover losses to the issuer. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following foreclosure sales. In the event that you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, the amounts due may not be realized due to these requirements and restrictions. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's, or indenture trustee's security interest in the equipment securing the contract. The depreciation, obsolescence, damage or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

TRANSFER OF SERVICING MAY DELAY PAYMENTS TO NOTEHOLDERS DUE TO CONTRACT PROCESSING DELAYS

     If GreatAmerica Leasing Corporation were to cease acting as servicer, delays in processing payments on the contracts and information in respect thereof could occur and result in delays in payments to you. In addition, the successor servicer may not have the benefit of existing relationships with the various vendors of GreatAmerica Leasing Corporation from whom GreatAmerica Leasing Corporation has acquired contracts. This may cause delays in the receipt of payments and recoveries in instances in which the cooperation of the vendor is necessary to effectuate the receipt of such payments.

RISKS RELATING TO SUBSTITUTE CONTRACTS

     The originator may, but is not obligated to, substitute one or more contracts in exchange for contracts that it is required to repurchase, defaulted contracts, contracts that have been subject to a casualty loss, and contracts that have been prepaid in full. Although any substitute contract must satisfy certain criteria and is subject to certain limitations, we cannot assure you that the delinquency and default experience of the issuer with respect to such substitute contracts will be comparable to that of the contracts so replaced. The servicer's monthly report to noteholders will disclose all substitute contracts delivered to the issuer during the related monthly period, and the originator will make representations and warranties regarding any substitute contracts described under "The Transfer and Servicing
Agreement -- Representations and Warranties; Definitions of Eligible Contracts" but the characteristics of such substitute contracts will not be verified by independent accountants or any other third party.

RISKS RELATING TO RELIANCE ON RESIDUAL RECEIPTS

     The availability of residual receipts will depend on various factors, including the timing of contract terminations and the future value of equipment, which in each case is inherently uncertain. The servicer will be obligated to use its best efforts to sell or re-lease any equipment upon the termination of the contract to which such equipment is subject (whether as a result of early termination or upon scheduled expiration of the contract), in a timely manner and in a manner so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such equipment. However, because, among other things, the market value of equipment generally declines with age and may be subject to sudden, significant declines in value due to technological obsolescence, we cannot assure you what amount the servicer will be able to realize on any such equipment at that time. Other factors that may also affect the amount of the residual realization will include whether the equipment is returned to the servicer upon termination or expiration of such contract and whether there has been damage to or loss of any item of equipment. In addition, the expected residual value of the equipment subject to some of the contracts is zero (because it is a financing lease) or insignificant. The originator may, but is not obligated to, substitute one or more contracts in exchange for contracts that it is required to repurchase, defaulted contracts, contracts that have been subject to a casualty loss and contracts that have been prepaid in full. If the originator exercises this option, the residual receipts (if any) from the contract being substituted for would belong to the originator and would not be available to make payments on the notes.

     Moreover, any month's residual receipts not used to pay interest or principal on the related payment date generally will be, prior to the occurrence of a residual event, released to the issuer, and, upon such release to the issuer, will not thereafter be available to make payments on the notes. Accordingly, we cannot assure you that residual receipts will be available on a payment date when the collections on the contracts are insufficient to pay interest and principal on the notes.

ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE MAY DIMINISH RECOVERIES

     Most states have adopted a version of Article 2A of the Uniform Commercial Code. Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may limit the enforceability of any "unconscionable" lease or "unconscionable" provisions in a lease.

     Article 2A also may provide a lessee with remedies, including the right to cancel the contract for lessor breaches or defaults. Article 2A may add to or modify the terms of consumer leases and leases where the lessee is a merchant lessee. Moreover, it recognizes typical consumer lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

LIQUIDITY AND CAPITAL RESOURSES

     GreatAmerica Leasing Corporation requires a substantial amount of cash to implement its business strategy, including, without limitation, cash to: (i) finance the purchase of equipment that it leases; (ii) pay the fees and expenses incurred in the securitization of leases; (iii) pay the fees and interest expenses under its bank lines of credit; (iv) pay operating expenses; and (v) satisfy working capital requirements. These cash requirements, which have been satisfied primarily through securitizations and bank borrowings, will increase as GreatAmerica Leasing Corporation's lease originations increase. No assurance can be given that GreatAmerica Leasing Corporation will have access to the capital markets in the future for equity or debt issuances or for securitizations or that financing through bank lines of credit or other means will be available on acceptable terms to satisfy GreatAmerica Leasing Corporation's cash requirements.

BOOK-ENTRY REGISTRATION WILL RESULT IN YOUR INABILITY TO EXERCISE DIRECTLY YOUR RIGHTS AS A NOTEHOLDER

     The notes will be registered in the name of Cede & Co., as nominee of The Depositary Trust Company. As a result, unless and until definitive notes are issued, you will not be recognized by the issuer or the indenture trustee as a noteholder. You will only be able to exercise the rights of noteholders indirectly, through DTC, Euroclear or Clearstream Luxembourg (formerly Cedelbank) and their respective participating organizations. You will receive reports and other information provided for in the indenture only to the extent provided by DTC, Euroclear or Clearstream Luxembourg or by directly contacting the indenture trustee and providing proof of ownership or beneficial interest. If you are a beneficial owner of the book-entry notes, your ability to pledge your notes, and the liquidity of your notes in general, may be limited due to the fact that you will not have a physical note. In addition, you may experience delays in receiving payments on your notes.

                                USE OF PROCEEDS


     The issuer will apply the net proceeds from the sale of the notes as follows: (i) to make the initial deposit to the reserve fund, in the amount of approximately $2,402,824.41; (ii) to acquire the portfolio of contracts and the originator's interest in the equipment; and (iii) to pay costs and expenses. To the extent that the value of the contracts and other rights and interests including the originator's interest in the equipment acquired from GreatAmerica Leasing Corporation exceeds the amount of proceeds to purchase such assets, GreatAmerica Leasing Corporation will contribute the balance of such assets to the capital of the issuer.


     GreatAmerica Leasing Corporation has, in a series of transactions, previously transferred contracts to affiliates and the affiliates have transferred the contracts to commercial paper conduits in return for cash or have pledged the contracts as security for or a source of payment for notes issued by the affiliates. The issuer will use proceeds from the sale of the notes to acquire contracts from GreatAmerica Leasing Corporation, and GreatAmerica Leasing Corporation will use proceeds from the sale of the contracts in part to acquire the contracts from the current owners. The balance of the contracts (or interests therein) to be included in the portfolio are contracts originated or acquired by GreatAmerica Leasing Corporation and currently held by GreatAmerica Leasing Corporation.

                   CALCULATION OF DISCOUNTED CONTRACT BALANCE

     As used in this prospectus, the "discounted contract balance" of a contract is,

          (1) as of the related cutoff date, the present value of all the remaining scheduled payments becoming due under such contract after the applicable cutoff date (including payaheads) discounted monthly at the discount rate, unless another rate is specifically mentioned, and

          (2) as of any other date of determination, the present value of all of the remaining scheduled payments becoming due under such contract after such date of determination (including payaheads) discounted monthly at the discount rate, unless another rate is specifically mentioned.

     The discounted contract balance for each contract shall be calculated assuming:

          (1) all payments due in any collection period are due on the last day of such collection period; and

          (2) payments are discounted on a monthly basis using a 30 day month and a 360 day year.


     The discount rate is      % and was calculated as the sum of:



          (1) the average of the interest rate of the notes weighted by the initial principal amount of each class of the notes and the initial weighted average life of each class of notes, assuming a 10% constant prepayment rate and no loss scenario, and assuming that the issuer will exercise its option to redeem the notes when the aggregate discounted contract balance of the contracts is less than 15% of the aggregate discounted contract balance as of May 1, 2000; and


          (2) 0.75%.


     As used in this prospectus, "aggregate discounted contract balance" means, as of any date of determination, the aggregate of the discounted contract balances of the contracts (excluding defaulted contracts, Excess Contracts, and contracts that have become prepaid or subject to warranty or casualty events that are not substituted for on or before the related determination date).


                          COMPOSITION OF THE CONTRACTS


     On the closing date, the issuer will pledge to the indenture trustee the contracts and its interest in the related equipment as of May 1, 2000 and may from time to time substitute contracts, subject to certain limitations, as of the applicable cutoff dates under the transfer and servicing agreement. A portion of the contracts securing your notes was originated by GreatAmerica Leasing Corporation and was previously transferred by GreatAmerica Leasing Corporation to GreatAmerica Leasing Receivables 1997-A Corporation for inclusion in a securitization established in May, 1997. A portion of contracts were then transferred in May, 1998 to GreatAmerica Leasing Receivables 1998-A Corporation for inclusion in a securitization established in May, 1998. Additional contracts originated by GreatAmerica Leasing Corporation were transferred to GreatAmerica Leasing Receivables 1998-A Corporation from June, 1998 through and including May, 2000. All of the contracts transferred to the issuer that were held by GreatAmerica Leasing Receivables 1998-A Corporation have been transferred to GreatAmerica Leasing Corporation pursuant to the terms of a transfer agreement prior to that transfer to the issuer. The remaining portion of the contracts securing your notes was originated by GreatAmerica Leasing Corporation and selected on a random basis from GreatAmerica's current portfolio of contracts. All of the contracts transferred to the issuer meet the eligibility criteria specified in the transfer and servicing agreement. No adverse selection procedure was used in selecting the contracts for transfer to the issuer. See "The Transfer and Servicing Agreement -- Representations and Warranties; Definition of Eligible Contracts" and "-- Concentration Amounts; Definition of Excess Contract." The originator will represent that all of the contracts transferred to the issuer relate to commercial financings, rather than to consumer leases or consumer loans or financings. No selection procedures believed by the originator to be adverse to you were used in selecting the contracts for transfer to the issuer under the transfer and servicing agreement.


     The composition and distribution of the contracts by payment frequency, geographic distribution, type of equipment, original gross contract balance, current discounted contract balance, original term, remaining term and purchase option are set forth in the following tables and are reported as of May 1, 2000 using the statistical discount rate. For further information regarding the contracts, see "The Contracts".


     As scheduled payments become due, the aggregate discounted contract balance of all of the pledged contracts will decrease. This decrease in the discounted contract balance of the contracts is referred to as amortization. The rate at which the discounted contract balance of each contract is reduced may vary from contract to contract. The variance will depend in large part on the contract terms. As a result, the statistical distribution of the pledged contracts, including the concentration of obligors in any one state or of the contracts with respect to any one equipment type, will vary as the contract balances amortize.

     While reading the tables you should note that:

     - Classification by obligor industry is based on GreatAmerica Leasing Corporation's customary procedures for determining obligor industry.

     - Percentages and amounts set forth in the following tables may not total due to rounding.


     - The final scheduled payment on the contract with the latest maturity or expiration is December, 2006.



     Some of the contracts intended, as of May 1, 2000, to be pledged to the indenture trustee may be determined not to meet the eligibility requirements and those contracts may not be pledged to the indenture trustee on the closing date for the pledge of the contracts to the indenture trustee. While the statistical distribution of the characteristics as of the closing date for the final pool of contracts calculated at the discount rate will vary somewhat from the statistical distribution of the characteristics as of May 1, 2000 calculated at the statistical discount rate as presented in this prospectus, the variance will not be material. Changes in the characteristics of the contracts between May 1, 2000 and the closing date will not have an aggregate affect that will change the aggregate discounted contract balance of the contracts by greater than 5.00%.

     The information presented in the following tables is as of May 1, 2000 and is calculated using the statistical discount rate of 8.464%. The statistical discount rate is based on an average of the estimated interest rates of the notes, weighted by estimated initial average life and initial principal amounts.



Number of Contracts.......................................             31,859
Aggregate Discounted Contract Balance.....................    $240,282,440.61
Average Discounted Contract Balance.......................          $7,542.06
Weighted Average Original Term............................       49.84 months
(Range) (in months).......................................        6-87 months
Weighted Average Remaining Term...........................       37.66 months
(Range) (in months).......................................        2-80 months



      DISTRIBUTION OF THE CONTRACTS BY PAYMENT FREQUENCY AS OF MAY 1, 2000


     Monthly, quarterly, semi-annual and annual payment contracts generally provide for regular scheduled payments by obligors. Skip payment contracts are used for obligors who have seasonal downtimes typically arising from weather conditions or industry characteristics. During such downtimes, the contract payment schedules omit required payments for generally up to three months per year. Balloon payment contracts generally provide for regular monthly payments by obligors of a smaller fixed amount than a constant monthly payment rate would require but also provide for a larger balloon payment at the end of the contract term. Scheduled payments on skip contracts and balloon contracts are at amounts to assure that the contract does not extend beyond a term appropriate for the creditworthiness of the obligor and to meet the originator's yield requirements.


                                               PERCENTAGE OF                           PERCENTAGE OF
                                  NUMBER OF      NUMBER OF         DISCOUNTED       AGGREGATE DISCOUNTED
PAYMENT FREQUENCY                 CONTRACTS      CONTRACTS      CONTRACT BALANCE      CONTRACT BALANCE
-----------------                 ---------    -------------    ----------------    --------------------
Monthly.........................   31,207          97.95%       $233,425,390.39             97.15%
Balloon.........................       52           0.16           3,014,497.37              1.25
Quarterly.......................      499           1.57           2,103,871.38              0.88
Skip............................       33           0.10             851,219.56              0.35
Annual..........................       55           0.17             692,526.88              0.29
Semi Annual.....................       13           0.04             194,935.03              0.08
                                   ------         ------        ---------------            ------
     Total......................   31,859         100.00%       $240,282,440.61            100.00%
                                   ======         ======        ===============            ======


  DISTRIBUTION OF THE CONTRACTS BY JURISDICTIONS IN WHICH OBLIGORS ARE LOCATED
                               AS OF MAY 1, 2000



                                               PERCENTAGE OF                           PERCENTAGE OF
                                  NUMBER OF      NUMBER OF         DISCOUNTED       AGGREGATE DISCOUNTED
STATE                             CONTRACTS      CONTRACTS      CONTRACT BALANCE      CONTRACT BALANCE
-----                             ---------    -------------    ----------------    --------------------
Alabama.........................      450           1.41%       $  2,845,482.86              1.18%
Alaska..........................       31           0.10             269,216.55              0.11
Arizona.........................      458           1.44           3,728,759.97              1.55
Arkansas........................      311           0.98           1,673,608.65              0.70
British Virgin Islands..........       10           0.03              80,377.64              0.03
California......................    2,524           7.92          22,278,739.29              9.27
Canada..........................       10           0.03              65,385.33              0.03
Colorado........................      693           2.18           4,534,038.41              1.89
Connecticut.....................      276           0.87           1,537,036.33              0.64
Delaware........................       47           0.15             700,126.17              0.29

                                               PERCENTAGE OF                           PERCENTAGE OF
                                  NUMBER OF      NUMBER OF         DISCOUNTED       AGGREGATE DISCOUNTED
STATE                             CONTRACTS      CONTRACTS      CONTRACT BALANCE      CONTRACT BALANCE
-----                             ---------    -------------    ----------------    --------------------
District of Columbia............       76           0.24             683,830.69              0.28
Florida.........................    3,170           9.95          23,021,092.29              9.58
Georgia.........................      957           3.00           7,512,882.83              3.13
Hawaii..........................       34           0.11             309,477.82              0.13
Idaho...........................      140           0.44             537,183.05              0.22
Illinois........................    2,493           7.83          16,264,236.97              6.77
Indiana.........................      795           2.50           7,382,240.34              3.07
Iowa............................      775           2.43           8,278,070.02              3.45
Kansas..........................       85           0.27           1,294,029.10              0.54
Kentucky........................      205           0.64           1,870,921.43              0.78
Louisiana.......................      801           2.51           4,042,632.89              1.68
Maine...........................      165           0.52             709,200.99              0.30
Maryland........................      758           2.38           4,657,998.68              1.94
Massachusetts...................      893           2.80           5,923,975.32              2.47
Michigan........................      420           1.32           5,210,635.31              2.17
Minnesota.......................      796           2.50           6,870,572.75              2.86
Mississippi.....................      167           0.52             856,482.23              0.36
Missouri........................      842           2.64           6,671,608.35              2.78
Montana.........................       73           0.23             271,233.34              0.11
Nebraska........................      158           0.50           1,160,490.06              0.48
Nevada..........................      329           1.03           3,362,780.90              1.40
New Hampshire...................      134           0.42             721,670.07              0.30
New Jersey......................      568           1.78           5,866,529.88              2.44
New Mexico......................      134           0.42             754,068.79              0.31
New York........................    2,341           7.35          18,727,700.14              7.79
North Carolina..................      870           2.73           5,042,894.10              2.10
North Dakota....................       82           0.26             296,225.13              0.12
Ohio............................      671           2.11           6,231,292.14              2.59
Oklahoma........................      645           2.02           3,839,577.48              1.60
Oregon..........................      174           0.55           1,097,292.34              0.46
Pennsylvania....................      810           2.54           5,539,889.17              2.31
Puerto Rico.....................        1           0.00               1,197.55              0.00
Rhode Island....................       94           0.30             421,926.40              0.18
South Carolina..................      440           1.38           3,185,788.95              1.33
South Dakota....................      306           0.96           2,856,930.22              1.19
Tennessee.......................      696           2.18           5,002,317.51              2.08
Texas...........................    2,003           6.29          16,286,356.99              6.78
Utah............................      157           0.49             777,144.52              0.32
Vermont.........................       38           0.12             285,466.35              0.12
Virgin Islands..................      190           0.60           1,214,602.67              0.51
Virginia........................      807           2.53           4,921,994.31              2.05
Washington......................      310           0.97           2,277,287.12              0.95
West Virginia...................      188           0.59             855,940.87              0.36
Wisconsin.......................    1,200           3.77           9,266,024.86              3.86
Wyoming.........................       58           0.18             207,976.49              0.09
                                   ------         ------        ---------------            ------
     Total......................   31,859         100.00%       $240,282,440.61            100.00%
                                   ======         ======        ===============            ======

               DISTRIBUTION OF THE CONTRACTS BY OBLIGOR INDUSTRY
                               AS OF MAY 1, 2000



                                                  PERCENTAGE OF                          PERCENTAGE OF
                                      NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
              INDUSTRY                CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
              --------                ---------   -------------    ----------------   --------------------
Services............................   10,851         34.06%       $ 75,387,448.06            31.37%
Manufacturing.......................    2,835          8.90          24,358,962.09            10.14
Retail Trade........................    2,349          7.37          18,524,456.76             7.71
Finance, Insurance and Real
  Estate............................    2,744          8.61          17,750,947.29             7.39
Trade...............................    1,933          6.07          14,046,850.63             5.85
Transportation, Communications,
  Electric, Gas and Sanitary
  Services..........................      966          3.03           8,113,566.96             3.38
Construction........................    1,180          3.70           7,483,616.99             3.11
Public Administration...............      509          1.60           3,360,684.61             1.40
Agriculture, Forestry and Fishing...      285          0.89           2,063,211.60             0.86
Mining..............................       83          0.26             406,905.08             0.17
     Total of All Contracts for
       which SIC Number is
       Available....................   23,735         74.50         171,496,650.07            71.37
SIC Number Not Available in Contract
  File..............................    8,124         25.50          68,785,790.54            28.63
                                       ------        ------        ---------------           ------
     Total..........................   31,859        100.00%       $240,282,440.61           100.00%
                                       ======        ======        ===============           ======


               DISTRIBUTION OF THE CONTRACTS BY OBLIGOR INDUSTRY
                   AS OF MAY 1, 2000 BASED UPON 71.37% OF THE
                 CONTRACTS FOR WHICH SIC NUMBERS ARE AVAILABLE


                                                  PERCENTAGE OF                          PERCENTAGE OF
                                      NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
              INDUSTRY                CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
              --------                ---------   -------------    ----------------   --------------------
Services............................   10,851         45.72%       $ 75,387,448.06            43.96%
Manufacturing.......................    2,835         11.94          24,358,962.09            14.20
Retail Trade........................    2,349          9.90          18,524,456.76            10.80
Finance, Insurance and Real
  Estate............................    2,744         11.56          17,750,947.29            10.35
Trade...............................    1,933          8.14          14,046,850.63             8.19
Transportation, Communications,
  Electric, Gas and Sanitary
  Services..........................      966          4.07           8,113,566.96             4.73
Construction........................    1,180          4.97           7,483,616.99             4.36
Public Administration...............      509          2.14           3,360,684.61             1.96
Agriculture, Forestry and Fishing...      285          1.20           2,063,211.60             1.20
Mining..............................       83          0.35             406,905.08             0.24
                                       ------        ------        ---------------           ------
          Total.....................   23,735        100.00%       $171,496,650.07           100.00%
                                       ======        ======        ===============           ======

                DISTRIBUTION OF THE CONTRACTS BY EQUIPMENT TYPE
                               AS OF MAY 1, 2000



                                                  PERCENTAGE OF                          PERCENTAGE OF
                                      NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
EQUIPMENT TYPE                        CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
--------------                        ---------   -------------    ----------------   --------------------
ATM.................................      704          2.21%       $  4,015,050.97             1.67%
Automotive Equipment................       94          0.30           2,708,714.91             1.13
Computers/Software..................    1,364          4.28          16,884,399.75             7.03
Copiers/Printers....................   18,293         57.42         108,365,909.89            45.10
GPS Systems.........................       13          0.04           2,898,065.51             1.21
Miscellaneous(1)....................    1,891          5.94          23,656,201.36             9.85
Office Equipment/Furniture..........      430          1.35           6,076,140.06             2.53
Point of Sale Equipment.............      330          1.04           8,683,570.97             3.61
Postage.............................    2,647          8.31          12,774,346.33             5.32
Restaurant Equipment................       51          0.16           3,280,093.39             1.37
Tanning Beds........................      222          0.70           3,802,098.65             1.58
Telephone/Fax.......................    5,820         18.27          47,137,848.81            19.62
                                       ------        ------        ---------------           ------
          Total.....................   31,859        100.00%       $240,282,440.61           100.00%
                                       ======        ======        ===============           ======


---------------

(1) No one type of equipment represents more than 0.98% of the aggregate discounted contract balance.



   DISTRIBUTION OF THE CONTRACTS BY CURRENT DISCOUNTED CONTRACT BALANCE AS OF
                                  MAY 1, 2000



                                                  PERCENTAGE OF                          PERCENTAGE OF
DISCOUNTED CONTRACT                   NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
BALANCE                               CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
-------------------                   ---------   -------------    ----------------   --------------------
$0 - $5,000.........................   19,302         60.59%       $ 45,982,768.84            19.14%
$5,000.01 - $10,000.................    6,878         21.59          48,076,030.21            20.01
$10,000.01 - $15,000................    2,331          7.32          28,317,988.67            11.79
$15,000.01 - $20,000................    1,174          3.68          20,145,198.62             8.38
$20,000.01 - $25,000................      614          1.93          13,708,646.87             5.71
$25,000.01 - $50,000................    1,046          3.28          35,994,378.35            14.98
$50,000.01 - $100,000...............      378          1.19          25,327,753.76            10.54
$100,000.01 - $200,000..............      105          0.33          14,452,262.45             6.01
$200,000.01 - $300,000..............       22          0.07           5,141,751.16             2.14
$300,000.01 - $400,000+.............        9          0.03           3,135,661.68             1.30
                                       ------        ------        ---------------           ------
          Total.....................   31,859        100.00%       $240,282,440.61           100.00%
                                       ======        ======        ===============           ======


---------------
(1) Amounts in columns may not total due to rounding.

   DISTRIBUTION OF THE CONTRACTS BY ORIGINAL CONTRACT TERM AS OF MAY 1, 2000



                                                  PERCENTAGE OF                          PERCENTAGE OF
ORIGINAL CONTRACT                     NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
TERM (MONTHS)                         CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
-----------------                     ---------   -------------    ----------------   --------------------
1-12................................      272          0.85%       $    758,697.71             0.32%
13-24...............................    1,877          5.89           6,443,434.70             2.68
25-36...............................   15,170         47.62          69,686,363.31            29.00
37-48...............................    4,440         13.94          36,627,814.31            15.24
49-60...............................    8,873         27.85         107,791,092.46            44.86
61-72...............................    1,202          3.77          17,944,306.20             7.47
73-84...............................       23          0.07             715,986.85             0.30
85-96...............................        2          0.01             314,745.06             0.13
                                       ------        ------        ---------------           ------
          Total.....................   31,859        100.00%       $240,282,440.61           100.00%
                                       ======        ======        ===============           ======


---------------
(1) Amounts in columns may not total due to rounding.


   DISTRIBUTION OF THE CONTRACTS BY REMAINING CONTRACT TERM AS OF MAY 1, 2000



                                                  PERCENTAGE OF                          PERCENTAGE OF
REMAINING CONTRACT TERM               NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
(MONTHS)                              CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
-----------------------               ---------   -------------    ----------------   --------------------
1-12................................    5,685         17.84%       $ 11,001,673.39             4.58%
13-24...............................    7,991         25.08          37,757,714.60            15.71
25-36...............................    9,467         29.72          70,259,452.31            29.24
37-48...............................    4,755         14.93          50,617,863.72            21.07
49-60...............................    3,782         11.87          67,049,688.44            27.90
61-72...............................      170          0.53           3,124,665.25             1.30
73-84...............................        9          0.03             471,382.89             0.20
                                       ------        ------        ---------------           ------
          Total.....................   31,859        100.00%       $240,282,440.61           100.00%
                                       ======        ======        ===============           ======


---------------
(1) Amounts in columns may not total due to rounding.


       DISTRIBUTION OF THE CONTRACTS BY PURCHASE OPTION AS OF MAY 1, 2000



                                                  PERCENTAGE OF                          PERCENTAGE OF
                                      NUMBER OF     NUMBER OF         DISCOUNTED      AGGREGATE DISCOUNTED
PURCHASE OPTION                       CONTRACTS     CONTRACTS      CONTRACT BALANCE     CONTRACT BALANCE
---------------                       ---------   -------------    ----------------   --------------------
Fair Market Value...................   15,637         49.08%       $105,237,089.74            43.80%
Dollar Buyout.......................   11,076         34.77          91,093,116.64            37.91
Lease Purchase......................    3,598         11.29          20,225,340.26             8.42
Other...............................    1,548          4.86          23,726,893.97             9.87
                                       ------        ------        ---------------           ------
          Total.....................   31,859        100.00%       $240,282,440.61           100.00%
                                       ======        ======        ===============           ======


---------------
(1) "Other" includes loans and contracts in which the issuer will obtain only the right to scheduled payments and will not have the right to any residual receipts.

                        DELINQUENCY AND LOSS INFORMATION

     The originator treats a contract as delinquent if the obligor does not make a scheduled payment at the time or in an amount less than 90 percent of the amount required by the contract terms. Contract terms require payment by the obligor by each contractual payment due date.

     The following tables set forth the originator's delinquency and loss experience on its aggregate equipment lease and loan portfolio. Not all of the contracts in the originator's aggregate portfolio will be transferred to the issuer. Therefore, the data in the following tables includes delinquency and loss experience for all contracts owned by GreatAmerica Leasing Corporation (including its wholly owned subsidiaries and affiliated trusts), including contracts being transferred to the issuer. The delinquency and loss experience set forth in the following tables is described in terms of gross receivables and repossessed assets.

     The data presented in the following tables and the period-to-period discussion below reflect historical results and there is no assurance that the delinquency or loss experience of the contracts will be similar to that set forth below.

     The data presented in the following table as of March 31, 2000, March 31, 1999 and March 31, 1998 are derived from unaudited financial information of GreatAmerica Leasing Corporation.

                               CONTRACT PORTFOLIO
                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)
                                     AS OF

                                   MARCH 31, 2000       MARCH 31, 1999       MARCH 31, 1998
                                  -----------------    -----------------    -----------------
Current.........................  $288,494    99.02%   $211,671    98.61%   $157,001    99.03%
Past Due(1)
31-60 days......................       985     0.34       1,329     0.62         999     0.63%
61-90 days......................       542     .019         774     0.36         270     0.17%
over 90 days....................     1,328     0.46         875     0.41         266     0.17%
Gross Receivables(2)............  $291,349    100.0%   $214,649    100.0%   $158,535    100.0%
                                  ========    =====    ========    =====    ========    =====

---------------
(1) The delinquency analysis is prepared on a contractual basis. Accordingly, the entire contract, including the entire contract balance remaining and all earned and unearned finance charges, is considered delinquent if less than 90 percent of a payment due has not been made by its contractual payment due date, subject to any grace periods permitted by the contract or required by law. Any cash collected on a delinquent account is applied against the earliest amount due. Therefore, an account classified as delinquent may be a paying account.

(2) Amounts in columns may not total due to rounding.

     The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted contracts within GreatAmerica Leasing Corporation's portfolio of receivables during the 12-month periods ending May 31, 1999 and May 31, 1998. For these purposes, "gross losses" means total losses before recoveries measured against the net investment of the contracts (gross of any allowance for losses), and "net losses" means losses after recoveries measured against the net investment of the contracts (gross of any allowance for losses).

                                                     PERCENT OF                                 PERCENT OF
                          TOTAL          GROSS          TOTAL                                      TOTAL
FISCAL YEAR            RECEIVABLES       LOSSES      RECEIVABLES    RECOVERIES    NET LOSSES    RECEIVABLES
-----------            ------------    ----------    -----------    ----------    ----------    -----------
1999.................  $223,746,758    $3,383,059       1.51%        $859,691     $2,523,368       1.13%
1998.................  $167,501,022    $2,521,153       1.51%        $771,763     $1,749,390       1.04%

     GreatAmerica Leasing Corporation's delinquency and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations. These conditions are often volatile, and no predictions can be made regarding them. There can be no assurance that the delinquency and loss experience on the contracts will be comparable to that set forth above.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     As of the date of this prospectus, the issuer has no operating history. The net proceeds of the sale of the notes will be used by the issuer to purchase the contracts and the originator's interest in the equipment and to make the initial deposit to the reserve account. See "Use of Proceeds." The issuer is prohibited by its limited liability company agreement from engaging in business other than
(i) the purchase of equipment leases and lease receivables (including equipment), loan agreements and other financing agreements from the originator,
(ii) the issuance of notes secured by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its limited liability company agreement.

                        EXECUTIVE OFFICERS OF THE ISSUER


     The following table sets forth the executive officers of the issuer and their ages and positions as of June 1, 2000. Because the issuer is organized as a special purpose limited liability company and will be largely passive, it is expected that the officers of the issuer in such capacity will participate in the management of the issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by GreatAmerica Leasing Corporation or any successor thereto, as servicer. The members of the issuer are GreatAmerica Leasing Corporation and GreatAmerica Leasing Receivables 2000 Corporation.


                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.


NAME                                   AGE    POSITION
----                                   ---    --------
Tony Golobic.........................  55     President and Chief Executive Officer
Douglas D. Olson.....................  50     Executive Vice President
Stanley M. Herkelman.................  37     Chief Financial Officer, Senior Vice President and
                                              Secretary
Marcene Tolly........................  41     Treasurer


     Tony Golobic has served as President and Chief Executive Officer of the issuer since being appointed on April 12, 2000. He is also the President and Chief Executive Officer of the originator. Prior to joining the originator in November of 1992, Mr. Golobic was General Manager of GE Capital's Office Technology Financial Services Office Equipment Group and President and Chief Executive Officer of LeaseAmerica Corporation where he spent over five years.

     Prior to his employment at GE Capital/LeaseAmerica, Mr. Golobic served for five and one half years as Senior Vice President of Mellon Financial Services Corporation, an affiliate of Mellon Bank. Mr. Golobic was responsible for the start-up and operation of this middle market equipment finance operation.

     Douglas Olson has served as Executive Vice President of the issuer since being appointed on April 12, 2000. Mr. Olson has over 26 years of equipment leasing experience and is the Executive Vice President of the originator. Prior to joining the originator in 1993, Mr. Olson was the National Sales Manager of GE Capital's Office Technology Financial Services Office Equipment Group. Mr. Olson's other GE Capital assignments included Operations Manager for GE Capital's Technology Equipment Finance Group and Vice President-Operations of GE Capital's Dealer Distribution Finance.


     Stan Herkelman has served as Chief Financial Officer, Senior Vice President and Secretary of the issuer since being appointed on April 12, 2000. He is also Senior Vice President and Corporate Secretary of the originator. Before joining the originator in 1998, Mr. Herkelman was a partner in the law firm of Moyer & Bergman, P.L.C. where his practice involved all aspects of commercial transactions and some commercial litigation.


     Prior to joining Moyer & Bergman, he practiced law in Chicago, Illinois, representing primarily institutional lenders in asset-backed lending transactions, workouts and bankruptcies.

     Marcene Tolley has served as Treasurer of the issuer since being appointed on April 12, 2000. She is also the controller and treasurer of the originator. Prior to joining the originator in 1993, Ms. Tolley worked for five years for GE Capital's Office Technology Financial Services Office Equipment Group and its predecessor, LeaseAmerica Corporation in various accounting management capacities, including preparation of financial statements, budgeting, long-range forecasting and financial analysis responsibilities.

     None of the above-listed officers of the issuer will be compensated directly by the issuer with any funds or assets of the issuer nor will the officers receive compensation in the capacities in which they act for the issuer.

     DEFINITION OF DELINQUENCY FOR THE CONTRACTS TRANSFERRED TO THE ISSUER


     As of May 1, 2000, no contract sold to the issuer was delinquent on any scheduled payments for more than 60 days. Delinquent contract balances are monitored on a contractual basis. The total outstanding contract balance, including unearned finance charges, is considered delinquent if anything less than 90 percent of each full payment is received by the contractual due date.


     There are no defaulted contracts included in the contracts sold to the issuer. For a definition of defaulted contracts, see "The Transfer and Servicing Agreement -- Definition of Defaulted Contracts".

                                 THE CONTRACTS

     The indenture trustee on behalf of the noteholders will be entitled to all collections on account of the contracts and its interest in the related equipment. However, the indenture trustee on behalf of the noteholders will not be entitled to the Excluded Amounts. See "Description of the Notes and Indenture -- Amounts Available for Payments on the Notes". All of the contracts are commercial contracts.

     Almost all of the contracts in respect of equipment to be pledged from time to time to the indenture trustee will consist of finance leases and true leases. In addition, a small number of contracts to be pledged to the indenture trustee are secured promissory notes, software only agreements and purchase orders.

     There is no limit on the number of contracts that may consist of any of the foregoing types. Each contract must be an eligible contract as of the applicable cutoff date. In order for a contract to be eligible to be pledged to the indenture trustee it must have the characteristics that are more fully described in "The Transfer and Servicing Agreement -- Representations and Warranties; Definition of Eligible Contracts".

     A portion of the contracts included in the pool of pledged contracts will consist of contracts originated by vendors (equipment manufacturers or dealers) and assigned to the originator in most cases under individual assignments from vendors. Most of the vendor assignments are made without recourse against the vendor for obligor defaults. Additionally, some of the vendor assignments will contain typical vendor representations, warranties and covenants. In such cases, in the event of a breach by the vendor of such representations, warranties or covenants, the originator will either pursue repurchase or replacement of the contracts and equipment by the vendor or a contract damage payment from the vendor.

LEASES

     The originator, either directly or by assignment from vendors, offers financing of equipment under leases. In some instances, the leases may consist of individual lease agreements each relating to a single, separate transaction. In limited circumstances the leases may consist of individual transactions written under and governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the master lease agreement, which is signed by the end-user, as lessee, and either the vendor or the originator, as lessor. The supplement or schedule incorporates the master lease agreement by reference and is treated by the originator as a separate lease.

     Each lease is originated in the ordinary course of business by either the originator or a vendor. The vendor assigns leases to the originator through a vendor finance agreement or vendor assignment.

     The initial terms of most of the leases pledged to the indenture trustee range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, usually monthly or quarterly. The periodic payments represent the amortization, usually on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

     The leases to be pledged to the indenture trustee are "net leases" under which the end-user assumes responsibility for the items financed thereunder, including operation, maintenance, repair, insurance and the payment of all sales and use and property taxes relating to such financed item during the lease term. All leases of equipment require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term. The originator or vendor is named as loss payee on insurance policies (acquired either directly by the end-user or the originator) covering the equipment. The end-user usually further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the item financed by the end-user. In most leases, the lessor is also authorized to perform the end-user's obligations under the leases at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, virtually all of the leases contain "hell or high water" clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If the originator is the lessor, the lease contains no express or implied warranties with respect to the items financed thereunder other than an implied warranty of quiet enjoyment.

     The finance leases are intended for security as defined in Section 1-201(37) of the Iowa Uniform Commercial Code. Under such leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such leases depend on the terms of the related individual lease agreement or master lease agreement supplement or schedule. Those terms provide for the purchase of the equipment at a specified nominal price (in most cases less than $101.00).

     In general, any lease that is not a finance lease is a true lease. They typically are used for short-term leases of equipment. The obligor can acquire the use of equipment for just a fraction of the useful life of the asset and the lessor retains the residual interest in the equipment. Because the term is shorter than the expected useful life of the equipment, rental payments do not cover the equipment cost for the lessor during the initial lease term. In most instances GreatAmerica Leasing Corporation sells the equipment to the lessee at the end of the lease term. If GreatAmerica Leasing Corporation is unable to do so it will utilize its remarketing expertise to subsequently attempt to find other users for the returned equipment.

     End-users under a lease are either prohibited from altering or modifying the equipment or may alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment.

     There are no commonly permitted modifications to the leases. Modifications will be permitted on an individual basis, and will depend on various factors. Authority to approve modifications begins with senior documentation specialists and extends through the management of the originator, depending on the nature of the requested change.

SECURED PROMISSORY NOTES, SOFTWARE ONLY AGREEMENTS AND PURCHASE ORDERS

     A portion of the contracts will consist of secured promissory notes, software only agreements and purchase orders. Direct initial financing or refinancing of new or existing equipment is made under secured promissory notes, which either consist of an installment note and a separate security agreement or a self-contained integrated document containing both a promissory note and security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment and in a refinancing transaction, the originator pays off an end user's existing financing source. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the other party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment and takes possession of the secured promissory note, which constitutes chattel paper under the Uniform Commercial Code. In either case, the transaction is documented as a direct loan by the originator to the end user of the equipment using a secured promissory note. Software only agreements are any installment sales contract or agreement pursuant to which the originator finances the licensing of software for any obligor at a specified periodic payment. A purchase order is any agreement pursuant to which the originator invoices an obligor at a specified periodic payment or rental for specified equipment.

EQUIPMENT

     The contracts cover a wide variety of new and a de minimus amount of used equipment. Some examples of the types of equipment are copiers, faxes, computer equipment, telephone systems, postage meters and related items. The originator's interest, including any security interests of the originator, in the equipment subject to the contracts will be pledged to the indenture trustee.

CONTRACT FILES

     The originator will indicate in its books and records, including the appropriate computer files relating to the contracts, that the contracts have been pledged to the indenture trustee for the benefit of the holders of the notes. The originator will also deliver to the indenture trustee a computer file or microfiche or written list containing a true and complete list of all contracts that have been pledged to the indenture trustee, identified by account number and by the discounted contract balance as of the applicable cutoff date.

HOW COLLECTIONS ON THE CONTRACTS ARE TREATED

     All collections received with respect to the contracts will be allocated as described in "Description of the Notes and Indenture -- Allocations". Prepayments in full will be treated as though they were received on the last day of the collection period in which they are actually received for purposes of calculating amounts available for distribution to you. Payaheads will be held in the payahead account until they are to be released as a scheduled payment, in which case they will be treated as if they were received on the last day of the applicable collection period for purposes of calculating amounts available for distribution to you. Each collection period coincides with a calendar month.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the notes, the aggregate amount of each interest payment on the notes and the yield to maturity of the notes are directly related to the rate of payments on the underlying contracts. The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, payaheads, prepayments or liquidations due to default, casualty and other events that cannot be specified at present. Any prepayments in full may result in distributions to you of amounts that would otherwise have been distributed over the remaining term of the contracts. Each prepayment on a contract (other than payaheads), if the contract is not replaced by the issuer with a comparable substitute contract as described under "The Transfer and Servicing Agreement -- Substitute Contracts", will shorten the weighted average remaining term of the contracts and the weighted average life of the notes.

     In general, the rate of payments on the contracts may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any class of notes may also be affected by any repurchase by the issuer of contracts under the transfer and servicing agreement. Under the transfer and servicing agreement, the issuer and the originator must repurchase contracts if there is a breach of representation or warranty as to the contracts that causes such contract to be ineligible to be a pledged asset.


     Under the indenture, the issuer may exercise the option to prepay the notes when the aggregate discounted contract balance of the contracts is less than 15% of the aggregate discounted contract balance of the contracts as of May 1, 2000.

     Further, although the contracts are not prepayable by their terms, the servicer may allow an early termination of a contract if the amount to be prepaid is equal to the then discounted contract balance of such contract, plus any scheduled payments due on the contract but not yet received. In the case of contracts that must be removed from the pledged assets due to their failure to have the characteristics set forth in the transfer and servicing agreement or that are Excess Contracts, the rate of prepayment would also be influenced by the issuer's decision not to repurchase those contracts and instead to accept substitute contracts. See "The Transfer and Servicing Agreement -- Substitute Contracts". In the event of a repurchase, the repurchase price will decrease the aggregate discounted contract balance of the contracts, leading to a principal repayment and causing the corresponding weighted average life of the notes to decrease. See "Risk Factors -- Prepayments in Full on the Contracts May Cause an Earlier Repayment of the Notes than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Notes at the Time of the Repayment".


     A higher than anticipated rate of prepayment will reduce the aggregate discounted contract balance of the contracts more quickly than expected and thereby result in an increase in the rate at which principal is paid to you and reduce the aggregate interest payments you may have expected to receive on the notes.

     The effective yield will depend upon, among other things, the amount of and rate at which principal is paid to you. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of contracts. The reinvestment risks include the risk that interest rates may be lower at the time you receive payments with respect to the notes than interest rates would otherwise have been had the prepayments not been made or had the prepayments been made at a different time.


STATISTICAL MODELING ASSUMPTIONS


     The following chart sets forth the percentage of the initial principal amount of the Class A-l Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes that would be outstanding on the payment dates set forth below assuming an annual constant prepayment rate of 0.00%, 5.00%, 10.00%, 15.00% and 20.00%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The annual constant prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the annual constant prepayment rate for the contracts. The annual constant prepayment rate measures prepayments based on the outstanding discounted contract balances of the contracts, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The annual constant prepayment rate further assumes that all contracts are the same size and amortize at the same rate and that each contract will be either paid as scheduled or prepaid in full.


     The percentages of initial class principal amount set forth below are based upon information contained herein and further, assumes among other things: the timely receipt of scheduled monthly contract payments as of May 1, 2000, that the issuer exercises its option to cause a redemption of the notes when the aggregate discounted contract balance of the contracts is less than 15% of the aggregate discounted contract balance of the contracts as of May 1, 2000, and the closing date for the transfer of the contracts to the issuer is June 13, 2000. Furthermore, the charts were calculated assuming that the residual receipts equal the booked residual value in each collection period, no defaults or events of default have occurred, all notes other than the Class A-1 Notes accrue interest as of the 20th day of each month regardless of whether such day is a business day and no successor servicer is appointed. These tables are based upon the statistical discount rate of 8.464%.

In addition, it is assumed for the purposes of these tables only, that the issuer issues the notes in the following amounts and at the following interest rates:


CLASS                                                  BALANCE      INTEREST RATE
-----                                                -----------    -------------
A-1................................................  $71,964,591       7.006%
A-2................................................  $61,632,446       7.640%
A-3................................................  $23,067,114       7.730%
A-4................................................  $43,851,545       7.800%
B..................................................  $13,215,534       7.850%
C..................................................  $13,816,240       8.000%
D..................................................  $ 6,727,908       8.480%



           PERCENTAGE OF THE INITIAL CLASS A-1 NOTE PRINCIPAL AMOUNT
            AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................    91     90     89     88     86
07/20/2000..................................................    83     81     78     76     73
08/20/2000..................................................    74     71     67     64     60
09/20/2000..................................................    65     61     57     53     48
10/20/2000..................................................    57     52     47     41     36
11/20/2000..................................................    48     43     37     31     24
12/20/2000..................................................    40     34     27     20     13
01/20/2001..................................................    32     25     18     10      3
02/20/2001..................................................    24     16      8      0      0
03/20/2001..................................................    16      7      0      0      0
04/20/2001..................................................     8      0      0      0      0
05/20/2001..................................................     0      0      0      0      0
Weighted Average Life (Years) to Call:                        0.47   0.42   0.38   0.34   0.31



           PERCENTAGE OF THE INITIAL CLASS A-2 NOTE PRINCIPAL AMOUNT
            AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................   100    100    100    100    100
07/20/2000..................................................   100    100    100    100    100
08/20/2000..................................................   100    100    100    100    100
09/20/2000..................................................   100    100    100    100    100
10/20/2000..................................................   100    100    100    100    100
11/20/2000..................................................   100    100    100    100    100
12/20/2000..................................................   100    100    100    100    100
01/20/2001..................................................   100    100    100    100    100
02/20/2001..................................................   100    100    100    100     91
03/20/2001..................................................   100    100     99     89     80
04/20/2001..................................................   100     99     89     79     69
05/20/2001..................................................   100     89     79     69     58
06/20/2001..................................................    91     80     69     59     48
07/20/2001..................................................    82     71     60     49     38
08/20/2001..................................................    74     62     51     40     29

                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
09/20/2001..................................................    65%    54%    42%    31%    20%
10/20/2001..................................................    57     45     34     23     12
11/20/2001..................................................    49     37     26     15      4
12/20/2001..................................................    41     29     18      7      0
01/20/2002..................................................    33     22     10      0      0
02/20/2002..................................................    26     14      3      0      0
03/20/2002..................................................    18      7      0      0      0
04/20/2002..................................................    11      0      0      0      0
05/20/2002..................................................     4      0      0      0      0
06/20/2002..................................................     0      0      0      0      0
Weighted Average Life (years) to Call:......................  1.48   1.36   1.25   1.15   1.06



           PERCENTAGE OF THE INITIAL CLASS A-3 NOTE PRINCIPAL AMOUNT
            AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................   100    100    100    100    100
07/20/2000..................................................   100    100    100    100    100
08/20/2000..................................................   100    100    100    100    100
09/20/2000..................................................   100    100    100    100    100
10/20/2000..................................................   100    100    100    100    100
11/20/2000..................................................   100    100    100    100    100
12/20/2000..................................................   100    100    100    100    100
01/20/2001..................................................   100    100    100    100    100
02/20/2001..................................................   100    100    100    100    100
03/20/2001..................................................   100    100    100    100    100
04/20/2001..................................................   100    100    100    100    100
05/20/2001..................................................   100    100    100    100    100
06/20/2001..................................................   100    100    100    100    100
07/20/2001..................................................   100    100    100    100    100
08/20/2001..................................................   100    100    100    100    100
09/20/2001..................................................   100    100    100    100    100
10/20/2001..................................................   100    100    100    100    100
11/20/2001..................................................   100    100    100    100    100
12/20/2001..................................................   100    100    100    100     90
01/20/2002..................................................   100    100    100     99     71
02/20/2002..................................................   100    100    100     80     53
03/20/2002..................................................   100    100     89     62     35
04/20/2002..................................................   100    100     71     44     19
05/20/2002..................................................   100     82     54     27      3
06/20/2002..................................................    93     64     37     12      0
07/20/2002..................................................    76     48     22      0      0
08/20/2002..................................................    59     32      6      0      0
09/20/2002..................................................    43     17      0      0      0
10/20/2002..................................................    28      2      0      0      0
11/20/2002..................................................    13      0      0      0      0
12/20/2002..................................................     0      0      0      0      0
Weighted Average Life (Years) to Call:......................  2.28   2.14   2.00   1.87   1.74

           PERCENTAGE OF THE INITIAL CLASS A-4 NOTE PRINCIPAL AMOUNT
            AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................   100    100    100    100    100
07/20/2000..................................................   100    100    100    100    100
08/20/2000..................................................   100    100    100    100    100
09/20/2000..................................................   100    100    100    100    100
10/20/2000..................................................   100    100    100    100    100
11/20/2000..................................................   100    100    100    100    100
12/20/2000..................................................   100    100    100    100    100
01/20/2001..................................................   100    100    100    100    100
02/20/2001..................................................   100    100    100    100    100
03/20/2001..................................................   100    100    100    100    100
04/20/2001..................................................   100    100    100    100    100
05/20/2001..................................................   100    100    100    100    100
06/20/2001..................................................   100    100    100    100    100
07/20/2001..................................................   100    100    100    100    100
08/20/2001..................................................   100    100    100    100    100
09/20/2001..................................................   100    100    100    100    100
10/20/2001..................................................   100    100    100    100    100
11/20/2001..................................................   100    100    100    100    100
12/20/2001..................................................   100    100    100    100    100
01/20/2002..................................................   100    100    100    100    100
02/20/2002..................................................   100    100    100    100    100
03/20/2002..................................................   100    100    100    100    100
04/20/2002..................................................   100    100    100    100    100
05/20/2002..................................................   100    100    100    100    100
06/20/2002..................................................   100    100    100    100     94
07/20/2002..................................................   100    100    100     98     86
08/20/2002..................................................   100    100    100     91     79
09/20/2002..................................................   100    100     96     84     73
10/20/2002..................................................   100    100     89     77      0
11/20/2002..................................................   100     94     82     71      0
12/20/2002..................................................   100     87     76      0      0
01/20/2003..................................................    93     81     70      0      0
02/20/2003..................................................    86     75      0      0      0
03/20/2003..................................................    80     69      0      0      0
04/20/2003..................................................    74      0      0      0      0
05/20/2003..................................................    69      0      0      0      0
06/20/2003..................................................     0      0      0      0      0
Weighted Average Life (Years) to Call:......................  2.94   2.77   2.61   2.45   2.30



            PERCENTAGE OF THE INITIAL CLASS B NOTE PRINCIPAL AMOUNT AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................    97     97     96     96     95
07/20/2000..................................................    94     93     92     91     90

                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
08/20/2000..................................................    91%    90%    88%    87%    86%
09/20/2000..................................................    88     86     85     83     81
10/20/2000..................................................    85     83     81     79     77
11/20/2000..................................................    81     79     77     75     73
12/20/2000..................................................    78     76     74     71     69
01/20/2001..................................................    76     73     70     68     65
02/20/2001..................................................    73     70     67     64     61
03/20/2001..................................................    70     67     64     61     58
04/20/2001..................................................    67     64     61     58     54
05/20/2001..................................................    64     61     58     54     51
06/20/2001..................................................    61     58     55     51     48
07/20/2001..................................................    59     55     52     49     45
08/20/2001..................................................    56     52     49     46     42
09/20/2001..................................................    53     50     46     43     40
10/20/2001..................................................    51     47     44     40     37
11/20/2001..................................................    48     45     41     38     35
12/20/2001..................................................    46     42     39     36     32
01/20/2002..................................................    44     40     37     33     30
02/20/2002..................................................    41     38     34     31     28
03/20/2002..................................................    39     36     32     29     26
04/20/2002..................................................    37     33     30     27     24
05/20/2002..................................................    35     31     28     25     22
06/20/2002..................................................    33     29     26     23     20
07/20/2002..................................................    31     27     24     22     19
08/20/2002..................................................    29     26     23     20     17
09/20/2002..................................................    27     24     21     18     16
10/20/2002..................................................    25     22     19     17      0
11/20/2002..................................................    23     21     18     16      0
12/20/2002..................................................    22     19     17      0      0
01/20/2003..................................................    20     18     15      0      0
02/20/2003..................................................    19     16      0      0      0
03/20/2003..................................................    18     15      0      0      0
04/20/2003..................................................    16      0      0      0      0
05/20/2003..................................................    15      0      0      0      0
06/20/2003..................................................     0      0      0      0      0
Weighted Average Life (Years) to Call:......................  1.53   1.42   1.32   1.23   1.14



            PERCENTAGE OF THE INITIAL CLASS C NOTE PRINCIPAL AMOUNT AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................    97     97     96     96     95
07/20/2000..................................................    94     93     92     91     90
08/20/2000..................................................    91     90     88     87     86
09/20/2000..................................................    88     86     85     83     81
10/20/2000..................................................    85     83     81     79     77
11/20/2000..................................................    81     79     77     75     73
12/20/2000..................................................    78     76     74     71     69
01/20/2001..................................................    76     73     70     68     65

                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
02/20/2001..................................................    73%    70%    67%    64%    61%
03/20/2001..................................................    70     67     64     61     58
04/20/2001..................................................    67     64     61     58     54
05/20/2001..................................................    64     61     58     54     51
06/20/2001..................................................    61     58     55     51     48
07/20/2001..................................................    59     55     52     49     45
08/20/2001..................................................    56     52     49     46     42
09/20/2001..................................................    53     50     46     43     40
10/20/2001..................................................    51     47     44     40     37
11/20/2001..................................................    48     45     41     38     35
12/20/2001..................................................    46     42     39     36     32
01/20/2002..................................................    44     40     37     33     30
02/20/2002..................................................    41     38     34     31     28
03/20/2002..................................................    39     36     32     29     26
04/20/2002..................................................    37     33     30     27     24
05/20/2002..................................................    35     31     28     25     22
06/20/2002..................................................    33     29     26     23     20
07/20/2002..................................................    31     27     24     22     19
08/20/2002..................................................    29     26     23     20     17
09/20/2002..................................................    27     24     21     18     16
10/20/2002..................................................    25     22     19     17      0
11/20/2002..................................................    23     21     18     16      0
12/20/2002..................................................    22     19     17      0      0
01/20/2003..................................................    20     18     15      0      0
02/20/2003..................................................    19     16      0      0      0
03/20/2003..................................................    18     15      0      0      0
04/20/2003..................................................    16      0      0      0      0
05/20/2003..................................................    15      0      0      0      0
06/20/2003..................................................     0      0      0      0      0
Weighted Average Life (Years) to Call:......................  1.53   1.42   1.32   1.23   1.14



            PERCENTAGE OF THE INITIAL CLASS D NOTE PRINCIPAL AMOUNT AT THE ANNUAL CONSTANT PREPAYMENT RATES SET FORTH BELOW


                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
06/13/2000..................................................   100%   100%   100%   100%   100%
06/20/2000..................................................    97     97     96     96     95
07/20/2000..................................................    94     93     92     91     90
08/20/2000..................................................    91     90     88     87     86
09/20/2000..................................................    88     86     85     83     81
10/20/2000..................................................    85     83     81     79     77
11/20/2000..................................................    81     79     77     75     73
12/20/2000..................................................    78     76     74     71     69
01/20/2001..................................................    76     73     70     68     65
02/20/2001..................................................    73     70     67     64     61
03/20/2001..................................................    70     67     64     61     58
04/20/2001..................................................    67     64     61     58     54
05/20/2001..................................................    64     61     58     54     51
06/20/2001..................................................    61     58     55     51     48
07/20/2001..................................................    59     55     52     49     45
08/20/2001..................................................    56     52     49     46     42

                                                               0%     5%    10%    15%    20%
                                                              ----   ----   ----   ----   ----
09/20/2001..................................................    53%    50%    46%    43%    40%
10/20/2001..................................................    51     47     44     40     37
11/20/2001..................................................    48     45     41     38     35
12/20/2001..................................................    46     42     39     36     32
01/20/2002..................................................    44     40     37     33     30
02/20/2002..................................................    41     38     34     31     28
03/20/2002..................................................    39     36     32     29     26
04/20/2002..................................................    37     33     30     27     24
05/20/2002..................................................    35     31     28     25     22
06/20/2002..................................................    33     29     26     23     20
07/20/2002..................................................    31     27     24     22     19
08/20/2002..................................................    29     26     23     20     17
09/20/2002..................................................    27     24     21     18     16
10/20/2002..................................................    25     22     19     17      0
11/20/2002..................................................    23     21     18     16      0
12/20/2002..................................................    22     19     17      0      0
01/20/2003..................................................    20     18     15      0      0
02/20/2003..................................................    19     16      0      0      0
03/20/2003..................................................    18     15      0      0      0
04/20/2003..................................................    16      0      0      0      0
05/20/2003..................................................    15      0      0      0      0
06/20/2003..................................................     0      0      0      0      0
Weighted Average Life (Years) to Call:......................  1.53   1.42   1.32   1.23   1.14



                             WEIGHTED AVERAGE LIFE



     If the issuer does not exercise its option to cause a redemption of the notes when the aggregate discounted contract balance of the contracts is less than 15% of the aggregate discounted contract balance of the contracts as of May 1, 2000, the average life of each class of notes would be as follows:



                          WEIGHTED           WEIGHTED           WEIGHTED           WEIGHTED           WEIGHTED
                        AVERAGE LIFE       AVERAGE LIFE       AVERAGE LIFE       AVERAGE LIFE       AVERAGE LIFE
                         ASSUMING 0%        ASSUMING 5%       ASSUMING 10%       ASSUMING 15%       ASSUMING 20%
                       ANNUAL CONSTANT    ANNUAL CONSTANT    ANNUAL CONSTANT    ANNUAL CONSTANT    ANNUAL CONSTANT
CLASS                  PREPAYMENT RATE    PREPAYMENT RATE    PREPAYMENT RATE    PREPAYMENT RATE    PREPAYMENT RATE
-----                  ---------------    ---------------    ---------------    ---------------    ---------------
A-1..................      0.47 yrs           0.42 yrs           0.38 yrs           0.34 yrs           0.31 yrs
A-2..................      1.48 yrs           1.36 yrs           1.25 yrs           1.15 yrs           1.06 yrs
A-3..................      2.28 yrs           2.14 yrs           2.00 yrs           1.87 yrs           1.74 yrs
A-4..................      3.29 yrs           3.14 yrs           2.99 yrs           2.84 yrs           2.70 yrs
B....................      1.72 yrs           1.63 yrs           1.54 yrs           1.44 yrs           1.37 yrs
C....................      1.74 yrs           1.65 yrs           1.56 yrs           1.49 yrs           1.39 yrs
D....................      1.74 yrs           1.65 yrs           1.56 yrs           1.49 yrs           1.39 yrs


     The weighted average life of a note is determined by:

     - multiplying the amount of each cash distribution in reduction of the outstanding principal amount of such class of notes, by the number of years from the closing date of the transfer of the contracts to the issuer to the respective note payment date on which such class of notes is repaid in full;

     - adding the results; and

     - dividing the sum by the initial principal amount of such class of notes.

     The following table sets forth the scheduled payments and the scheduled booked residual value of the contracts. For the purposes of this table we have assumed there are no delinquencies, losses or prepayments on the contracts. In addition, we have assumed that an amount equal to the booked residual value of a contract is received from the disposition of the related equipment in the collection period immediately following the collection period in which the last scheduled payment on the contract is due. The information set forth below is not a prediction of the actual payments that will be received. The information regarding delinquencies and defaults set forth under the caption "Delinquency and Loss Information" in this prospectus, as well as the information under "Risk Factors" should be reviewed together with the information set forth below.


                                                                SCHEDULED      AGGREGATE BOOKED
COLLECTION PERIOD                                               CASHFLOW       RESIDUAL VALUES
-----------------                                             -------------    ----------------
May -- 2000.................................................  $9,059,790.73               --
June -- 2000................................................   9,100,810.15               --
July -- 2000................................................   9,164,885.76      $    709.35
August -- 2000..............................................   8,970,732.26       175,137.57
September -- 2000...........................................   8,878,079.74       295,050.14
October -- 2000.............................................   8,750,386.46       317,255.91
November -- 2000............................................   8,545,870.63       342,869.77
December -- 2000............................................   8,431,370.57       232,345.85
January -- 2001.............................................   8,356,019.38       287,378.08
February -- 2001............................................   8,175,727.28       374,418.16
March -- 2001...............................................   8,018,169.78       386,278.28
April -- 2001...............................................   7,865,972.51       376,604.44
May -- 2001.................................................   7,628,214.48       434,099.52
June -- 2001................................................   7,500,910.98       431,318.64
July -- 2001................................................   7,373,763.16       392,977.31
August -- 2001..............................................   7,137,642.31       333,085.34
September -- 2001...........................................   7,021,593.47       383,584.43
October -- 2001.............................................   6,835,252.45       366,253.07
November -- 2001............................................   6,628,007.95       344,462.79
December -- 2001............................................   6,467,044.73       399,974.83
January -- 2002.............................................   6,308,934.42       424,481.29
February -- 2002............................................   6,111,176.33       464,520.94
March -- 2002...............................................   5,947,411.31       452,951.51
April -- 2002...............................................   5,867,008.81       597,340.89
May -- 2002.................................................   5,499,678.87       455,145.62
June -- 2002................................................   5,342,527.69       500,513.20
July -- 2002................................................   5,141,809.35       531,229.66
August -- 2002..............................................   4,876,911.77       460,052.11
September -- 2002...........................................   4,687,939.91       488,296.60
October -- 2002.............................................   4,483,170.24       534,074.02
November -- 2002............................................   4,209,431.28       635,285.98
December -- 2002............................................   4,051,259.43       434,212.38
January -- 2003.............................................   3,769,827.44       570,726.42
February -- 2003............................................   3,535,913.38       567,168.17
March -- 2003...............................................   3,343,571.32       545,192.43
April -- 2003...............................................   3,121,285.92       516,610.77
May -- 2003.................................................   2,928,535.05       336,936.52
June -- 2003................................................   2,840,782.92       286,560.36
July -- 2003................................................   2,733,483.26       316,670.18
August -- 2003..............................................   2,592,026.28       290,254.41
September -- 2003...........................................   2,465,186.58       256,068.58
October -- 2003.............................................   2,352,227.18       251,001.20
November -- 2003............................................   2,210,143.55       271,247.27
December -- 2003............................................   2,111,130.29       230,935.43

                                                                SCHEDULED      AGGREGATE BOOKED
COLLECTION PERIOD                                               CASHFLOW       RESIDUAL VALUES
-----------------                                             -------------    ----------------
January -- 2004.............................................  $2,007,771.60      $244,472.67
February -- 2004............................................   1,883,649.83       301,099.78
March -- 2004...............................................   1,795,419.55       247,729.88
April -- 2004...............................................   1,645,555.11       315,481.17
May -- 2004.................................................   1,544,826.79       243,771.40
June -- 2004................................................   1,456,924.29       203,549.68
July -- 2004................................................   1,333,518.53       257,241.63
August -- 2004..............................................   1,190,948.67       329,858.47
September -- 2004...........................................   1,104,154.99       277,243.14
October -- 2004.............................................   1,001,077.28       235,771.02
November -- 2004............................................     837,990.79       272,624.23
December -- 2004............................................     726,673.04       323,212.20
January -- 2005.............................................     537,841.21       355,615.65
February -- 2005............................................     390,422.58       292,536.43
March -- 2005...............................................     284,015.90       320,305.67
April -- 2005...............................................     181,543.21       316,640.36
May -- 2005.................................................      64,670.35       168,496.65
June -- 2005................................................      53,013.82        89,659.18
July -- 2005................................................      25,799.98        57,715.01
August -- 2005..............................................      20,989.11         9,224.52
September -- 2005...........................................      32,318.16               --
October -- 2005.............................................      19,296.93               --
November -- 2005............................................      10,181.74        17,031.69
December -- 2005............................................      22,447.31           698.49
January -- 2006.............................................       9,777.67               --
February -- 2006............................................       5,773.46               --
March -- 2006...............................................      18,280.31               --
April -- 2006...............................................       4,458.05               --
May -- 2006.................................................       3,054.05               --
June -- 2006................................................      15,702.05               --
July -- 2006................................................         595.00               --
August -- 2006..............................................         295.00               --
September -- 2006...........................................      12,898.00               --
October -- 2006.............................................             --               --
November -- 2006............................................             --               --
December -- 2006............................................      53,892.44               --

                        GREATAMERICA LEASING CORPORATION

HISTORY OF GREATAMERICA LEASING CORPORATION

     GreatAmerica Leasing Corporation, referred to herein as the originator, was originally incorporated and headquartered in Michigan on July 12, 1990, as Corporate Leasing International, Inc. and in the same year started leasing a wide range of small-ticket equipment, ranging from office equipment to garage equipment to dental equipment.

     On November 30, 1992, Tony Golobic acquired a 20% ownership interest in the originator, became its President and Chief Executive Officer and moved the headquarters of the originator to Cedar Rapids, Iowa, where it is presently located. Subsequently, the originator refocused its operation to emphasize leasing of small-ticket office equipment originated through a nation-wide network of office equipment and telephone dealers. At the same time, the originator commenced operating under the trade name of GreatAmerica Leasing Corporation. On May 31, 1994, the originator reincorporated in the State of Iowa, at which time it legally changed its name to GreatAmerica Leasing Corporation.


     As of May 1, 2000 the originator had 25,000,000 authorized shares of common stock of which 3,440,000 shares have been issued. 3,106,700 shares are owned by the Golobic Family Limited Partnership and 333,300 shares are owned by the Olson Family Limited Partnership. As of May 1, 2000 the originator had 5,000,000 authorized shares of Series A preferred stock of which 2,019,826 shares have been issued. As of May 1, 2000, GreatAmerica Leasing Corporation has approximately 146 employees. Its executive office is located at 625 First Street, SE, Suite 800, Cedar Rapids, Iowa 52401 (Telephone: (319) 365-8000).


MANAGEMENT

     The principal officers of the originator, who are referred to herein as "management", are listed below:

     Tony Golobic, Chairman President/CEO. Before becoming President and Chief Executive Officer of the originator in November, 1992, Mr. Golobic was General Manager of GE Capital's Office Technology Financial Services Office Equipment Group and President and Chief Executive Officer of LeaseAmerica Corporation where he spent over five years.

     Prior to his employment at GE Capital/LeaseAmerica, Mr. Golobic served for five and one half years as Senior Vice President of Mellon Financial Services Corporation, an affiliate of Mellon Bank. Mr. Golobic was responsible for the start-up and operation of this middle market equipment finance operation.

     Mr. Golobic has over 28 years of equipment finance experience including credit, documentation, collections, accounting, sales and lease structuring. His academic credentials include an M.B.A. degree from University of Chicago Graduate School of Business and a B.S.B.A. degree from Roosevelt University. He is a Certified Public Accountant and previously served as a Chairman of Equipment Leasing Association of America's Small Ticket Leasing Committee. He was also a member of the Board of Directors and Treasurer of the Foundation for Leasing Education, was a member of the Board of Directors of the Equipment Leasing Association of America and is currently a member of the Board of Trustees of Coe College.

     Douglas Olson, Executive Vice President. Mr. Olson has over 26 years of equipment leasing experience. Prior to joining the originator in 1993, Mr. Olson was the National Sales Manager of GE Capital's Office Technology Financial Services Office Equipment Group. Mr. Olson's other GE Capital assignments included Operations Manager for GE Capital's Technology Equipment Finance Group and Vice President -- Operations of GE Capital's Dealer Distribution Finance.

     Prior to his employment at GE Capital, Mr. Olson spent 13 years with Chase Manhattan Leasing, ITT Financial and Security Pacific National Bank. His positions included Vice President -- Operations, Western U.S. Credit Director, Western U.S. Sales Manager and Commercial Loan Officer. Each of these positions has given him a broad range of experience in credit, documentation, collections and sales. His academic credentials include an M.B.A. degree from Pepperdine University and B.S.B.A. degree from California State

University at Long Beach. Mr. Olson is a member of the Equipment Leasing Association of America's Small Ticket Leasing Committee.

     Lonnie Powers, Senior Vice President of Operations. Mr. Powers has over 26 years of finance and equipment leasing experience. Prior to joining the originator in 1996, Mr. Powers was the President of Western Finance & Lease (a subsidiary of Western State Bank). As President, he was responsible for organizing, staffing and operations of this small-ticket equipment leasing company and the implementation of its state-of-the-art computer system. Prior to his employment at Western Finance & Lease, Mr. Powers was Vice President of Operations of GE Capital's Office Technology Financial Services Office Equipment Group (formerly Chase Third Century) for 8 years.

     Previously, Mr. Powers was Collection Manager for the Western Region of Chase Manhattan's Leasing division. Additionally, Mr. Powers was the Credit Manager for CIT Corporation in Los Angeles.

     Marcene Tolley, Controller. Ms. Tolley is the Controller and Treasurer of the originator. Prior to joining the originator in 1993, Ms. Tolley worked for five years for GE Capital's Office Technology Financial Services Office Equipment Group and its predecessor, LeaseAmerica Corporation in various accounting management capacities, including preparation of financial statements, budgeting, long-range forecasting and financial analysis responsibilities.


     Prior to her employment with GE Capital/LeaseAmerica, Ms. Tolley served for four years in various accounting functions with Aegon, U.S.A. (LeaseAmerica's parent company prior to its sale to GE Capital). Her academic credentials include a B.A. in Accounting from Mount Mercy College.


BUSINESS STRATEGY

     The originator believes there is sufficient room within the small-ticket leasing industry for well-managed, competitive lessors with a business strategy aimed at a growing market without a single dominant leader. The originator's business strategy is to deliver to this market a superior small-ticket leasing product at a premium, yet competitive, price, while maintaining its low cost, efficient delivery systems.

SALES AND MARKETING STRATEGY

     Currently, most larger small-ticket leasing companies operate through a centralized operating center and a network of field sales offices supported by a centralized sales support staff. The advantages of a field-based sales force are increased knowledge of vendors and improved ability for the field sales offices to support the vendors' sales efforts. The disadvantage is a substantially higher lease production cost.

     The originator believes that it is the only one of the significant competitors without any field sales offices, operating out of its headquarters location only. In addition to being very cost effective, this approach has been very successful for the originator in terms of volume production and quality control.

     The originator believes the future of small-ticket leasing will favor those lessors that employ a low cost delivery system (i.e., lessors who can generate and prudently process a large volume of transactions at the lowest possible cost). Thus, the originator's centralized sales approach is being further developed and improved upon to achieve even further efficiencies. The key element of the centralized sales strategy is tele-sales, through which initial vendor contact is established by telephone. Daily business activity is conducted by telephone and through the mail. Vendors are targeted from a list of manufacturer approved dealers and through recommendations from active vendors. When a successful contact is made, vendors are investigated for their reputation and banking, supplier and manufacturer relationships. The tele-sales of the vendor base, combined with annual vendor visitations, account for the majority of the originator's leasing volume.

     Marketing materials emphasize the following: reasonable lease rates with premier service, the originator's reputation for integrity, innovative lease programs and customer care, quick credit approval aided by credit scoring systems, instant payment of vendor invoices (provided all documentation has been received properly executed and the equipment has been delivered to and accepted by the obligor), low, pre-calculated upgrade options available to the originating vendor, easy, simplified "common English" documentation, where all information is set forth on a single page, unique "private label" programs to select vendors and cost-per-copy programs.


     The originator has successfully expanded its primary marketing focus to include telephone systems (CTI Team) which now accounts for 22.53% of the portfolio by contract balance remaining.


GEOGRAPHIC MARKETS

     The contracts are originated in all 50 states of the United States, the United States territories of the Virgin Islands and Puerto Rico and the British Virgin Islands and Canada.

EFFICIENT DELIVERY SYSTEM

     The originator considers its ability to operate a low cost, efficient small-ticket delivery system as being one of its critical elements for success. There are two cost components of the delivery system: (1) the costs of selling; and (2) the costs of credit investigation and documentation. The originator believes its purely tele-sales approach to volume generation is the most cost effective means of selling to a small-ticket office equipment vendor.

     The management of the originator believes that it has extensive experience in conducting an efficient and prudent process of credit investigation and documentation. In addition to the assembly line-like approach to the credit and documentation process, the originator employs system productivity features such as automated fax, on-line on-screen credit reports, instantaneous access to applicant's previous information and pre-approved lines of credit. The originator believes that continuous vendor education of the originator's credit and documentation parameters and monthly, disciplined monitoring of vendor submittal, approval, funding, delinquency and loss ratios, ensures that it efficiently conducts its business.

CREDIT UNDERWRITING POLICIES AND PROCEDURES

  Overview

     All applications for credit are evaluated by the originator according to its established underwriting procedures. Potential obligors submit their credit applications by fax, phone or the originator's web-site through the originator's approved vendor base. In some cases, existing obligors may directly apply for additional lease funding through various vendors of their choosing. Such vendors are subsequently approved, generally following the originator's standard vendor approval process.

     The originator's credit analysts use a variety of sources to obtain credit information regarding the applicant, including Dun & Bradstreet, Experian Information Solutions, Inc., Moody's Investors Service, Inc., Equifax Inc., Trans Union LLC, Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System and bank and trade references. For an obligor already doing business with the originator, the obligor's account history also plays an important role in extending additional credit. Credit analysts enter the application, obtain the necessary credit information, review available financial data, utilize one of the commercial credit scoring systems as well as an internally developed scoring matrix. Decisions are documented in the originator's system and are identified by a deal specific application number. The originator uses standard industry accepted lease documentation with exceptions approved by an officer or senior level credit or documentation analyst as delegated by policy. These documents include the lease agreement, a personal or corporate guaranty (if required as part of the credit approval and not part of the form of the lease agreement), the vendor invoice, a copy of the security deposit check, municipal documentation (as required) and a Uniform Commercial Code (UCC-1) filing for exposures greater than $25,000.

     Exceptions to credit guidelines generally will only be considered when a strong vendor relationship has been established, or additional information has been obtained that warrants the exception. In such circumstances, at least two credit authorities or, depending on the size of the credit exposure at issue, the president, the executive vice president, the senior vice president of operations or the vice president, risk management must approve the change.

  Credit Analysts and Credit Authority

     Credit analysts are generally hired based upon their background and level of experience in a lending environment. The originator believes that its analysts have the ability and experience to identify poor risks and have the authority, within specified limits, to reject or accept transactions based upon the originator's policies and procedures.

     A credit analyst's authority to approve certain levels of credit is based on the individual's past experience, current knowledge and proven sound judgment. The level of credit authority is graduated to ensure that the individuals with the highest level of experience are reviewing transactions with the largest exposure. The originator's front end software is set to control approvals within those limits and will not allow approvals outside the assigned authorities. Assigned credit authorities are reviewed periodically to determine if sound judgment and proper decisions have been rendered by such person and adjusted appropriately by the vice president, risk management and the senior vice president of operations.

  Transaction Evaluation

     a. Transactions Less Than $15,000

     For transactions of $15,000 or less, a Dun & Bradstreet commercial score report or an Experian business score report are utilized in addition to bank and trade references as necessary. Personal credit bureau reports are obtained for smaller, closely held businesses and for corporations wherein a personal guaranty is required. Slow pay histories, bankruptcy, liens, judgments or weak financial condition disclosed by one of the commercial credit scoring systems will normally result in a rejection barring plausible mitigating circumstances or additional credit support. Decisions are generally able to be made within one hour of receipt of a complete application.

     b. Transactions Greater Than $15,000

     Transactions greater than $15,000 require a more complete credit report than the scoring reports mentioned previously. In addition, depending on the transaction size and financial information available in the credit reports, financial statements and/or tax returns prepared by internal or independent accountants may be required. Financial statements and/or tax returns are generally required for transactions over $25,000, but may be waived for applicants with strong operating characteristics or good tenure and a demonstrated ability to repay the amount requested. Particularly for small businesses, tax returns may be used in lieu of financial statements.

     Credit analysts with authority for the larger ticket transactions are well versed in financial statements from a creditor's perspective. Transactions in excess of $100,000 require more in depth write ups and financial analysis, including, as necessary, discussions with lessee finance personnel.

     Unique customer credit account numbers are assigned to each obligor to track the total exposure to that obligor under various lease contract numbers. Total exposure, not individual transaction size, governs the level of analyst authority required.

     c. New Businesses

     In general, the originator does not view favorably applications from businesses with less than 24 months tenure, although some exceptions exist. For example, a new business owned by a major corporation will generally be approved for amounts less than $15,000.00 when the parent has a Dun & Bradstreet rating of 3A2 and above. Any larger amounts require individual approval from the president, executive vice president or senior vice president of operations, vice president, risk manager or credit manager.

     d. Existing Lessee Transactions

     A credit application for an existing obligor is evaluated with careful consideration of the obligor's existing payment history. If a satisfactory payment history with the originator and/or a previously approved credit line exists, then the new application may be approved based on the line or the previous credit score sheet, without completing a new credit score sheet. When an existing obligor requests that attachments to the original item of equipment be included as part of the lease, the originator will finance the addition of equipment for those obligors who have demonstrated a satisfactory payment history and have the financial capacity to meet the incremental cost involved.

     In addition, if the following conditions are met, the originator may not require prior approval of the vendor: (i) payment history must reflect that at least twelve payments have been made and the account has never been 31 days past due (while an exception for delinquency may be granted at the time of a first payment, all subsequent payments must remain current); and (ii) the additional amount to be leased must be less than or equal to the original exposure.

     e. Automatic Credit Approval for Applicants with Very High Credit Ratings

     The originator may automatically approve obligors with certain exceptionally strong credit ratings. For example if the financial statement on the Dun & Bradstreet report is dated within the last 18 months, a credit line may be issued for the following Dun & Bradstreet credit ratings: (i) 5A1 -- 5A2 ($100,000); (ii) 4A1 -- 4A2 ($50,000); (iii) 3A1 -- 3A2 ($40,000); (iv)
2A1 -- 2A2 ($30,000); and (v) 1A1 -- 1A2 ($20,000). Credit lines may also be issued based on the current month's Moody's Investor's Services bond rating as follows: (i) Aaa ($250,000); (ii) Aa ($200,000); (iii) A ($150,000); (iv) Baa
($100,000); and (v) Aaa (Insured) ($50,000).

  Vendor Approval

     The originator independently approves all vendors with whom it does business. As part of this approval process, the originator attempts to gain a thorough understanding of an applicant vendor's business and reputation. The originator has established classifications for vendor applicants, to include copier vendors, non-copier vendors, private label vendors and cost-per-copy vendors.

     a. Copier and Non-Copier Vendors

     Copier and non-copier vendors are required to submit a complete application on a vendor approval form. Such vendors should demonstrate a business tenure for at least three years and have at least five employees for copier vendors and ten employees for non-copier vendors. Copier vendors should have a relationship established with their equipment supplier for at least two years with a satisfactory recommendation or demonstrate a medium four-figure bank average maintained in a satisfactory manner.

     b. Private Label Vendors

     The originator has established a specific policy to approve certain vendors as "private label" lessors. On the private label lease document, the originator does not appear as the lessor, but the lease is instead either sold or assigned. The originator generally incorporates the following basic requirements of the vendors for private label approval: (i) tenure should be equal to or greater than five years; (ii) the vendor should generate at least $1.0 million in sales per year; (iii) leasing volume should be at least $25,000 per month or $300,000/year; (iv) the most recent annual and interim financial statements should be supplied; and (v) all other vendor approval requirements should be met and information submitted on the vendor approval form. Approximately 34% of the contracts (by outstanding scheduled contract balances) are through private label vendors. Most of the private label vendors use the originator's form of private label lease. If the vendor does not use the originator's form, the originator uses a checklist to ensure that all key lease terms are included.

     c. Cost-Per-Copy Vendors

     Most "cost-per-copy" lease agreements provide for a minimum lease payment, often expressed in a minimum number of copies committed to by lessee, in addition to additional cost-per-copy overages. The following are the basic requirements of the vendors for cost-per-copy approval: (i) tenure should be equal to or greater than five years; (ii) the vendor should generate at least $1.5 million in sales per year; (iii) leasing volume should be at least $15,000 per month; (iv) the most recent annual and interim financial statements should be supplied; (v) all other vendor approval requirements should be met and information submitted on a vendor approval form; and (vi) only larger copiers may be included in the cost-per-copy lease agreement.

  Bulk Purchases

     GreatAmerica Leasing Corporation also has purchased some contracts on a bulk or portfolio basis. These contracts may be originated by a variety of originators under several different underwriting guidelines. When reviewing potential bulk or portfolio acquisitions, the existing originator's contracts are reviewed and approved by GreatAmerica Leasing Corporation credit department, using pre-determined guidelines. For each potential bulk or portfolio purchase, GreatAmerica Leasing Corporation is able to accept or reject individual contracts.

COLLECTION PROCEDURES

     Collection procedures have been instituted by the originator and are uniformly utilized. The originator's collections manager reviews aging and collection schedules to identify material accounts that have become 31 days past due or will become 31 days past due if a payment is not received by the end of the month. A late charge is generally assessed to an obligor on the fifth day after a payment is due. Telephone contact is normally initiated when an account is 10-days past due, but may be initiated more quickly. The collections manager conducts a more formalized review once per week in order to better target the collection effort. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.


     When an account becomes 30-days past due, a past-due collection letter is generally sent out to the obligor and to anyone providing personal guarantees on the contracts. An acceleration letter is sent to the obligor and any guarantors, as circumstances warrant. Telephone contact will be continued throughout the delinquency period. Prior to the end of each month, the originator's collections manager reviews all accounts that are more than 31 days past due and recommends which accounts should be written off. Prior to being written off (which generally occurs prior to the lease being 120-days delinquent), each contract is evaluated on the merits of the individual situation, with the current financial strength of the obligor being considered. The collections manager will determine whether to pursue each written-off account further through litigation, a small claims proceeding, in-house collection efforts or by referral to collection agencies.


RESIDUAL VALUES

     GreatAmerica Leasing Corporation has realized residual values that, on average, exceeded the booked residual values for the contracts. For contracts in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on GreatAmerica Leasing Corporation's books. In the event that the equipment is returned, GreatAmerica Leasing Corporation utilizes the services of its vendors and also participates in an active secondary market for the sale of this returned, used equipment.

LEGAL PROCEEDINGS

     GreatAmerica Leasing Corporation is a party to various legal proceedings through which it is attempting to enforce defaulted or delinquent contracts. In some of these proceedings, the obligor and other obligors have asserted various counterclaims. GreatAmerica Leasing Corporation does not believe that any of these counterclaims, nor any other pending litigation against the originator, will have a material adverse effect on the operating results of the originator. There is no litigation pending with respect to any of the contracts being transferred to the issuer on the closing date.

                                   THE ISSUER

     The issuer is a bankruptcy remote, limited liability company organized under the laws of the State of Delaware. The issuer was formed for the limited purpose of engaging in the transactions described herein, particularly to acquire from the originator equipment leases (including equipment), loan agreements and other financing agreements, to issue the securities secured by its assets and any activities incidental to and necessary or convenient for the accomplishment of such purposes. As a bankruptcy-remote entity, the issuer's operations will be restricted so that it does not engage in business with, or incur liabilities to, any other entity other than the indenture trustee and other trustees and agents on behalf of other investors in nonrecourse, asset-backed financings. The restrictions are intended to prevent the issuer from engaging in business with other entities that may bring bankruptcy proceedings against the issuer. The restrictions are also intended to reduce the risk that the issuer will be consolidated into the bankruptcy proceedings of any other entity.

     The issuer will have no other assets available to pay amounts owing under the indenture except the pledged assets, including the contracts and the originator's interest in the equipment, the proceeds of the contracts and earnings on the amounts on deposit in the collection account and the payahead account and with respect to the reserve fund and the residual account. The issuer's address is 625 First Street SE, Suite 701, Cedar Rapids, Iowa 52401, and its phone number is (319) 365-8449.

     The issuer was established pursuant to a certificate of formation dated as of March 22, 2000 and amended on April 12, 2000. The issuer is governed pursuant to that certain limited liability company agreement dated as of April 12, 2000, which describes the administration of the issuer.

     The servicer will service the contracts pursuant to the transfer and servicing agreement, and will be compensated for acting as the servicer. See "Description of the Notes and Indenture -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the contracts by the indenture trustee.

OTHER INFORMATION

     The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered by this prospectus. For further information, you should read the registration statement. The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the following locations:

   450 Fifth Street, N.W.             Citicorp Center             Seven World Trade Center
          Room 1024                  500 West Madison,                   Suite 1300
   Washington, D.C. 20549               Suite 1400                New York, New York 10048
                                  Chicago, Illinois 60661

     You may obtain copies of the registration statement for a fee from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a public access site on the internet through the World Wide Web at which you may view reports, information statements and other information, including all electronic filings, regarding the issuer. The internet address of the World Wide Web site is http://www.sec.gov. The servicer, on behalf of the issuer, will also file or cause to be filed with the Securities and Exchange Commission the periodic reports required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Copies of those reports can be obtained as described above.

                     DESCRIPTION OF THE NOTES AND INDENTURE

     The statements under this caption describe all of the material terms of the notes and the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. However, these statements are summaries. For a more detailed description of the terms of the notes, you should read the transfer and servicing agreement and the indenture, the forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

     Unless and until definitive notes are issued under the limited circumstances described therein, all references to actions taken by noteholders shall, in the case of the book-entry notes, refer to actions taken by DTC, Euroclear or Clearstream Luxembourg, as applicable, upon instructions from their respective participants, and all references herein to distributions, notices, reports and statements to noteholders shall, in the case of the book-entry notes, refer to distributions, notices, reports and statements to DTC or Cede & Co., Euroclear or Clearstream Luxembourg, as applicable, as the registered holder of the book-entry notes, as the case may be, for distribution to beneficial owners in accordance with their respective procedures.

GENERAL

     The offered notes will consist of five classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes. The notes will be issued under the indenture. Only the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes are being offered by this prospectus. Information regarding the Class C Notes and Class D Notes is included in this document only to help you better understand the terms of the Class A Notes and the Class B Notes.

     The notes will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in book-entry form; provided, however, that one note of each class will be issued in an incremental denomination of less than $1,000. The Class A-l Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company, except as set forth below. Payments on the notes will be made as described below to the noteholders in whose names the notes were registered at the close of business on the day immediately preceding the day on which such payments will be made. However, the final payment on the notes offered hereby will be made only upon presentation and surrender of the notes. All payments with respect to the principal of and interest on the notes will be made in immediately available funds. See "-- Book-Entry Registration".

     The indenture trustee will be granted a first priority lien on the issuer's assets to secure the notes; provided, that distributions on the notes will be allocated as provided in "-- Allocations". The notes are nonrecourse obligations of the issuer and do not represent interests in or obligations of the originator, the servicer, the indenture trustee or any affiliate of such persons.

INTEREST AND PRINCIPAL


     Interest on the notes will be payable on the 20th day of each calendar month, or if that day is not a business day, the next business day, beginning on June 20, 2000, until the notes have been paid in full or have matured. Interest on the notes will be paid at the respective rates specified on the cover of this prospectus. Interest on each class of notes will accrue at the interest rate specified for the class, for the period from and including the most recent date on which interest has been paid. However, in the case of the initial interest payment date, interest will accrue from the closing date for the initial transfer of the contracts to the issuer to but excluding the following payment date. The interest will accrue on the outstanding principal amount of the notes as of the first day of the interest accrual period.


     The stated maturity dates of the notes are specified on the cover of this prospectus. However, if all payments on the contracts are made as scheduled, final payment with respect to the notes would occur prior to the stated maturity date. Prior to the respective stated maturity dates, amounts to be applied in reduction of the outstanding principal amount of any note, including the payment of the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount or Class D Principal

Payment Amount payable on any payment date, will not be due and payable, although the failure of the issuer or servicer to remit any amounts available for payment on the notes will, after the applicable grace period, constitute an event of default under the indenture. See "-- Events of Default".

     We will pay interest and principal on the notes using amounts representing primarily collections of payments due under the contracts and amounts received upon prepayment or purchase of the contracts or liquidation of the contracts and disposition of the related equipment upon defaults thereunder and residual receipts, but only after we use those amounts to repay servicer advances and servicing fees (which includes amounts owed to the indenture trustee). See
"-- Amounts Available for Payments on the Notes" and "The Transfer and Servicing Agreement -- Servicing Standard and Servicer Advances".

AMOUNTS AVAILABLE FOR PAYMENTS ON THE NOTES


     As of any payment date, which shall be the 20th day of each calendar month, or, if such day is not a business day, the next business day, the amounts available for payment of interest and principal consist of:


     - except for Excluded Amounts, all amounts on deposit in the collection account as of the third business day immediately preceding the payment date on account of scheduled payments due on or before, and prepayments in full received on or before, the last day of the immediately preceding collection period;


     - recoveries on account of previously defaulted contracts received during the preceding collection period, including proceeds of repossessed equipment or other security or other property, insurance proceeds, amounts representing late fees unrelated to servicer advances and penalties and amounts, if any, subsequently received from the related vendor, net of reimbursable collection and liquidation expenses and servicer advances;


     - residual receipts received during the preceding collection period;

     - funds on deposit in the reserve fund in the amount specified in "-- Reserve Fund";

     - funds on deposit in the residual account as specified in "-- Residual Account";


     - funds on deposit in the payahead account received in previous collection periods and due in the related collection period, as specified in "-- Collection Account, Payahead Account and Collection Period"; and


     - proceeds of any of the above items.

     Each collection period for purposes of determining the amounts available for distribution on the notes coincides with the previous calendar month.

     Prepayments on the contracts (other than payaheads) that are treated as available amounts are:

     - optional prepayments that are full prepayments and that the servicer has received, and expressly permitted the related obligor to make, in advance of its scheduled termination date;

     - payments upon repurchases by the originator through the issuer as a result of the breach of representations and warranties or covenants in the transfer and servicing agreement;

     - liquidation proceeds from the sale, lease or re-lease of the equipment, proceeds of related insurance policies and net recoveries with respect to any defaulted contracts; and

     - payments upon an optional redemption of the notes.

     "Excluded Amounts" means:


     - collections on deposit in the collection account or otherwise received by the servicer on or with respect to the contracts or related equipment, which collections are attributable to any late charges or to any taxes and fees or other charges imposed by any governmental authority;


     - collections representing reimbursements of insurance premiums or payments for services that were not financed by the originator;

     - collections representing indemnity payments or maintenance payments;


     - other non-contract charges (including documentation fees) reimbursable to the servicer in accordance with the servicer's customary policies and procedures;



     - collections with respect to repurchased or expired contracts; and



     - amounts due to the originator prior to the applicable cutoff date.


ALLOCATIONS

  Prior to an Event of Default.


     On each payment date prior to the occurrence of an event of default under the indenture, the servicer shall instruct the indenture trustee to withdraw, and on the payment date the indenture trustee shall withdraw, from the collection account the amounts available for payments on the notes. See
"-- Amounts Available for Payment on the Notes" and "-- Events of Default". The indenture trustee will make payments on the 20th day of each calendar month, or if such day is not a business day, the next business day, in the following order of priority:


          FIRST, to the servicer, reimbursement for the amount of any scheduled payments on the contracts that were not received when due and that the servicer advanced for deposit in the collection account;


          SECOND, if a successor servicer were being appointed, to the indenture trustee, the costs and expenses associated with the appointment of such successor servicer and the transition relating thereto (which amount shall not, taken in the aggregate with all other amounts withdrawn for such purpose, exceed in the aggregate during the term of the transaction the lesser of (i) $200,000 and (ii) the product of (a) $10 and (b) the number of contracts on such date);


          THIRD, to the servicer, its monthly servicing fee for the preceding monthly period;

          FOURTH, to the indenture trustee, any amounts payable for the fees (to the extent such fees have not been paid by the servicer), expenses and indemnity payments, if any, due and payable to the indenture trustee;

          FIFTH, to the holders of the notes, the amounts specified in the following table and in the order set forth in the following table:

CLASS OF NOTE
RECEIVING PAYMENT                           AMOUNT TO BE PAID
-----------------                           -----------------
A-1, A-2, A-3 and A-4  Pro rata, interest accrued on the Class A-l Notes, Class A-2
                       Notes, Class A-3 Notes and Class A-4 Notes at their
                       respective interest rates for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
B                      Interest accrued on the Class B Notes at the Class B Note
                       interest rate for the period from and including the most
                       recent date on which interest has been paid to, but
                       excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
C                      Interest accrued on the Class C Notes at the Class C Note
                       interest rate for the period from and including the most
                       recent date on which interest has been paid to, but
                       excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.

CLASS OF NOTE
RECEIVING PAYMENT                           AMOUNT TO BE PAID
-----------------                           -----------------
D                      Interest accrued on the Class D Notes at the Class D Note
                       interest rate for the period from and including the most
                       recent date on which interest has been paid to, but
                       excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
A-1                    Class A Principal Payment Amount, until the outstanding
                       principal of the Class A-l Notes is reduced to $0.
A-2                    - $0, prior to the payment date on which the outstanding
                         principal of the Class A-1 Notes is reduced to $0.
                       - Class A Principal Payment Amount less the amount needed to reduce the outstanding principal of the Class A-1 Notes to
                         $0, on subsequent payment dates until the outstanding
                         principal of the Class A-2 Notes is reduced to $0.
A-3                    - $0, prior to the payment date on which the outstanding
                         principal of the Class A-1 Notes and Class A-2 Notes is
                         reduced to $0.
                       - Class A Principal Payment Amount less the amount needed to reduce the outstanding principal of the Class A-1 Notes and
                         Class A-2 Notes to $0, on subsequent payment dates until
                         the outstanding principal of the Class A-3 Notes is
                         reduced to $0.
A-4                    - $0, prior to the payment date on which the outstanding
                         principal of the Class A-1 Notes, Class A-2 Notes and Class
                         A-3 Notes is reduced to $0.
                       - Class A Principal Payment Amount less the amount needed to reduce the outstanding principal amount of the Class A-1
                         Notes, Class A-2 Notes and Class A-3 Notes to $0, on
                         subsequent payment dates until the outstanding principal
                         of the Class A-4 Notes is reduced to $0.
B                      - Class B Principal Payment Amount until the outstanding
                         principal of the Class B Notes is reduced to $0.
C                      - Class C Principal Payment Amount until the outstanding
                         principal of the Class C Notes is reduced to $0.
D                      - Class D Principal Payment Amount until the outstanding
                         principal of the Class D Notes is reduced to $0.
A-1                    - Additional Principal, if any, on subsequent payment dates until the outstanding principal of the Class A-1 Notes is
                         reduced to $0.
A-2                    - $0, prior to the payment date on which the outstanding
                         principal of the Class A-1 Notes is reduced to $0.
                       - The excess, if any, of Additional Principal over the
                         amount needed to reduce the outstanding principal of the
                         Class A-1 Notes to $0, on subsequent payment dates until
                         the outstanding principal on the Class A-2 Notes is
                         reduced to $0.
A-3                    - $0, prior to the payment date on which the outstanding
                         principal of the Class A-1 Notes and Class A-2 Notes is
                         reduced to $0.
                       - The excess, if any, of Additional Principal over the
                         amount needed to reduce the outstanding principal of the
                         Class A-1 Notes and Class A-2 Notes to $0, on subsequent
                         payment dates until the outstanding principal of the Class
                         A-3 Notes is reduced to $0.
A-4                    - $0, prior to the payment date on which the outstanding
                         principal of the Class A-1 Notes, Class A-2 Notes and Class
                         A-3 Notes is reduced to $0.

CLASS OF NOTE
RECEIVING PAYMENT                           AMOUNT TO BE PAID
-----------------                           -----------------
                       - The excess, if any, of Additional Principal over the
                         amount needed to reduce the outstanding principal of the
                         Class A-1 Notes, Class A-2 Notes and Class A-3 Notes to
                         $0, on subsequent payment dates until the outstanding
                         principal of the Class A-4 Notes is reduced to $0.
B                      - $0, prior to the payment date on which the outstanding
                         principal of the Class A Notes is reduced to $0.
                       - The excess, if any, of Additional Principal over the
                         amount needed to reduce the outstanding principal of the
                         Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and
                         Class A-4 Notes to $0, on subsequent payment dates until
                         the outstanding principal of the Class B Notes is reduced
                         to $0.
C                      - $0, prior to the payment date on which the outstanding
                         principal of the Class A Notes and Class B Notes is reduced to $0.
                       - The excess, if any, of Additional Principal over the
                         amount needed to reduce the outstanding principal of the
                         Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class
                         A-4 Notes and Class B Notes to $0, on subsequent payment
                         dates until the outstanding principal of the Class C Notes is reduced to $0.
D                      - $0, prior to the payment date on which the outstanding
                         principal of the Class A Notes, Class B Notes and Class C
                         Notes is reduced to $0.
                       - The excess, if any, of Additional Principal over the
                         amount needed to reduce the outstanding principal of the
                         Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class
                         A-4 Notes, Class B Notes and Class C Notes to $0, on
                         subsequent payment dates until the outstanding principal
                         of the Class D Notes is reduced to $0.

          SIXTH, to the holders of the notes, to the extent there are amounts (including all collections through the determination date and amounts in the reserve fund, residual account and payahead account) sufficient to pay in full the remaining outstanding principal of all of the notes;

          SEVENTH, to the extent that any amounts remain after allocating the amounts available for distribution on the notes, the indenture trustee will deposit into the reserve fund an amount, if any, which, when so deposited, causes the balance in the reserve fund to equal 1.00% of the initial aggregate discounted contract balance;


          EIGHTH, upon the occurrence and continuance of a residual event, the lesser of (A) the remaining available amounts and (B) the aggregate amount of residual receipts actually collected and included in amounts available for that payment date will be deposited into the residual account;



          NINTH, to the indenture trustee, all amounts due to it and not paid pursuant to clause SECOND by reason of the limitation in such clause; and



          TENTH, any excess shall be paid to the issuer.


     The indenture trustee will distribute available amounts on each note within each class of notes based on the outstanding principal amount of the note relative to the aggregate outstanding principal amount of that class of notes.

  Following an Event of Default.

     On the third business day prior to each payment date after the occurrence of an event of default under the indenture, the servicer shall instruct the indenture trustee to withdraw, and on the payment date the indenture trustee will follow the instructions to withdraw, from the collection account the amounts available for payments on the notes. See "-- Amounts Available for Payment on the Notes" and see "-- Events of Default." The payments listed below will be made only to the extent there are sufficient amounts available on such payment date. The indenture trustee will make payments on the 20th day of each calendar month, or if such day is not a business day, the next business day, in the following order of priority:



          FIRST, pay to the indenture trustee (to the extent not paid by the servicer), the amount of (a) any unpaid fees, expenses (including legal fees and expenses) and indemnity payments; and (b) if a successor servicer were being appointed, to the indenture trustee, the costs and expenses associated with the appointment of such successor servicer and the transition relating thereto (which amounts described in (b) shall not, taken in the aggregate with all other amounts withdrawn for such purpose, exceed in the aggregate during the term of the transaction the lesser of
     (i) $200,000 and (ii) the product of (a) $10 and (b) the number of contracts on such date);


          SECOND, pay to the noteholders, reimbursement for any indemnity payments noteholders may have elected to make to the indenture trustee;

          THIRD, to the servicer, its monthly servicing fee for the preceding monthly period together with any amounts in respect of the servicer's fee that were due in respect of prior monthly periods that remain unpaid;

          FOURTH, to the holders of the notes the amounts specified in the following table and in the order set forth in the following table:


CLASS OF NOTE
RECEIVING PAYMENT                           AMOUNT TO BE PAID
-----------------                           -----------------
A-1, A-2, A-3 and A-4  Pro rata, interest accrued on the Class A-l Notes, Class A-2
                       Notes, Class A-3 Notes and Class A-4 Notes at their
                       respective interest rates for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
B                      Interest accrued on the Class B Notes at the Class B Note
                       interest rate for the period from and including the most
                       recent date on which interest has been paid to, but
                       excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
C                      Interest accrued on the Class C Notes at the Class C Note
                       interest rate for the period from and including the most
                       recent date on which interest has been paid to, but
                       excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
D                      Interest accrued on the Class D Notes at the Class D Note
                       interest rate for the period from and including the most
                       recent date on which interest has been paid to, but
                       excluding, the current interest payment date (including
                       interest due on any overdue installment of interest) and
                       interest accrued in respect of prior periods for which no
                       allocation was previously made.
A-1                    Outstanding principal of the Class A-1 Notes.
A-2, A-3 and A-4       Outstanding principal of the Class A-2 Notes, Class A-3
                       Notes and Class A-4 Notes, pro rata, according to the
                       outstanding principal for each class of notes.
B                      Outstanding principal of the Class B Notes.
C                      Outstanding principal of the Class C Notes.
D                      Outstanding principal of the Class D Notes.



          FIFTH, pay to the indenture trustee all amounts due it and not paid pursuant to clause FIRST by reason of the limitation in such clause; and

          SIXTH, any excess shall be paid to the issuer.

     The terms used in describing the calculation of interest and principal payments and allocations on the notes are defined as follows:

     "Additional Principal" means, with respect to a date on which principal is to be paid,

          (1) if the Class B Target Investor Principal Amount, the Class C Target Investor Principal Amount and Class D Target Investor Principal Amount exceed the Class B Floor, the Class C Floor and the Class D Floor, respectively, an amount of $0; or

          (2) if any of the conditions in clause (1) are not satisfied, an amount equal to the excess, if any, of

             (A) the Monthly Principal Amount, over

             (B) the sum of the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount and the Class D Principal Payment Amount for such payment date.


     "Class A Percentage" means approximately 83.45%, which is the ratio of:


          (1) the sum of the initial principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to

          (2) the initial aggregate discounted contract balance.

     "Class A Principal Payment Amount" means, with respect to a date on which principal is to be paid, the amount necessary to reduce the sum of the outstanding principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the Class A Target Investor Principal Amount.

     "Class A Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:

          (1) the Class A Percentage and

          (2) the aggregate discounted contract balance as of the last day of the immediately preceding completed collection period.

     "Class B Floor" means, with respect to a date on which principal is to be paid,


          (1) 3.510% of the initial aggregate discounted contract balance plus


          (2) the Cumulative Loss Amount as of such payment date, minus

          (3) the sum of

             (A) the outstanding principal amount of the Class C Notes and Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date,


             (B) the Overcollateralization Balance as of the immediately preceding payment date and


             (C) the amount on deposit in the reserve fund and the residual account after giving effect to amounts to be withdrawn on such payment date.


     "Class B Percentage" means approximately 5.50%, which is the ratio of:


          (1) the initial principal amount of the Class B Notes to

          (2) the initial aggregate discounted contract balance.


     "Class B Principal Payment Amount" means, with respect to a date on which principal is to be paid, the lesser of (1) the excess, if any, of (a) the Monthly Principal Amount over (b) the Class A Principal Payment Amount and (2) the excess, if any, of (a) the aggregate outstanding principal amount of the Class B Notes over (b) the greater of (x) the Class B Target Investor Principal Amount and (y) the Class B Floor.

     "Class B Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:

          (1) the Class B Percentage and

          (2) the aggregate discounted contract balance as of the last day of the immediately preceding completed collection period.

     "Class C Floor" means, with respect to a date on which principal is to be paid,


          (1) 2.410% of the initial aggregate discounted contract balance plus


          (2) the Cumulative Loss Amount as of such payment date, minus

          (3) the sum of

             (A) the outstanding principal amount of the Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date,


             (B) the Overcollateralization Balance as of the immediately preceding payment date and


             (C) the amount on deposit in the reserve fund and the residual account after giving effect to amounts to be withdrawn on such payment date;


        provided, however, that if the Class B Target Investor Principal Amount is less than or equal to the Class B Floor on such payment date, the Class C Floor will equal the outstanding principal amount of the Class C Notes utilized in the calculation of the Class B Floor for such payment date.



     "Class C Percentage" means approximately 5.75%, which is the ratio of:


          (1) the initial principal amount of the Class C Notes to

          (2) the initial aggregate discounted contract balance.


     "Class C Principal Payment Amount" means, with respect to a date on which principal is to be paid, the lesser of (1) the excess, if any, of (a) the Monthly Principal Amount over (b) the sum of the Class A Principal Payment Amount and the Class B Principal Payment Amount and (2) the excess, if any, of
(a) the aggregate outstanding principal amount of the Class C Notes over (b) the greater of (x) the Class C Target Investor Principal Amount and (y) the Class C Floor.


     "Class C Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:

          (1) the Class C Percentage and

          (2) the aggregate discounted contract balance as of the last day of the immediately preceding completed collection period.

     "Class D Floor" means, with respect to a date on which principal is to be paid,


          (1) 1.26% of the initial aggregate discounted contract balance plus


          (2) the Cumulative Loss Amount as of such payment date, minus

          (3) the sum of


             (A) the Overcollateralization Balance as of the immediately preceding payment date and


             (B) the amount on deposit in the reserve fund and the residual account after giving effect to amounts to be withdrawn on such payment date;


        provided, however, that if the Class C Target Investor Principal Amount is less than or equal to the Class C Floor on such payment date, the Class D Floor will equal the outstanding principal amount of the Class D Notes utilized in the calculation of the Class C Floor for such payment date.

     "Class D Percentage" means approximately 2.80%, which is the ratio of:


          (1) the initial principal amount of the Class D Notes to

          (2) the initial aggregate discounted contract balance.


     "Class D Principal Payment Amount" means, with respect to a date on which principal is to be paid, the lesser of (1) the excess, if any, of (a) the Monthly Principal Amount over (b) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount and (2) the excess, if any, of (a) the aggregate outstanding principal amount of the Class D Notes over (b) the greater of (x) the Class D Target Investor Principal Amount and (y) the Class D Floor.


     "Class D Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of:

          (1) the Class D Percentage and

          (2) the aggregate discounted contract balance as of the last day of the immediately preceding completed collection period.

     "Cumulative Loss Amount" means, with respect to a date on which principal is to be paid, an amount equal to the excess, if any, of

          (1) the total of:

             (A) the outstanding principal amounts of all of the notes as of the immediately preceding payment date after giving effect to all principal payments made on such date, plus

             (B) the Overcollateralization Balance as of the immediately preceding payment date, minus

             (C) the lesser of

                (1) the Monthly Principal Amount; and

                (2) the amounts available for distribution on the notes after paying all amounts owing to the servicer and all interest due on the notes on such payment date, over

          (2) the aggregate discounted contract balance as of the last day of the immediately preceding completed collection period.

     "Monthly Principal Amount" means, with respect to any payment date, an amount equal to the excess, if any, of:

          (1) the total of:

             (A) the outstanding principal amounts of all of the notes as of the immediately preceding payment date after giving effect to all principal payments made on such date, plus


             (B) the Overcollateralization Balance as of the immediately preceding payment date, over


          (2) the aggregate discounted contract balance as of the last day of the collection period completed immediately prior to such date.

     "Overcollateralization Balance" means with respect to a payment date, an amount equal to the excess, if any, of:

          (1) the aggregate discounted contract balance as of the last day of the collection period completed immediately prior to such date, over

          (2) the sum of the outstanding principal amount of all of the notes as of such date after giving effect to all principal payments made on such date.

RESERVE FUND


     The reserve fund will be an account, or a sub-account of the collection account, held in the name of the indenture trustee on behalf of you. On the closing date, the reserve fund balance will be approximately $2,402,824.41. On any payment date, after distributing the amounts available to the servicer, the indenture trustee and the noteholders as described in "-- Allocations", we will deposit the remaining available amounts into the reserve fund until the amount in the reserve fund equals 1.00% of the initial aggregate discounted contract balance.



     If on any payment date, collections on the contracts and amounts, if any, in the residual account are less than the amount needed to pay interest or principal due on the notes, the indenture trustee will withdraw funds, if any, from the reserve fund to pay the interest and principal as well as certain amounts owed to the servicer and the indenture trustee.


     Amounts in the reserve fund will be invested in investments deemed to be eligible investments for funds held in the collection account. See
"-- Collection Account, Payahead Account and Collection Period". Earnings on the eligible investments will be treated as amounts available for distribution to the noteholders and the issuer.

     If on any payment date, there are excess available amounts remaining after we pay the servicer and noteholders and increase the reserve fund balance to 1.00% of the initial aggregate discounted contract balance as described in "-- Allocations" and no residual event exists, we will distribute such excess to the issuer. Upon any such distributions to the issuer, you will have no further rights in, or claims to, such amounts.


     The indenture trustee will allocate amounts withdrawn from the reserve fund as described in "-- Allocations". Upon making these payments in full, the funds on deposit in the reserve fund in excess of 1.00% of the initial aggregate discounted contract balance shall be paid to the issuer unless a residual event or an event of default exists.


RESIDUAL ACCOUNT

     Residual receipts include cash flows realized from the sale or re-lease of equipment following the scheduled expiration dates or voluntary early termination of a contract, other than equipment subject to defaulted contracts or contracts for which the servicer delivers a substitute contract.


     If on any payment date, collections on the contracts are less than the amount needed to pay interest or principal due on the notes, the indenture trustee will withdraw funds, if any, from the residual account to pay the interest and principal as well as certain amounts owed to the servicer and the indenture trustee.



     The residual account will be an account, or a sub-account of the collection account, held in the name of the indenture trustee on behalf of you that will hold funds when a residual event exists. If a residual event has occurred and is continuing, then on each payment date, if any amounts available remain after the servicer provides for the repayment of servicer advances, the payment of the servicing fee, the payment of the indenture trustee's fees, expenses and indemnitees including transition expenses, the payment of interest and principal on the notes, and the deposit of any required amounts into the reserve fund, then the servicer shall deposit into the residual account the lesser of (i) the remaining amounts available and (ii) the aggregate amount of residual receipts originally included in available amounts for such payment date. Actual residual receipts may be more or less than the residual value of the equipment recorded on the books of the issuer.



     A residual event means the occurrence of one or more of the following: (a) the occurrence of an event of default, (b) GreatAmerica Leasing Corporation is no longer the servicer (other than in the circumstances that permit a successor servicer by merger or acquisition as set forth under "The Transfer and Servicing Agreement -- Servicer Resignation"); (c) the three-month residual realization percentage calculated on the related determination date is less than 85.00% (unless such three-month residual realization percentage has been less than 85.00% on any previous determination date, in which case the percentage for this clause (c) shall be 100.00%); (d) the three-month delinquency percentage calculated on the related determination date is greater than 6.00%; or (e) the cumulative net loss percentage on the related determination date exceeds the loss trigger percentage set forth below:

                                                                LOSS TRIGGER
COLLECTION PERIOD                                                PERCENTAGE
-----------------                                               ------------
1st through, and including, the 12th collection period:             3.50%
13th through, and including, the 24th collection period:            5.00%
25th collection period ongoing:                                     6.50%


     Notwithstanding the foregoing: (i) the residual event referred to in clause
(c) may be cured on any payment date the three-month residual realization percentage is greater than or equal to 100% for the related determination date and the five immediately preceding determination dates, (ii) the residual event referred to in clause (d) above may be cured on any payment date if the three-month delinquency percentage as of the end of the preceding collection period is less than or equal to 6.00% for the related determination date and the two immediately preceding determination dates and (iii) the residual event referenced in clause (e) may be cured if the cumulative net loss percentage is less than or equal to the associated loss trigger percentage for the related determination date and the two immediately preceding determination dates.



     The three-month residual realization percentage means with respect to any payment date commencing with the third payment date, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the monthly residual realization percentage for such payment date and the two immediately preceding payment dates and (b) the denominator of which is three. The monthly residual realization percentage means with respect to any payment date, the percentage equivalent of a fraction, (a) the numerator of which is the cumulative amount of residual receipts collected on all contracts (other than with respect to defaulted contracts) as to which the servicer, during the related collection period, determined that the full amount of residual receipts to be received with respect to the related equipment has been collected, and (b) the denominator of which is equal to the aggregate booked residual value with respect to such contracts (other than with respect to defaulted contracts). Booked residual value means with respect to each contract and the related equipment, the estimated residual value of the equipment recorded on the books of the originator (in accordance with the originator's standard policies) as of May 1, 2000.



     The three-month delinquency percentage means with respect to any payment date commencing with the third payment date, the percentage equivalent of a fraction, (a) the numerator of which is the sum of the monthly delinquency percentages for such payment date and the two immediately preceding payment dates, and (b) the denominator of which is three. The monthly delinquency percentage means with respect to any payment date, the percentage equivalent of a fraction, (a) the numerator of which is the aggregate contract balance remaining of all contracts (other than defaulted contracts) that are 31 days or more delinquent as of the last day of the immediately preceding collection period, and (b) the denominator of which is the aggregate contract balance of all contracts (other than defaulted contracts) remaining as of the last day of the immediately preceding collection period.


     The cumulative net loss percentage means with respect to any payment date, the percentage equivalent of a fraction, (a) the numerator of which is the excess of (x) the aggregate amount of the discounted contract balance (immediately prior to a contract's classification as a defaulted contract) of all contracts that become defaulted contracts during all prior collection periods (including such collection period) over (y) the aggregate amount of all recoveries related to those defaulted contracts, and (b) the denominator of which is the initial aggregate discounted contract balance.

     Amounts in the residual account will be invested in investments deemed to be eligible investments for funds held in the collection account. See
"-- Collection Account, Payahead Account and Collection Period". Earnings on the eligible investments will be treated as amounts available for distribution to the noteholders and the issuer.

     The indenture trustee will allocate amounts withdrawn from the residual account as described in "-- Allocations". If on any payment date, there are excess available amounts remaining after the indenture trustee pays the servicer, the indenture trustee and the noteholders and increases the reserve fund balance to 1.00% of the initial aggregate discounted contract balance as described in "-- Allocations" and no residual event exists, the indenture trustee will distribute such excess as provided under "-- Allocations". Upon any such distributions, you will have no further rights in, or claims to, such amounts.

COLLECTION ACCOUNT, PAYAHEAD ACCOUNT AND COLLECTION PERIOD

     The servicer, for your benefit, shall cause to be established an account referred to as the "collection account" maintained in the name of the indenture trustee, with an office or branch of a depository institution or trust company, which may be the indenture trustee, organized under any state laws or laws of the United States of America and located in the state designated by the servicer. This account will be a non-interest bearing segregated corporate trust account bearing a designation clearly indicating that the funds deposited in the account are held in trust for the benefit of the noteholders.

     At all times such depository institution or trust company shall have the following characteristics and the amounts in the collection account will be invested in the following eligible investments:

ELIGIBLE DEPOSITORY INSTITUTION OR TRUST COMPANY

- the corporate trust department of the indenture trustee or

- a depository institution organized under any state laws or the laws of the United States of America or the District of Columbia or any domestic branch of a foreign bank,

  (1) (A) which has either

       (i) a long-term unsecured debt rating acceptable to the rating agencies rating the notes or

       (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies,

       (B) the parent corporation of which has either

       (i) a long-term unsecured debt rating acceptable to the rating agencies rating the notes or

       (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies or

       (C) is otherwise acceptable to the rating agencies rating the notes and

  (2) whose deposits are insured by the Federal Deposit Insurance Corporation and that have a rating acceptable to the rating agencies.

ELIGIBLE INVESTMENTS

- obligations fully guaranteed by the United States of America;

- demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having commercial paper and short-term unsecured debt obligations, other than such obligation whose rating is based on the credit of another person, with the highest rating from each rating agency rating the notes;


- commercial paper or other short-term obligations having the highest rating from each rating agency rating the notes at the time the issuer purchased it;


- demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC and that have a rating acceptable to the rating agencies;

- notes or bankers' acceptances issued by any depository institution or trust company having commercial paper and short-term unsecured debt obligations, other than such obligation whose rating is based on the credit of another person, with the highest rating from each rating agency rating the notes;


- The Chase Manhattan Bank's Vista money market funds that have the highest rating from, or have otherwise been approved in writing by, each rating agency rating the notes;


- money market funds that have the highest rating from, or have otherwise been approved in writing by, each rating agency rating the notes;

- money market funds that have the highest rating from, or have otherwise been approved in writing by, each rating agency rating the notes;

- eligible repurchase agreements that have a rating acceptable to the rating agencies; and

- any other investments approved in writing by the rating agencies.

     Any earnings, net of losses and investment expenses, on funds in the collection account will be held in that account and be treated as amounts available for distribution to you. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the transfer and servicing agreement.


     If any institution at which any of the collection account, reserve fund, residual account or payahead account is established ceases to be an eligible institution as described above, the servicer shall, within ten business days after receiving notice of that fact, establish a replacement account at another institution meeting the above eligibility requirements.


  Payahead Account

     The servicer, for your benefit, shall cause to be established a sub-account of the collection account, referred to as the "payahead account," into which all payaheads will be deposited. "Payaheads" mean early payments by or on behalf of obligors that do not constitute scheduled payments due in the current collection period other than prepayments in full, in any case in accordance with the servicer's customary practices. Until such time as all or a portion of any payaheads fall due and are released from the payahead account to the collection account, they will not constitute amounts available and will not be available for distribution to you. On each payment date the servicer will release payaheads from the payahead account to the collection account to be included as amounts available for such day (x) with respect to each contract for which the payments made by or on behalf of the obligor for the related collection period are less than the scheduled payment for the related collection period, the amount of payaheads, if any, made with respect to such contract that, when added to the amount of such payments, is equal to the amount of such scheduled payment, (y) with respect to each contract for which prepayments insufficient to prepay the contract in full have been made on or behalf of the obligor for the related collection period, the amount of payaheads, if any, made with respect to such contract that, when added to the amount of such prepayments, is equal to an amount sufficient to prepay the contract in full, and (z) the amount of all payaheads, if any, made with respect to any contract repurchased by the originator.

     Each collection period begins on the first day of a calendar month and ends on and includes the last day of the calendar month.

EVENTS OF DEFAULT

     Allocations of amounts of payments to you will be made as described above under "-- Allocations; Prior to an Event of Default" unless and until an event of default has occurred, in which case allocations of amounts will be made as described above under "-- Allocations; Following an Event of Default".

     An "event of default" refers to any of the following events:

     - failure to pay the full amount of accrued interest on any note on a payment date;

     - failure to pay the then outstanding principal amount of any note, if any, on the related maturity date of the note;

     - (1) failure on the part of the originator or the servicer to make any payment or deposit required under the transfer and servicing agreement within three business days after the date the payment or deposit is required to be made, or

       (2) failure on the part of the originator, the servicer or the issuer to observe or perform any other covenants or agreements in the transfer and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and which continues unremedied for a period of 60 days after written notice; provided, there is no 60-day cure period if the originator does not accept reassignment of ineligible contracts as required by the transfer and servicing agreement, and further provided that only a five-day cure period shall apply in the case of a failure by the originator or the issuer to comply with their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the contracts;

     - any representation or warranty made by the originator, the servicer or the issuer in the transfer and servicing agreement or indenture or any information required to be given by the originator or the issuer to the indenture trustee to identify the contracts was incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the noteholders' interests are materially and adversely affected; provided, however, that an event of default shall not be deemed to occur under the transfer and servicing agreement if the originator has repurchased the related contracts through the issuer during such period under the terms of the transfer and servicing agreement;

     - the occurrence of any of the following events with respect to the issuer, the originator or the servicer:

      (1) a court files a decree or order for relief against the party in an involuntary case under the bankruptcy code of the United States or any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debt or relief laws affecting the rights of creditors; provided that, in the case of any such proceeding instituted against any of these parties, either such proceedings shall remain undismissed or unstayed for a period of 60 days, or any actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, such party or any substantial part of such party's property) shall occur,

      (2) the party commences a voluntary case under any insolvency law,

      (3) the party consents to a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official taking possession of any substantial part of its property,

      (4) the party makes a general assignment for the benefit of creditors, or

      (5) the party fails to pay its debts as those debts become due;

     - the issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described above, an event of default with respect to the notes will be deemed to have occurred; provided the event of default (unless it occurs under any of the five bankruptcy or insolvency events with respect to the issuer described above) may be waived if the Required Holders provide written notice to the indenture trustee, the issuer and the servicer of the waiver. In the event the servicer or a responsible officer of the indenture trustee has actual knowledge of an event of default, it will be required to notify, among others, the issuer, the originator and the servicer.

     "Required Holders" means:

          (1) prior to the payment in full of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding, holders of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively, evidencing more than 66 2/3% of the aggregate principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes voting as a single class, and

          (2) from and after the payment in full of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding, holders of Class B Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class B Notes outstanding, and

          (3) from and after the payment in full of the Class B Notes outstanding, holders of Class C Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class C Notes outstanding; and

          (4) from and after the payment in full of the Class C Notes outstanding, holders of Class D Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class D Notes outstanding.

     If events relating to the bankruptcy or insolvency of the issuer occur on the day of such event, the issuer will promptly give notice to the indenture trustee of the event, and the indenture trustee will give notice thereof promptly to the holders of the notes and, upon being notified in writing by the Required Holders, promptly act to sell, dispose of or otherwise liquidate the contracts in a commercially reasonable manner and on commercially reasonable terms. To the extent necessary or deemed advisable by the indenture trustee to accomplish the foregoing, the indenture trustee promptly shall take reasonable actions to obtain (A) relief from any stay or injunction, temporary or otherwise, whether imposed by statute or court order, or (B) the permission or consent of any trustee, receiver, assignee for the benefit of creditors or any other person or entity with similar power with respect to the issuer or its property. The proceeds from any transfer, disposition or liquidation of contracts will be deposited in the collection account and allocated as described in the transfer and servicing agreement and in "-- Allocations". If the proceeds of any collections on contracts in the collection account allocated to noteholders of any class is not sufficient to pay the principal amount of the notes of the class in full, those noteholders will incur a loss.

REMEDIES AFTER EVENTS OF DEFAULT

     If an event of default relating to bankruptcy or insolvency of the issuer as described under the heading "Events of Default" has occurred, then the unpaid principal of the notes, together with interest accrued but unpaid and all other amounts due to you under the indenture, shall immediately become due and payable.

     If an event of default other than the event of default relating to bankruptcy or insolvency of the issuer as described under the heading "Events of Default" occurs, the Required Holders may waive the event of default by sending a written notice of the waiver to the indenture trustee, the servicer and the issuer. If the Required Holders do not waive the event of default then the unpaid principal of the notes, together with interest accrued but unpaid and all other amounts due to you under the indenture, shall immediately and without further act become due and payable.

THE INDENTURE TRUSTEE


     The indenture trustee with respect to the notes is The Chase Manhattan Bank. GreatAmerica Leasing Corporation and its affiliates may from time to time enter into banking and trustee relationships with the indenture trustee and its affiliates. GreatAmerica Leasing Corporation and its affiliates may hold notes in their own names; however, any notes so held shall not be entitled to participate in any decisions made or instructions given to the indenture trustee by the noteholders as a group.


     The indenture trustee's responsibilities will be ministerial in nature, consisting principally of:

     - the distribution of monies as required by the indenture or the transfer and servicing agreement;

     - the authentication and registration of transfer of notes under the indenture; and

     - the delivery of information received from the issuer.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the pledged assets may at the time be located, the indenture trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the pledged assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the indenture trustee will be incompetent or unqualified to perform as required by the indenture, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the indenture trustee.

     The indenture trustee may resign at any time, in which event a successor indenture trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, will be appointed by the issuer. The issuer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as the trustee under the indenture. In such circumstances, a successor indenture trustee which meets the requirements of Section 310(a) of the Trust Indenture Act will be appointed by the issuer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

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GOVERNING LAW

     The indenture will be governed by the laws of the state of New York.

AMENDMENTS

     The issuer and the indenture trustee, without the written consent of the Required Holders represented thereby, may execute an amendment of or a supplement to the indenture to, among other things, cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture or to make any other provisions with respect to matters or questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of the notes in any material respect as evidenced by an opinion of counsel. Additionally, the indenture trustee, with the written consent of the Required Holders represented thereby, may consent to or execute an amendment of or supplement to, or waiver or consent under, the indenture. However, in each case the consent of each noteholder is required to:

          (1) reduce the amount or extend the time of payment of any amount owing or payable under any note,

          (2) increase or reduce the interest payable on any note,

          (3) alter or modify the provisions of the transfer and servicing agreement with respect to the order of priorities in which collections on the contracts shall be paid to noteholders or with respect to the amount or timing of payments on the notes,

          (4) reduce, modify or amend any indemnities in favor of any noteholder or in favor of or to be paid by the issuer, or alter the definition of "Indemnitees" to exclude any noteholder, except as consented to by each person adversely affected by the change,

          (5) make any interest or principal payable in a currency other than U.S. dollars,

          (6) permit the creation of any lien on the contracts senior to or on a parity with the lien of the indenture or permit the termination or derogation of the lien of the indenture,

          (7) modify, amend or supplement the provisions of the transfer and servicing agreement relating to amendments, waivers and supplements to the indenture, the transfer and servicing agreement or any other document, or

          (8) modify the percentage of noteholders required to make any modification of the indenture or to direct the indenture trustee to sell or liquidate the contracts.


However, only the consent of the affected holder shall be required for any decrease in an amount of or the rate of interest payable on the note or any extension for the time of payment of any amount payable under the related note.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation with respect to its servicing activities and reimbursement for its expenses will be a servicing fee calculated monthly in conjunction with the collection periods for the notes. The servicer's monthly fee will be an amount equal to the product of

          (1) one-twelfth,

          (2) 0.75% and

          (3) the aggregate discounted contract balance as of the beginning of the related collection period.

     The servicer's fee (which prior to an event of default includes the indenture trustee's fees) will be funded from payments due under the contracts and amounts received upon the prepayment in full or purchase of contracts or liquidation of the contracts and disposition of the related equipment upon defaults thereunder and from residual receipts. See "-- Amounts Available for Payments on the Notes". The servicer's monthly fee
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


will be paid on the 20th day of each calendar month from the collection account or, if such day is not a business day, the next business day. See
"-- Allocations" above.


     The servicer will pay from its servicing compensation some of the expenses incurred in connection with servicing the contracts including, without limitation:

     - expenses related to the enforcement of the contracts except that if a defaulted obligor under a contract is required to pay the costs of enforcement and the servicer recovers funds sufficient to pay any of such costs, servicer will be reimbursed for such costs out of such funds;


     - payment, prior to an event of default, of the fees and expenses of the indenture trustee; and


     - any fees that are not expressly stated in the transfer and servicing agreement to be payable by the issuer.

     However, the servicer will not pay federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties on such income, imposed upon the issuer.

     In the event that GreatAmerica Leasing Corporation is acting as servicer and fails to pay the fees of the indenture trustee, the indenture trustee will be entitled to receive the portion of the servicer's monthly servicing fee that is equal to those unpaid amounts.


     In the event prior to an event of default a successor servicer shall be appointed or the indenture trustee shall serve as successor servicer, an additional amount will be payable to the indenture trustee to the extent necessary to cover additional costs and expenses related to the transition to the successor servicer, provided that the cumulative aggregate amount of such payments shall not exceed in the aggregate during the term of the transaction the lesser of (i) $200,000 and (ii) the product of (a) $10 and (b) the number of contracts on such date. After an event of default, such amount will be included with other payments due the indenture trustee and all such payments will be subject to an overall limitation of in the aggregate during the term of the transaction the lesser of (i) $200,000 and (ii) the product of (a) $10 and (b) the number of contracts on such date until the notes are paid in full.


OPTIONAL REDEMPTION


     If the aggregate discounted contract balance of the contracts is less than 15% of the initial aggregate discounted contract balance of the contracts as of May 1, 2000, the issuer will have the option to purchase without penalty all, but not less than all, of the remaining outstanding notes. The issuer will exercise this option only on a payment date for the notes and upon payment of the full redemption price to the indenture trustee. The redemption price will be equal to the sum of the outstanding principal amount of the notes, together with accrued interest through the date of redemption. Following any redemption, you will have no further rights with respect to the pledged assets.


MANDATORY REDEMPTION

     If on any payment date, the aggregate amounts on deposit in the collection account, the reserve fund, the residual account and the payahead account are greater than or equal to the sum of (i) the entire outstanding note principal balance, (ii) the interest accrued thereon, (iii) any accrued and unpaid servicing fee (including therein amounts owed to the indenture trustee) and (iv) unreimbursed servicer advances, the amounts on deposit in the reserve fund, the residual account and the payahead account will be deposited in the collection account and used to redeem the notes in full. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest through the date of redemption.

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

REPORTS

     No later than the third business day prior to each payment date, the servicer will forward to the indenture trustee, each rating agency rating the notes and First Union Securities, Inc. a monthly report prepared by the servicer setting forth information with respect to the issuer and the notes, including:

          (1) the aggregate discounted contract balance of the contracts

             (A) as of the end of the related collection period and

             (B) as of the end of the second collection period preceding such interest and principal payment date;

          (2) the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount, the Class D Principal Payment Amount and the Additional Principal including the calculations utilized in the determination of those principal payment amounts;

          (3) the aggregate contract balance remaining of pledged contracts that were 31, 61 and 91 days or more delinquent as of the end of such collection period;

          (4) the aggregate discounted contract balance of pledged contracts that became defaulted contracts during such collection period and cumulatively for each preceding collection period;

          (5) the monthly servicing fee and amounts payable to the indenture trustee for the related collection period;

          (6) the amounts available for distribution to the holders of the notes with respect to the related collection period, including the calculation of those amounts;

          (7) the total amount distributed on the notes;

          (8) the amount allocable to principal on each class of the notes;

          (9) the amount allocable to interest on each class of the notes;

          (10) any servicer advances;

          (11) the balance of the reserve fund, residual account and payahead account on the first day of the related collection period, deposits made into the reserve fund, residual account and payahead account during such collection period, withdrawals from the reserve fund, residual account and payahead account during such collection period, and the balance of the reserve fund, residual account and payahead account on the last day of the related collection period; and

          (12) the three-month residual realization percentage, the three-month delinquency percentage and the cumulative net loss percentage.

     On each payment date, the indenture trustee (or an agent on its behalf), will forward or make available to each noteholder of record a copy of the monthly report.

     The servicer will forward to the indenture trustee, each rating agency rating the notes and First Union Securities, Inc. (a) within 120 days after each fiscal quarter, commencing with the quarter ending August 31, 2000, the unaudited quarterly financial statement of the servicer and (b) within 120 days after each fiscal year of the servicer, commencing with the fiscal year ending May 31, 2000, the audited annual financial statement of the servicer, together with the related report of the independent accountants to the servicer. On the payment date following the receipt of each such financial statements and report, the indenture trustee will forward to each noteholder of record a copy of such financial statements and report.

     On or before February 28 of each calendar year, commencing February 28, 2001, the indenture trustee will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a noteholder of record, a statement provided by the servicer containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code of 1986, as amended for such preceding calendar year or the applicable portion of the year during which you were a noteholder, together with such other customary information as is necessary to enable you to prepare your tax returns. See "Material Federal Income Tax Considerations".

     As long as the notes remain in book-entry form, periodic reports, containing information concerning the issuer, the contracts and the notes, will be prepared by the servicer and sent on behalf of the issuer to Cede & Co., as nominee of DTC, and the Euroclear System or Clearstream Luxembourg as registered holders of the notes. These reports will be made available by DTC, Euroclear or Clearstream Luxembourg and its participants to holders of interests in the notes as required by the rules, regulations and procedures creating and affecting DTC, Euroclear and Clearstream Luxembourg, respectively. See "-- Book-Entry Registration" and "-- Reports". These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. Upon the issuance of fully registered, certificated notes, these reports will be sent to each registered noteholder.

LIST OF NOTEHOLDERS

     If the notes are subsequently issued in fully registered, certificated form, the indenture trustee will afford you access during normal business hours and upon prior written notice to the current list of noteholders for purpose of communicating with other noteholders with respect to their rights under the indenture, the transfer and servicing agreement or the notes. The indenture trustee will provide this list upon written request of any noteholder or group of noteholders of record holding notes evidencing not less than 10% of the aggregate unpaid principal amount of the notes. While the notes are held in book-entry form, holders of beneficial interests in the notes will not have access to a list of other holders of beneficial interests in the notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "-- Book-Entry Registration" below.

BOOK-ENTRY REGISTRATION

     You may hold your notes through DTC in the United States or Clearstream Banking, society anonyme ("Clearstream Luxembourg") (formerly Cedelbank) or Euroclear System in Europe if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you, securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts such notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     You will not be entitled to receive a physical note representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants, and all distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

     You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward such payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in your receipt of payments, because such payments will be forwarded to Cede as nominee of DTC. You will not be recognized by the indenture trustee as a noteholder, as such term is used in the indenture. You will be permitted to exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such notes, may be limited due to the absence of physical notes for such notes.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC participant and not of DTC, the issuer, the indenture trustee or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of such payments to direct participants shall be the responsibility of DTC and disbursement of such payments to noteholders shall be the responsibility of direct participants and indirect participants.

     Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC's participants acting on behalf of noteholders. Noteholders will not receive physical notes representing their ownership interest in notes, except in the event that use of the book-entry system for the notes is discontinued.

     DTC will not comment or vote with respect to the notes. DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised us that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take such action only at the direction of and on behalf of direct participants whose holdings include undivided interests that satisfy such specified percentage.

     DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See "-- Issuance of Certificated Notes at a Later Date".

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the originator or the indenture trustee take any responsibility for the accuracy of this information.

     Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream Luxembourg and Euroclear systems, respectively, through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

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

     Clearstream Luxembourg advises it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriter. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear's Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear's operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. Those Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Transfers between direct participants will comply with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will comply with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC under DTC rules through the relevant European international clearing system through its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system as required by its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of transfers of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the originator, the issuer or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE

     The notes will be issued in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee only if:

          (1) we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such notes, and we or the indenture trustee are unable to locate a qualified successor or

          (2) we elect to terminate the book-entry system.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee is required to notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the issuer will issue such fully registered, certificated notes, and the indenture trustee will recognize the holders of such fully registered, certificated notes as noteholders under the indenture.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the notes will be made by the indenture trustee directly to you as required by the indenture. Distributions will be made by wire transfer or check, mailed to your address as it appears on the note register. Upon at least 10 days' notice to noteholders for such class, however, the final payment on any note will be made only upon presentation and surrender of such note at the office or agency specified in the notice of final distribution to noteholders. The final payment will be made in this manner whether the notes are fully registered, certificated notes or the note for such class is registered in the name of Cede & Co. representing the notes of such class.

     Fully registered, certificated notes of each class will be transferable and exchangeable at the offices of the indenture trustee, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to such class. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

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                      THE TRANSFER AND SERVICING AGREEMENT

     The following is a summary of all of the material terms of the transfer and servicing agreement to be dated as of the closing date among the issuer, the originator and the indenture trustee. You should read the transfer and servicing agreement, the form of which was filed as an exhibit to the registration statement of which this prospectus is a part.

CONVEYANCE OF THE CONTRACTS

     The contracts and interests in the equipment will be transferred to the issuer by the originator as required by the transfer and servicing agreement. The originator has sold, transferred, assigned, set over and otherwise conveyed to the issuer, without recourse, all of the originator's right, title and interest in and to:


     - the contracts, including any substitute contracts, and all monies due or to become due in payment of the contracts on or after the related cutoff date, including all scheduled payments, other than excluded amounts, thereunder due on or after the cutoff date;


     - any prepayment amounts including payaheads, any payments in respect of a casualty or early termination, and any recoveries on the contracts but excluding any scheduled payments due prior to the related cutoff date, and any Excluded Amounts;

     - the equipment and the security interest in the related equipment, including all proceeds from any sale or other disposition of the equipment;

     - any documents delivered to the issuer or held by the servicer on its behalf with respect to each contract;


     - all payments made or to be made in the future with respect to each contract, other than excluded amounts, and the obligor thereunder and under any other guarantee or similar credit enhancement with respect to the contracts;


     - all payments made with respect to each contract under any insurance policy covering physical damage to the related equipment; and

     - all income and proceeds of the foregoing.

As of the initial cutoff date or any subsequent cutoff date for substitute contracts, the issuer will pledge the assets described in the previous seven bullet points to the indenture trustee for the benefit of the noteholders.


     Prior to the conveyance of any contracts and its interest in the equipment to the issuer, the originator indicated in its books and records, including the computer files relating to the contracts and the equipment, that the contracts and its interest in the equipment have been transferred to the issuer. Prior to each pledge of any assets to the indenture trustee, the issuer will file Uniform Commercial Code financing statements reflecting the grant of a lien on those assets described in the previous seven bullet points to the indenture trustee; provided, however, that with respect to the equipment, filings will be made only with regards to locations which at least 70% (calculated using the statistical discount rate) of the initial aggregate discounted contract balance and at least 70% (calculated using the statistical discount rate) of the aggregate book value of the equipment, as of the date of origination of the related contract, is located. The issuer will mark its books and records, including the appropriate computer files relating to the contracts and the equipment, to indicate that the contracts and its interest in the equipment have been pledged to the indenture trustee for the benefit of the noteholders. The issuer will give the indenture trustee a list of the contracts transferred to the issuer, identified by account number and by the discounted contract balance as of the related cutoff date.


REPRESENTATIONS AND WARRANTIES; DEFINITION OF ELIGIBLE CONTRACTS

     The originator will make the following representations and warranties in the transfer and servicing agreement with respect to each contract as of the closing date. Similarly, the originator will make or be deemed to have made those representations and warranties with respect to each substitute contract which may be transferred as of its related cutoff date, including that:

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          (1) the contract is valid and enforceable, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies, and the contract contains a clause that has the effect of unconditionally obligating the obligor to make periodic contract payments (including taxes, if any) to the assignee of the contract, notwithstanding any rights the obligor may have against the assignor and is in full force and effect and has not been satisfied, subordinated or rescinded as of the cutoff date;

          (2) the contract is noncancellable by the obligor and does not contain early termination options (except for contracts that contain early termination or prepayment clauses, but require full repayment upon cancellation of the contract);

          (3) all payments payable under the contract are absolute, unconditional obligations of the obligor, the contract does not provide for offset for any reason and each contract provides for acceleration of the scheduled payments upon default by the obligor;

          (4) the contract (other than each purchase order and each software only agreement) is a triple net lease and requires the obligor to maintain the equipment in good working order, to bear all the costs of operating the equipment, including taxes, if any, and insurance relating thereto and to assume all risk of loss or malfunction of the related equipment;

          (5) all requirements of federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the contracts have been complied with, and the contracts complied at the time they were originated or made and as of the closing date or related cutoff date will comply with all legal requirements of the jurisdiction in which they were originated;

          (6) no proceedings or investigations are pending or, to the best of the originator's knowledge after due inquiry, have been threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality asserting the invalidity of any contract seeking to prevent payment and performance of any contract, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any contract;

          (7) no contract was originated nor was it subject to the laws of any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such document under either the transfer agreement or the transfer and servicing agreement;


          (8) the contract requires that (a) the obligor will obtain insurance and list GreatAmerica Leasing Corporation as the loss payee in an amount not less than the replacement cost of the related equipment; or (b) in the event of a casualty loss, the servicer may require the obligor (i) to pay at a minimum the outstanding discounted contract balance of the contract or
     (ii) to replace the equipment with like equipment in good repair, acceptable to servicer, at the obligor's expense;


          (9) in addition to the insurance maintained by the obligors with respect to the equipment, the originator maintains, with an insurer with a general policy rating of A or better with a class of VI or better by A.M. Best & Co., a general liability insurance policy with coverage in the amount of $1,000,000 per occurrence and coverage in the aggregate amount of $2,000,000. The policy is in full force and effect and covers all equipment owned by the originator. All premiums in respect of such policies have been paid. The indenture trustee is named as an additional insured on such liability policies;


          (10) the contract and any related equipment or interest therein has been transferred to the issuer free and clear of any liens (except for permitted liens) and is assignable without prior written consent of the obligor (or such consent has been obtained); with respect to leases that are not true leases, the originator has transferred its first priority perfected security interest (if the book value is in excess of $25,000 and where the related obligor was or is rated below (1) Baa or better by Moody's Investors Service, (2) BBB or better by Standard & Poor's Ratings Group or (3) 3A2 or better by Dun & Bradstreet) in the equipment to the issuer, free and clear of adverse claims, except permitted liens and the originator had the power to convey such contract and its interest in the equipment free and clear of any liens or encumbrances;


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          (11) no contract provides for the substitution, addition or exchange or any item of equipment subject to such contract that would result in any reduction, or change the timing of, payments due, or modification of the obligor's other obligations under such contract,


          (12) the contract has an original maturity of not greater than 87 months;


          (13) the obligor on each contract has paid at least one scheduled payment to the originator or paid the security deposit;


          (14) the contract is a U.S. dollar-denominated obligation and, at inception, the obligor and the associated equipment were located in the United States, the United States territories of the Virgin Islands and Puerto Rico or the British Virgin Islands or Canada and will continue to be located in the United States, the United States territories of the Virgin Islands and Puerto Rico or the British Virgin Islands or Canada;


          (15) there is not more than one "secured party's original" counterpart of the contract and the sole manually executed counterpart of each contract that constitutes an instrument is in the possession of the indenture trustee and has been properly endorsed through the proper chain of title to the indenture trustee;

          (16) immediately prior to the closing date or the related cutoff date, the originator will have possession of each original contract (or the indenture trustee with respect to instruments), and immediately prior to the originator's execution and delivery of the transfer agreement, there will be no other custodial agreements in effect adversely affecting the rights of the originator to make, or cause to be made, any delivery required thereunder or under the transfer and servicing agreement;

          (17) the contract is not a consumer contract or a "consumer lease" as defined in Section 2A-103(1)(e) of the Uniform Commercial Code;

          (18) each obligor is a corporation, partnership, limited liability company, or unincorporated business association not using the related equipment for personal, family or household purposes, and no item of equipment has been repossessed;

          (19) the contract is not subject to any guaranty by the originator, nor has the originator established any specific credit reserve with respect to the related obligor;

          (20) each contract originated by, or assigned to, the originator conforms, in all material respects, to one of the forms of contracts attached as an exhibit to the transfer and servicing agreement;

          (21) the contract was either originated by, or purchased in a true sale transaction, by the originator in the ordinary course of its business in accordance with its customary underwriting practices and credit policies and no adverse selection procedure was used in selecting the contract for transfer to the issuer;

          (22) the originator has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, each contract and has done nothing to materially impair the rights of the issuer, the indenture trustee or the noteholders in such contract, the equipment, the scheduled payments or any income or proceeds with respect thereto;

          (23) the origination and collection practices used by the originator with respect to each contract have been in all respects legal, proper, prudent and customary in the equipment financing and servicing business and complies in all material respects to the originator's customary underwriting practice and credit policies.

          (24) each obligor has accepted the equipment under its contract therefore as being in good working condition, after adequate opportunity to test and inspect, has not notified the originator of any defects therein and the originator has no knowledge of any material equipment malfunction or other claim by the obligor with respect to the material performance of the equipment under the contract;

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

          (25) at the time that any item of equipment is assigned, transferred and contributed pursuant to the transfer and servicing agreement, such equipment has not suffered any loss or damage except for such equipment that has been restored to its original value, ordinary wear and tear excepted;

          (26) no contract is the subject of litigation;

          (27) the obligor is not, as of the applicable cutoff date, subject to bankruptcy or other insolvency proceedings;

          (28) the contract is not a defaulted contract;

          (29) the contract is not more than 60 days past due;

          (30) the operation of any of the terms of the contracts or the exercise by the issuer, the indenture trustee or the servicer of any right under any contract will not render the contract unenforceable in whole or in part, and no right of rescission, set-off, counterclaim or defense has been asserted in writing with respect thereto;

          (31) the information with respect to the contract and the equipment, where the contract relates to equipment being currently acquired, is true and correct in all material respects;

          (32) no provision of the contract has been waived, altered or modified in any way, except by instruments or documents contained in the files relating to the contract and each contract is for the item of equipment identified therein;

          (33) the original date of the final scheduled payment of any contract has not been extended more than once since the origination of such contract;

          (34) except as otherwise reflected in the list of contracts, no contract has been amended prior to the closing date or the related cutoff date such that the amount of any scheduled payment or the aggregate scheduled payments have been decreased, or any other obligations of the obligor under the contract have been diminished;


          (35) all filings necessary to evidence the conveyance or transfer of the originator's ownership interest in the contract, and the originator's corresponding interest in the related equipment, to the issuer (as well as the concurrent pledge of such property from the issuer to the indenture trustee), have been made in those states where equipment subject to contracts constituting 70% or more of the initial aggregate discounted contract balance and at least 70% of the aggregate book value of the equipment, as of the date of origination of the related contract, is located; provided, that Uniform Commercial Code financing statement filings with respect to equipment that name the originator as secured party have not been amended to indicate either the issuer or the indenture trustee as an assignee;


          (36) no item of equipment has been relocated from the jurisdiction set forth in the contract;

          (37) the transfer, assignment and contribution to the issuer of the contracts and the originator's right, title and interest in and to any item of equipment will not violate the terms or provisions of any such contract or any other agreement to which the originator then is a party or by which it is bound;


          (38) the originator has obtained a security interest (subject to permitted liens) in the equipment related to the contracts, which interest shall be a first priority perfected security interest in the case of equipment with an original book value of more than $25,000 unless the related obligor was rated (1) Baa or better by Moody's Investors Service,
     (2) BBB or better by Standard & Poor's Ratings Group or (3) 3A2 or better by Dun & Bradstreet;



          (39) if the contract is a lease of equipment subject to certificate of title statutory requirements, the title is held either in the name of the obligor and the certificate of title indicates the originator as lienholder or in the name of the originator as lessor;



          (40) the contract constitutes "chattel paper" or "instruments" as defined under the Uniform Commercial Code;


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


          (41) each contract provides for either monthly, quarterly, semi-annual, annual, skip or balloon payments; provided, however, that the discounted contract balance of all contracts with (a) quarterly payments shall not exceed 0.88% of the aggregate discounted contract balance, (b) semi-annual payments shall not exceed 0.08% of the aggregate discounted contract balance, (c) annual payments (paid in advance) shall not exceed 0.29% of the aggregate discounted contract balance, (d) skip payments shall not exceed 0.35% of the aggregate discounted contract balance and (e) balloon payments shall not exceed 1.25% of the aggregate discounted contract balance;



          (42) in the case of each contract that consists of a master lease and one or more exhibits or schedules thereto, (i) the originator has not assigned, and will not assign, such master lease in its entirety or in part (except for the assignment of its rights under such master lease as collateral in connection with the financing of a schedule issued pursuant to and incorporating the terms of such master lease and not constituting a contract), and has not delivered and will not deliver physical possession of such master lease, to any person other than the indenture trustee or the servicer, (ii) such exhibits or schedules constitute a separate contract to which all representations and warranties referred to herein apply and are not part of any other contract not sold to the issuer, and (iii) no schedule shall be related to an upgrade of equipment unless the entire item of equipment is financed under such schedule;



          (43) the contract provides that in the event of a casualty loss, the servicer may require the obligor, at the obligor's expense, to replace the equipment with like equipment in good repair, acceptable to the servicer or pay an amount not less than the outstanding discounted contract balance or net book value of the contract and any applicable make whole premium;



          (44) other customary provisions for this type of transaction.


     These representations and warranties will be reaffirmed by the originator with respect to substitute contracts when it transfers a substitute contract to the issuer. A contract that satisfies all of the above representations and warranties shall be deemed an "eligible contract". In addition, the originator will represent and warrant to the issuer that it has validly sold and assigned to the issuer all right, title and interest of the originator in the contracts, the proceeds of the contracts and the related interest in the financed equipment.

     Permitted liens on the contracts consist of:

          (1) liens for state, municipal and other local taxes but only if

             (a) such taxes shall not at the time be due and payable or

             (b) the issuer shall currently be contesting the validity of those liens in good faith by appropriate proceedings;

          (2) liens in favor of the issuer created under the transfer and servicing agreement; and

          (3) liens in favor of the indenture trustee created under the transfer and servicing agreement and the indenture.

     Permitted liens on the equipment securing the contracts consist of:

          (1) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due or sums which are being contested in good faith;

          (2) liens for state, municipal and other local taxes if:

             (A) such taxes shall not at the time be due and payable or

             (B) the issuer shall currently be contesting the validity of those liens in good faith by appropriate proceedings;

          (3) liens in favor of the issuer; and

          (4) liens in favor of the indenture trustee created under the transfer and servicing agreement and the indenture.

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

     None of the indenture trustee, the issuer or any of them in their individual capacities, shall make or be deemed to have made any representations or warranties, express or implied, regarding the pledged assets or the transfers of those assets by the originator or the issuer.

REMEDIES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

     Under the terms of the transfer and servicing agreement, each contract must be an eligible contract as of its date of transfer to the issuer. Unless a substitute contract is assigned by the issuer to the indenture trustee, the indenture trustee shall reassign any contract to the issuer, upon the written request of the issuer or the originator, and the originator will be concurrently obligated to purchase from the issuer, such contract transferred by the originator no later than the next succeeding determination date after the originator becomes aware, or receives written notice from the servicer or the issuer, of the breach of any representation or warranty made by the originator in the transfer and servicing agreement. That transfer and repurchase of the contract is required only if the breach of the representation or warranty by the originator materially adversely affects the interests of the issuer or the indenture trustee on behalf of the noteholders or their successors or assigns in such contract or the documents relating to such contract, which breach has not been cured or waived in all material respects. This purchase obligation and the originator's right to provide a substitute contract will constitute the only remedies against the originator and the issuer available to you for a breach of a representation or warranty under the transfer and servicing agreement made by the originator with respect to that contract.

     An ineligible contract shall be reassigned to the issuer and the issuer shall make a deposit in the collection account in immediately available funds in an amount equal to the discounted contract balance of the ineligible contract and any scheduled payments due on the contract but not yet received. Any amount deposited into the collection account in connection with the reassignment of an ineligible contract shall be considered payment in full of the ineligible contract, and that amount shall be treated as an amount available for distribution to you. In the alternative, the issuer may instead obtain a substitute contract and pledge the substitute contract to the indenture trustee in replacement for the affected ineligible contract. The indenture trustee will release the ineligible contract and the issuer will reconvey it to the originator. See "-- Substitute Contracts".

CONCENTRATION AMOUNTS; DEFINITION OF EXCESS CONTRACT

     In addition to the representations and warranties made by the originator and the issuer with respect to the contracts as described above under "-- Representations and Warranties; Definition of Eligible Contracts", the issuer will represent and warrant (using the statistical discount rate) as of the closing date as follows:


          (1) the aggregate discounted contract balance of all contracts that finance, lease or are related to the services industry will not exceed 33.00% of the aggregate discounted contract balance of the contracts;



          (2) the aggregate discounted contract balance of all contracts with obligors who comprise the ten largest obligors (measured by aggregate discounted contract balance) does not exceed 2.50% of the aggregate discounted contract balance of the contracts;



          (3) the aggregate discounted contract balance of all contracts of each obligor or affiliated group of obligors shall not exceed 0.30% of the aggregate discounted contract balance of the contracts;



          (4) the aggregate discounted contract balance of all contracts with obligors located in a single state of the United States does not exceed 10% of the aggregate discounted contract balance of the contracts;



          (5) the aggregate discounted contract balance of all contracts with obligors that are the United States or any state or local government or any agency, department, subdivision or instrumentality of any such government shall not exceed 3.50% of the aggregate discounted contract balance of the contracts;



          (6) with respect to all contracts, the aggregate balance of true leases and ten percent purchase option leases shall not be less than 50.00% of the aggregate discounted contract balance;



          (7) with respect to all contracts, the aggregate discounted contract balance of all contracts that are purchase orders shall not exceed 0.25% of the aggregate discounted contract balance of the contracts;

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


          (8) with respect to all contracts, the aggregate discounted contract balance of all contracts that are software only agreements shall not exceed 0.50% of the aggregate discounted contract balance of the contracts;



     On the date a substitute contract is added to the pledged assets, the issuer will make with respect to the substitute contract the foregoing representations and warranties (except those made under (4)) as of the closing date of the pledge of the contracts to the indenture trustee on behalf of the noteholder. We will treat the substitute contract as though it, and not the replaced contract, was included in the contracts on the initial closing date; however, the discounted contract balance of such substitute contract shall be equal to its discounted contract balance as of the actual cutoff date.


     If there is a breach of any of the foregoing representations or warranties (an "Excess Contract"), which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach, the servicer will select a contract, and the indenture trustee will, upon the written direction of the servicer, reassign such contract to the issuer, and the originator will be obligated to purchase such contract from the issuer. Such purchase shall occur no later than the next determination date after the issuer or the originator becomes aware, or receives written notice from the servicer or the issuer, of such breach. This purchase obligation will constitute the sole remedy against the originator and issuer available to you for a breach of one of the foregoing representations or warranties.

     An Excess Contract shall be reassigned to the issuer and the issuer shall make a deposit in the collection account in immediately available funds in an amount equal to the discounted contract balance of the Excess Contract and any scheduled payments due on the contract but not yet received. Any amount deposited into the collection account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Excess Contract and shall be treated as an amount available for distribution to you. In the alternative, the issuer may instead cause the originator to convey to the issuer a substitute contract in replacement for the Excess Contract, which shall thereupon be deemed released by the indenture trustee and reconveyed through the issuer to the originator. See "-- Substitute Contracts".

MATERIAL MODIFICATIONS TO CONTRACTS

     Under the terms of the transfer and servicing agreement, the servicer may vary the provisions of a contract, some of which constitute material modifications. Under the transfer and servicing agreement, only the following modifications are permitted:

     - except as provided below, waivers and other modifications that:

          (1) conform with the servicer's customary and usual credit and collection practices, and

          (2) do not have the effect of accelerating, delaying, reducing or extending the dates for scheduled payments for the contract; however, the rating agencies may waive this requirement;


     - to the extent consistent with the servicer's customary and usual credit and collection practices, the servicer may grant extensions or adjustments on any contract; provided, however, that if the servicer (i) extends a contract by more than three months in any calendar year, (ii) extends a contract more than twice in the life of such contract, (iii) reduces the frequency of periodic payments under a contract, (iv) reduces the unpaid principal balance or the rate of interest with respect to a contract, or (v) extends a contract in a manner that is inconsistent with the servicer's customary and usual credit and collection practices, the servicer shall purchase the affected contract no later than the next succeeding determination date by either (a) depositing the discounted contract balance of the contract and any scheduled payments due on the contract but not yet received in the collection account, or (b) pledging a substitute contract to the indenture trustee in exchange for such contract;


     - waivers of any late payment charge and other service fees that may be collected in the ordinary course of servicing the contract;

     - waivers that permit prepayment of a contract that is not otherwise prepayable by its terms. The prepayment may include, without limitation, a full or partial buy out of the equipment which is the subject of the contract, or an equipment upgrade. In the event of an early termination of a contract which has been prepaid in full, the issuer will have the option to reinvest the proceeds of the contract in one or more contracts having similar characteristics to the terminated contract. See "-- Substitute Contracts". The servicer is not authorized to permit an early termination of a contract, without the addition to the indenture trustee of a substitute contract, unless the amount to be prepaid, whether by the related obligor, or through a combination of payments from the related obligor and from the originator or servicer, on such terminated contract is equal at least to the then discounted contract balance of the contract and any scheduled payments due on the contract but not yet received; or


Non-material adjustments or modifications in contract terms may be effected by the servicer on behalf of the issuer without your consent and without affecting the status of the contract as part of the pledged assets.

SUBSTITUTE CONTRACTS

     In the event we subsequently determine that (i) a contract has become subject to either a warranty event or a casualty loss or has become either a defaulted contract or an Excess Contract or (ii) a contract has become a prepaid contract, the originator will have the option, but shall not be obligated to, to substitute for that contract another contract or contracts having similar characteristics. See "-- Remedies for Breaches of Representations and Warranties; Definition of Ineligible Contracts," "-- Concentration Amounts; Definition of Excess Contract" and "-- Material Modifications to Contracts". Our ability to substitute contracts for those contracts set forth in category (i) is limited in the aggregate to 10% of the initial aggregate discounted contract balance for all contracts.


     The substitute contracts will have (a) a discounted contract balance equal to or greater than that of the contracts being substituted and (b) a booked residual value not less than the booked residual value of the contracts being replaced. Also, the weighted average life of all the contracts after giving effect to such substitutions will not be greater than the weighted average life of all the contracts prior to such substitutions. In addition, (1) the final payment on the substitute contract will be on or prior to December, 2006 and (2) the substitution will not result in a material change of the concentration limits applicable to the contract pool pledged to the indenture trustee.


DEFINITION OF DEFAULTED CONTRACTS

     A contract will automatically be deemed to be a defaulted contract on the earlier occurrence of either (1) or (2) below:


          (1) less than ninety percent of a contractual payment has not been received from the obligor for 120 days or a shorter period as the originator may determine consistent with its collection policy; or


          (2) if at any time the servicer determines, under its customary and usual practices, that the contract is not collectible.

     The current policy of the servicer with respect to writing off contracts is described in "GreatAmerica Leasing Corporation -- Collection Procedures" above.

     Upon classification as a defaulted contract, the servicer shall accelerate all payments due thereunder or take any other action as the servicer reasonably believes will maximize the amount of recoveries and shall otherwise follow its customary and usual collection procedures, which may include the repossession and transfer of any related equipment or other security on behalf of the indenture trustee.

INDEMNIFICATION


     The transfer and servicing agreement provides that the servicer will indemnify the issuer and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer's actions or omissions with respect to the issuance of the notes. The indenture provides that the issuer shall indemnify the indenture trustee for all losses, liabilities or expenses incurred by it in connection with the administration of the indenture and the performance of its duties under the transaction documents.


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

     The issuer is not liable to you for any losses, claims, damages or liabilities incurred by you in your capacity as an investor in the notes. In the event a successor servicer is appointed, the successor servicer will indemnify and hold harmless the issuer for any losses, claims, damages and liabilities of the issuer as described in this paragraph arising from the actions or omissions of the successor servicer. Except as provided in the preceding paragraph, the transfer and servicing agreement provides that none of the issuer, the servicer or any of their directors, officers, employees or agents will be under any other liability to the indenture trustee, the noteholders or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of the issuer, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the transfer and servicing agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the noteholders with respect to the transfer and servicing agreement and the rights and duties of the parties thereunder.

SERVICING STANDARD AND SERVICER ADVANCES

     The servicer is responsible for servicing, collecting, enforcing and administering the contracts in a manner consistent with its customary and usual procedures for servicing contracts comparable to the contracts. Although GreatAmerica Leasing Corporation has the right to delegate its servicing duties to a sub-servicer, it remains liable for the performance or non-performance of those duties.

     If the servicer determines that any scheduled payment with respect to any contract that was due during the collection period was not received in full prior to the related determination date, the servicer has the right to elect, but is not obligated, to advance the unpaid scheduled payment if it reasonably believes that the advance will be recovered from subsequent payments with respect to that contract. The servicer shall be entitled to reimbursement of the servicer advances from subsequent payments on or with respect to the contract, including collections of any prepayment amount, amounts deposited in the collection account for the repurchase of ineligible contracts or recoveries with respect to the contract, and, if the servicer determines that its advances will not be recovered from the contracts to which its advances were related, from other contracts included in the pledged assets.

SERVICER RESIGNATION

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon determination that its duties are no longer permissible under applicable law. No such resignation will become effective until a successor to the servicer has assumed the servicer's responsibilities and obligations under the transfer and servicing agreement.

     Assuming that the action complies with the transfer and servicing agreement

          (1) any person into which GreatAmerica Leasing Corporation or the servicer may be merged or consolidated;

          (2) any person resulting from any merger or consolidation to which GreatAmerica Leasing Corporation or the servicer is a party; or

          (3) any person succeeding by acquisition or transfer to the business of GreatAmerica Leasing Corporation or the servicer will be permitted to be the successor to GreatAmerica Leasing Corporation, as the servicer, under the transfer and servicing agreement. GreatAmerica Leasing Corporation is required to notify the rating agencies and the indenture trustee within 30 days of the completion of any such merger, consolidation or succession but is not required to get the consent of either the rating agencies or the holders of the notes.

SERVICER DEFAULT

     In the event of any servicer default, either the indenture trustee or the Required Holders, by written notice to the servicer and the issuer, and to the indenture trustee, if given by the noteholders, may terminate all of the rights and obligations of the servicer, as servicer, under the transfer and servicing agreement. The indenture trustee is entitled to receive upon reasonable notice after the end of any collection period a copy of the servicer's computer records related to the contracts. If the indenture trustee within 60 days of receipt of the termination notice is unable to obtain bids from eligible servicers and the servicer delivers an officer's certificate to the effect that the servicer cannot in good faith cure the servicer default which gave rise to the termination notice, then the indenture trustee shall offer the issuer the right at its option to accept retransfer of the pledged assets on the following note interest and principal payment date. The purchase price for the retransfer of the pledged assets shall be equal to the sum of the aggregate principal amount of all notes on such payment date plus accrued and unpaid interest at the applicable interest rate through the date of the retransfer. The purchase price shall also include interest on interest payments that were due but not paid when due.

     The indenture trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer and if no successor servicer has been appointed by the indenture trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the transfer and servicing agreement shall pass to and be vested in the indenture trustee, unless at the time it would be contrary to law for the indenture trustee to act in such capacity. Prior to any appointment of the successor, the indenture trustee will seek to obtain bids from potential servicers meeting the eligibility requirements set forth in the transfer and servicing agreement to serve as a successor servicer for servicing compensation not in excess of the servicing fee "Description of the Notes and Indenture -- Servicing Compensation and Payment of Expenses".

     A "servicer default" refers to any of the following events:

          (a) any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the issuer or the indenture trustee as required by the transfer and servicing agreement on or before the date occurring three business days after the date the payment, transfer, deposit, or the instruction or notice or report is required to be made or given, as the case may be, under the terms of the transfer and servicing agreement; or

          (b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the transfer and servicing agreement which has a material adverse effect on the noteholders, which continues unremedied for a period of 30 days after the first to occur of:

             (1) the date on which written notice of such failure requiring the same to be remedied shall have been given to the servicer by the indenture trustee or the issuer or to the servicer and the indenture trustee by the noteholders or the indenture trustee on behalf of the holders of notes aggregating not less than 25% of the principal amount of any class of notes adversely affected thereby and

             (2) the date on which the servicer becomes aware of the failure and such failure continues to materially adversely affect the noteholders for such period; or

          (c) any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered under the transfer and servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on the noteholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of:

             (1) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the servicer by the indenture trustee or the issuer, or to the servicer, the issuer and the indenture trustee by noteholders or by the indenture trustee on behalf of holders of notes aggregating not less than 25% of the principal amount of any class adversely affected thereby and

             (2) the date on which the servicer becomes aware of the incorrectness, and such incorrectness continues to materially adversely affect such holders for such period; or

          (d) any event relating to bankruptcy, insolvency or receivership shall occur with respect to the servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days, in addition to any period provided in clause (a), (b) or (c), shall not constitute a servicer default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other events beyond servicer's control. Regardless of whether the events described in clause (a)-(d) have occurred, the servicer is required to use its best efforts to perform its obligations in a timely manner as required by the transfer and servicing agreement. The servicer shall provide the indenture trustee and the issuer prompt notice of such failure or delay by it, together with a description of its efforts to perform its obligations. The servicer shall immediately notify the indenture trustee in writing of any servicer default.

     If an event relating to bankruptcy, insolvency or receivership occurs with respect to the servicer and no other event that would result in a servicer default has occurred, an unpaid creditor of the servicer or a representative of creditors of the servicer, such as a trustee in bankruptcy, or the servicer acting as a debtor-in-possession, would have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

EVIDENCE AS TO COMPLIANCE


     The transfer and servicing agreement provides that on or about August 31 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the effect that such firm has applied the procedures agreed upon with the servicer and examined documents and records relating to the servicing of the related contracts and shall report thereon as provided in the transfer and servicing agreement. Those accountants may also render other services to the servicer or the issuer.


     The transfer and servicing agreement provides for delivery to the indenture trustee and each rating agency rating the notes on or before July 31 of each calendar year of a statement signed by an officer of the servicer to the effect that, to the best of the officer's knowledge, the servicer has performed its obligations in all material respects under the transfer and servicing agreement throughout the preceding year or, if there has been a default in the performance of any obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee.

AMENDMENTS


     The transfer and servicing agreement may be amended from time to time by agreement of the indenture trustee, the originator, the servicer and the issuer without your consent, to cure any ambiguity or to add any consistent provisions; provided, that we first obtain an opinion of counsel stating that the amendment does not adversely affect in any material respect the interests of any noteholder.



     The transfer and servicing agreement may also be amended from time to time by the issuer, the originator, the servicer and the indenture trustee with the consent of the Required Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreement or of modifying in any manner your rights. No amendment, however, may


          (1) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any note without the consent of each noteholder affected thereby; or

          (2) change the definition of or the manner of calculating the "Class A-1 Principal Payment Amount", the "Class A-2 Principal Payment Amount", the "Class A-3 Principal Payment Amount", the "Class A-4 Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", "Class D Principal Payment Amount", the "Additional Principal", the "Discounted Contract Balance", the "Required Holders", the amounts available for distribution to noteholders or the principal amount of the notes without the consent of each noteholder; or

          (3) reduce the aforesaid percentage required to consent to any amendment without the consent of each holder of the security affected thereby; or

          (4) modify, amend or supplement the provisions of the transfer and servicing agreement relating to the allocation of collections on the contracts without the consent of each noteholder; or

          (5) make any security issued by the issuer payable in money other than United States dollars without the consent of each holder of the security affected thereby.

     Promptly following the execution of an amendment that requires the consent of any noteholder, the indenture trustee will furnish written notice of the substance of such amendment to each affected noteholder.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section generally describes certain material United States federal income tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in this offering and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - a dealer in securities or currencies,

     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

     - a bank,

     - a life insurance company,

     - a tax-exempt organization,

     - a person who owns notes that are a hedge or that are hedged against interest rate risks,

     - a person who owns notes as part of a straddle or conversion transaction for tax purposes, or

     - a person whose functional currency for tax purposes is not the U.S.
       dollar.

     This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

CLASSIFICATION OF THE NOTES AND THE ISSUER

     In connection with the issuance of the notes, Chapman and Cutler has delivered its opinion that, for federal income tax purposes, under existing law the issuer will not be treated as an association or publicly traded partnership taxable as a corporation, and the notes will be treated as indebtedness. In rendering these opinions, Chapman and Cutler has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction including the limited liability company agreement creating the issuer. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the issuer and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Chapman and Cutler does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Chapman and Cutler that the issuer will not be treated as an association or publicly traded partnership taxable as a corporation and that the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the issuer or the notes will prevail. If, contrary to the opinion of Chapman and Cutler, the IRS successfully asserted that one or more classes of the notes does not represent debt for federal income tax purposes, such notes could be treated as equity interests in the issuer or as an ownership interest in the assets.

     If the notes are treated as equity interests in the issuer, the issuer might be classified as a publicly traded partnership. If the partnership were classified as a publicly traded partnership, the issuer itself would be subject to United States federal income tax. Any such corporate income tax could materially reduce cash available to make payments on the notes.

     If the notes are determined to be equity interests in the issuer (and the issuer itself is not subject to tax), the holders of the notes would be required to take into account their allocable share of the issuer's income and deductions. Such treatment may have adverse federal income tax consequences for some noteholders. For example:

          (1) income to some tax-exempt entities will constitute "unrelated business taxable income,"

          (2) income to foreign holders is often subject to U.S. tax and U.S. tax return filing and withholding requirements,

          (3) individual holders might be subject to limits on their ability to deduct their share of expenses, and

          (4) income from the issuer's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the issuer or any particular noteholder's method of tax accounting.

     If the notes are treated as an ownership interest in the issuer's assets, all income on the issuer's assets would be included in the income of the owners of the notes, the fees and expenses related to the issuer's assets may be deductible by the owners of the notes and other provisions of the Internal Revenue Code may apply to the owners of the notes.

     The discussion that follows assumes treatment of the notes as indebtedness for United States federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

  United States Holders.

     This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

     - a citizen or resident of the United States,

     - a domestic corporation or partnership,

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.

  Payments of Interest.

     Assuming that the notes will not be issued with more than a de minimis amount of original issue discount, you will be taxed on any interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If you acquire a note at less than its stated principal amount, please contact your tax advisor.

  Discount and Premium.

     A subsequent holder who purchases a note at a discount may be subject to the "market discount" rules of Section 1276 of the Internal Revenue Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payment of on the sale or other disposition of such note, and for the deferral of interest deductions with respect to debt incurred to acquire or carry such market discount note. An owner of a note may, however, elect to include market discount in gross income as it accrues and, if such election is made, is not subject to the deferral of interest deductions provision. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Further, the adjusted tax basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     A subsequent holder who purchases a note at a premium may elect to amortize and deduct this premium over the remaining term of the note in accordance with the rules set forth in Section 171 of the Internal Revenue Code.

  Sale and Retirement of the Notes.

     Your tax basis in your note will generally be the amount you paid for the note reduced by any principal payments previously received. You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale (except to the extent attributable to accrued but unpaid interest) or retirement and your tax basis in your note. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year.

  Backup Withholding and Information Reporting.

     In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your note. In addition, the proceeds of the sale of your note before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate Form W-9 Payers Request for Taxpayer Identification Number, or a substantially identical form, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but fails to do so.

  United States Alien Holders.

     This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

     If you are a United States holder, this section does not apply to you.

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

     - we and other payors will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of interest:

          1. you do not actually or constructively own 10% or more of the total combined voting power of the issuer,

          2. in general, you are not a bank or controlled foreign corporation that is related to the issuer through stock ownership, and

             a. you provide to us or a U.S. payor, a Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Withholding, signed under penalties of perjury, that you are not a United States holder and provide your name and address, or

             b. a non-U.S. securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note certifies to us or a U.S. payor under penalties of perjury that a Form W-8BEN or a substantially similar statement has been received from you by it or by a similar financial institution between it and you and furnishes the payor with a copy thereof, and

     - no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

     Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - the decedent did not actually or constructively own 10% or more of the total combined voting power of the issuer at the time of death, and

     - the income on the note would not have been effectively connected with a United States trade or business of the decedent at the time of death.

     If you are a partner in a foreign partnership, after December 31, 2000, you, in addition to the foreign partnership, must provide the certification described above, and the partnership must provide certain information. The Internal Revenue Service will apply a look-through rule in the case of tiered partnerships.

  Backup Withholding and Information Reporting.

     You are generally exempt from backup withholding and information reporting with respect to any payments of principal or interest made by us and other payors provided that you provide the certification described under "-- United States Alien Holders", and provided further that the payor does not have actual knowledge that you are a United States person. See "-- United States Alien Holders" above for a discussion of the rules under the final withholding regulations. We and other payors, however, may report payments of interest on your notes on Internal Revenue Service Form 1042-S.

     In general, payment of the proceeds from the sale of notes to or through a United States office of a broker is subject to both United States backup withholding and information reporting. If, however, you are a United States alien holder, you will not be subject to information reporting and backup withholding if you certify as to your non-United States status, under penalties of perjury, or otherwise establish an exemption. Payments of the proceeds from the sale by a United States alien holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to a payment made outside the United States of the proceeds of a sale of a note through an office outside the United States if the broker is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or

     - with respect to payments made after December 31, 2000, a foreign partnership, if at any time during its tax year:

        - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

        - such foreign partnership is engaged in a United States trade or business unless the broker has documentary evidence in its records that you are a non-U.S. person and does not have actual knowledge that you are a U.S. person, or you otherwise establish an exemption or are a United States branch of a foreign bank or a foreign insurance company subject to regulation within the United States or any state.

                       STATE AND LOCAL TAX CONSIDERATIONS


IOWA TAX CONSIDERATIONS

     The principal place of business of the servicer is in the State of Iowa and some of the activities to be performed by servicer in collecting and servicing the contracts will also take place there. Also, the obligors on certain of the contracts will be located in Iowa. In the opinion of Chapman and Cutler, special Iowa tax counsel to the issuer, the issuer will not be subject to the Business Tax on Corporations imposed by the State of Iowa under Chapter 422.32 of the Iowa Code or to the Iowa Business Corporation Act under Chapter 490.101 of the Iowa Code and noteholders that are not otherwise subject to income taxation by the State of Iowa will not become subject to income taxation by the State of Iowa solely as a result of their ownership of notes.

OTHER STATES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters, other than with respect to the State of Iowa. ACCORDINGLY, IT IS RECOMMENDED THAT EACH PROSPECTIVE INVESTOR CONSULT A TAX ADVISOR REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                                LEGAL INVESTMENT

     The Class A-1 Notes will be an "eligible security" within the meaning of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are "disqualified persons" (as defined in the Internal Revenue Code) with respect to plans exempt from taxation under the Internal Revenue Code. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code, and assets of such plans may be invested in the notes, subject to the provisions of other applicable federal and state law.

     Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to ERISA-regulated plans and plans exempt from taxation under the Internal Revenue Code from engaging in some transactions involving such plans or "plan assets" of such plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in such prohibited transactions. The issuer, the underwriters, the servicer, the indenture trustee or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by, on behalf of or with "plan assets" of such plan may be considered to give rise to a "prohibited transaction" within the meaning of

ERISA and/or Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.

     The notes may not be purchased with the assets of a plan if the issuer, the underwriters, the servicer or the indenture trustee or any of their affiliates either:

          (a) has discretionary authority or control with respect to the investment or management of such assets; or

          (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the plan; or

          (c) is an employer of employees covered under the plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and a prohibited transaction exemption is available.

     Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts transactions effected on behalf of a Plan by an "in-house asset manager;" PTCE 95-60, which exempts transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts transactions effected on behalf of a Plan by a "qualified professional asset manager." Each investor using the assets of an ERISA-regulated plan that acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will not result in a non-exempt prohibited transaction.

     Due to the complexity of these rules and the penalties imposed, any plan fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

                              PLAN OF DISTRIBUTION

GENERAL

     Under the terms of an underwriting agreement for the sale of the notes offered by this prospectus, the issuer has agreed to sell to First Union Securities, Inc. as the underwriter and the underwriter has agreed to purchase from the issuer, the principal amount of the notes set forth below.


                                               INITIAL AGGREGATE      UNDERWRITING
CLASS OF NOTES                                 PRINCIPAL AMOUNT     DISCOUNT PER NOTE
--------------                                 -----------------    -----------------
A-1..........................................    $ 71,964,591                  %
A-2..........................................    $ 61,632,446                  %
A-3..........................................    $ 23,067,114                  %
A-4..........................................    $ 43,851,545                  %
B............................................    $ 13,215,534                  %
                                                 ------------
                                                 $213,731,230
                                                 ============


     In the underwriting agreement, the underwriter has agreed, subject to the terms and conditions set forth in the agreement, to purchase all the notes offered by this prospectus if any of the notes are purchased.

     The underwriter has advised the issuer that the underwriter proposes initially to offer the notes of each of the following classes to the public at the prices set forth on the cover page hereof and to dealers at those prices less a selling concession not in excess of the following percentages of the principal amounts of the notes:

                                                           SELLING CONCESSION
                                                    (AS A PERCENTAGE OF THE PRINCIPAL
CLASS OF NOTES                                        AMOUNT OF THE CLASS OF NOTES)
--------------                                     -----------------------------------
A-1..............................................                      %
A-2..............................................                      %
A-3..............................................                      %
A-4..............................................                      %
B................................................                      %

     Additionally, the underwriter may allow and the dealers may reallow a concession not in excess of the following percentages of the principal amounts of the notes:

                                                         REALLOWANCE CONCESSION
                                                    (AS A PERCENTAGE OF THE PRINCIPAL
CLASS OF NOTES                                        AMOUNT OF THE CLASS OF NOTES)
--------------                                   ---------------------------------------
A-1............................................                        %
A-2............................................                        %
A-3............................................                        %
A-4............................................                        %
B..............................................                        %


     The expenses of the offering of the Class A Notes and the Class B Notes, exclusive of underwriting discounts and commissions, are estimated to be approximately $650,000.


     The underwriting agreement provides that GreatAmerica Leasing Corporation and the issuer, jointly and severally, will indemnify the underwriter of the Class A Notes and the Class B Notes against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make.

     There is currently no secondary market for the notes and you should not assume that one will develop. The underwriter currently expects, but is not obligated, to make a market in the notes. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     Until the distribution of the Class A Notes and the Class B Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in some transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     Some of the persons participating in this offering may engage in transactions that affect the price of the Class A Notes and the Class B Notes. These transactions may include the purchase of the notes to cover syndicate short positions. If the underwriter creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are set forth on the cover page of this prospectus, the underwriter may reduce that short position by purchasing such classes of notes in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the originator nor the underwriter makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the notes. In addition, neither the originator nor the underwriter makes any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of its business, the underwriter and its affiliates have engaged and may engage in commercial banking and investment banking transactions with GreatAmerica Leasing Corporation and its affiliates.

                              RATING OF THE NOTES

     It is a condition to the issuance of the notes that they receive the following ratings from the following rating agencies:

                                                       STANDARD & POOR'S
CLASS                                                    RATINGS GROUP      FITCH IBCA, INC.
-----                                                  -----------------    ----------------
Class A-1 Notes......................................  A-1+                 F1+/AAA
Class A-2 Notes......................................  AAA                  AAA
Class A-3 Notes......................................  AAA                  AAA
Class A-4 Notes......................................  AAA                  AAA
Class B Notes........................................  AA                   AA

     In addition Standard & Poor's Ratings Group and Fitch IBCA, Inc. will rate the Class C Notes and the Class D Notes that are not offered by the prospectus. The Class C Notes will be rated "A" by Standard & Poor's Ratings Group and "A" by Fitch IBCA, Inc. The Class D Notes will be rated "BBB" by both Standard & Poor's Ratings Group and Fitch IBCA, Inc.

     The rating will reflect only the views of the rating agencies and will be based primarily on the subordination of some classes of notes to other classes of notes as described in this prospectus, as well as the value and creditworthiness of the contracts and equipment. The ratings are not a recommendation to purchase, hold or sell the notes, since the ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning rating agency. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of the rating may have an adverse affect on the market price of the notes. The rating of the notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the notes as required by their terms. The rating does not address the rate of prepayments that may be experienced on the contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to you.

                                 LEGAL MATTERS

     Chapman and Cutler, Chicago, Illinois will provide a legal opinion relating to the notes in its capacity as special counsel to the issuer, the originator and the servicer. Chapman and Cutler will provide a legal opinion relating to federal tax matters in its capacity as tax counsel to the issuer and a legal opinion relating to Iowa tax matters in its capacity as special Iowa tax counsel to the issuer. Other legal matters for the underwriter will be passed upon by Moore & Van Allen, PLLC, Charlotte, North Carolina.

                                    EXPERTS

     The balance sheet of GreatAmerica Leasing Receivables 2000-1, L.L.C. as of April 14, 2000 included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEX OF TERMS


                                                              PAGE
                                                              ----
Additional Principal........................................   54
Class A Percentage..........................................   54
Class A Principal Payment Amount............................   54
Class A Target Investor Principal Amount....................   54
Class B Floor...............................................   54
Class B Percentage..........................................   54
Class B Principal Payment Amount............................   54
Class B Target Investor Principal Amount....................   55
Class C Floor...............................................   55
Class C Percentage..........................................   55
Class C Principal Payment Amount............................   55
Class C Target Investor Principal Amount....................   55
Class D Floor...............................................   55
Class D Percentage..........................................   56
Class D Principal Payment Amount............................   56
Class D Target Investor Principal Amount....................   56
Cumulative Loss Amount......................................   56
Excess Contract.............................................   76
Excluded Amounts............................................   49
Monthly Principal Amount....................................   56
Overcollateralization Balance...............................   56
Required Holders............................................   61

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To GreatAmerica Leasing Receivables 2000-1, L.L.C.:

     We have audited the accompanying balance sheet of GreatAmerica Leasing Receivables 2000-1, L.L.C. (a Delaware limited liability company) (the "Company") as of April 14, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of GreatAmerica Leasing Receivables 2000-1, L.L.C. as of April 14, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Cedar Rapids, Iowa

April 14, 2000

                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.

                                 BALANCE SHEET
                              AS OF APRIL 14, 2000

ASSETS -- Cash..............................................  $1,000
                                                              ======
MEMBERS' EQUITY/Membership Interests........................  $1,000
                                                              ======

                           NOTE TO THE BALANCE SHEET

     GreatAmerica Leasing Receivables 2000-1, L.L.C. (the "Issuer") is a limited purpose limited liability company established under the laws of the State of Delaware and was formed by GreatAmerica Leasing Corporation (the "Originator"), who holds a 99% membership interest, and GreatAmerica Leasing Receivables 2000 Corporation (the "Special Purpose Member"), who holds a 1% membership interest, pursuant to the Limited Liability Company Agreement dated as of April 12, 2000 between the Originator and the Special Purpose Member (the "Limited Liability Company Agreement"). The Special Purpose Member is wholly-owned by the Originator. The activities of the Issuer are limited by the terms of the Limited Liability Company Agreement to purchasing equipment leases and lease receivables (including equipment), loan agreements and other financing agreements, issuing notes secured by such assets and other activities related thereto. Prior to and including April 14, 2000, the Issuer did not conduct any activities.

     The Originator will pay all fees and expenses related to the organization and operations of the Issuer (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Issuer). The Originator has also agreed to indemnify the indenture trustee, the underwriter and certain other persons.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                  $213,731,230

                                 (APPROXIMATE)

                GREATAMERICA LEASING RECEIVABLES 2000-1, L.L.C.


      $71,964,591       % CLASS A-1 RECEIVABLE-BACKED NOTES, SERIES 2000-1


      $61,632,446       % CLASS A-2 RECEIVABLE-BACKED NOTES, SERIES 2000-1


      $23,067,114       % CLASS A-3 RECEIVABLE-BACKED NOTES, SERIES 2000-1


      $43,851,545       % CLASS A-4 RECEIVABLE-BACKED NOTES, SERIES 2000-1


      $13,215,534       % CLASS B RECEIVABLE-BACKED NOTES, SERIES 2000-1


                       GREATAMERICA LEASING CORPORATION,
                                  AS SERVICER

                                   PROSPECTUS

                          FIRST UNION SECURITIES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


SEC Registration Fee........................................  $ 56,858
Printing and Engraving Expenses.............................  $ 75,000
Trustee's Fees and Expenses.................................  $  5,000
Legal Fees and Expenses.....................................  $300,000
Blue Sky Fees and Expenses..................................  $  5,000
Accountants' Fees and Expenses..............................  $ 40,000
Rating Agency Fees..........................................  $140,000
Miscellaneous Fees..........................................  $ 25,000
                                                              --------
     Total..................................................  $646,858
                                                              ========


---------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the Notes.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The issuer shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member or manager against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the issuer's business or affairs.

     Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the registration statement or any prospectus.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Inapplicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits


 1.1  Form of Underwriting Agreement
 3.1  Form of Certificate of Formation of the issuer
 3.2  Form of Limited Liability Company Agreement of the issuer
 4.1  Form of Indenture (including form of notes)
 5.1  Opinion of Chapman and Cutler
 8.1  Tax opinion of Chapman and Cutler
 8.2  Tax opinion of Chapman and Cutler
10.1  Form of Transfer and Servicing Agreement
10.2  Form of Custodian Agreement
23.1  Consent of Chapman and Cutler (included in Exhibit 5.1)
23.2  Consent of Chapman and Cutler (included in Exhibit 8.1)
23.3  Consent of Chapman and Cutler (included in Exhibit 8.2)
23.4  Consent of Deloitte & Touche LLP (previously filed)
24.1  Power of Attorney (previously filed)
25.1  Statement of Eligibility and Qualification under the Trust
      Indenture Act of 1939 of indenture trustee



     (b) Financial Statements


     Balance Sheet of GreatAmerica Leasing Receivables 2000-1, L.L.C.

ITEM 17.  EXHIBITS AND FINANCIAL STATEMENTS

     The undersigned Registrant hereby undertakes:

          (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on June 2, 2000.


                                          GreatAmerica Leasing Receivables
                                          2000-1, L.L.C.

                                          By: /s/ TONY GOLOBIC
                                            ------------------------------------
                                            Name: Tony Golobic
                                            Title: President and Chief Executive
                                              Officer

                                          By: /s/ STANLEY M. HERKELMAN
                                            ------------------------------------
                                            Name: Stanley M. Herkelman
                                            Title: Senior Vice President and
                                              Secretary

                                          GreatAmerica Leasing Corporation, as
                                          member

                                          By: /s/ TONY GOLOBIC
                                            ------------------------------------
                                            Name: Tony Golobic
                                            Title: President and Chief Executive
                                              Officer

                                          GreatAmerica Leasing Receivables 2000
                                          Corporation, as member

                                          By: /s/ TONY GOLOBIC
                                            ------------------------------------
                                            Name: Tony Golobic
                                            Title: President and Chief Executive
                                              Officer

                                 EXHIBIT INDEX


1.1   Form of Underwriting Agreement
3.1   Form of Certificate of Formation of the issuer
3.2   Form of Limited Liability Company Agreement of the issuer
4.1   Form of Indenture (including form of notes)
5.1   Opinion of Chapman and Cutler
8.1   Tax opinion of Chapman and Cutler
8.2   Tax opinion of Chapman and Cutler
10.1  Form of Transfer and Servicing Agreement
10.2  Form of Custodian Agreement
23.1  Consent of Chapman and Cutler (included in Exhibit 5.1)
23.2  Consent of Chapman and Cutler (included in Exhibit 8.1)
23.3  Consent of Chapman and Cutler (included in Exhibit 8.2)
23.4  Consent of Deloitte & Touche LLP (previously filed)
24.1  Power of Attorney (previously filed)
25.1  Statement of Eligibility and Qualification under the Trust
      Indenture Act of 1939 of indenture trustee